As filed with the U.S. Securities and Exchange Commission on June 2, 2006

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Nevada	Medical Staffing Solutions, Inc.	91-2135006
(State or Other Jurisdiction of Incorporation or Organization)	(Name of Registrant in Our Charter)	(I.R.S. Employer Identification No.)

Dr. Brajnandan B. Sahay
8150 Leesburg Pike, Suite 1200		8150 Leesburg Pike, Suite 1200
Vienna, Virginia 22182		Vienna, Virginia 22182
(703) 641-8890	7363	(703) 641-8890
(Address and telephone number of Principal Executive Offices and Principal Place of Business)	(Primary Standard Industrial Classification Code Number)	(Name, address and telephone number of agent for service)

With copies to:

Clayton E. Parker, Esq. Kirkpatrick & Lockhart Nicholson Graham LLP 201 S. Biscayne Boulevard, Suite 2000 Miami, Florida 33131 Telephone: (305) 539-3300 Telecopier: (305) 358-7095	Matthew Ogurick, Esq. Kirkpatrick & Lockhart Nicholson Graham LLP 201 S. Biscayne Boulevard, Suite 2000 Miami, Florida 33131 Telephone: (305) 539-3300 Telecopier: (305) 358-7095

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount Of Registration Fee
Common Stock, par value $0.001 per share	757,650,000	shares(2)	$0.028	$21,214,200	$2,269.92
TOTAL	757,650,000	shares(2)	$0.028	$21,214,200	$2,269.92

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. For the purposes of this table, we have used the last reported market sale price as of May 17, 2006.

(2)
Of these shares, (a) 756,650,000 of these shares are being registered pursuant to the Cornell Financing with Cornell Capital, dated as of March 13, 2006, of which 661,650,000 shares shall be issued pursuant to an amended and restated Investment Agreement, 15,000,000 shares shall be issued upon the exercise of the December Warrant and 80,000,000 shares shall be issued upon the exercise of the March Warrants and (b) 1,000,000 shares are being registered under the Consultant Service Contract with Fitzgerald Callaway Management, Inc., dated April 8, 2005.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Subject to completion, dated June 2, 2006

MEDICAL STAFFING SOLUTIONS, INC.
757,650,000 shares of Common Stock

This prospectus (this “Prospectus”) relates to the sale of up to 757,650,000 shares of common stock of Medical Staffing Solutions, Inc. (“Medical Staffing” or the “Company”) by certain persons who are selling shareholders of Medical Staffing, including (a) Cornell Capital Partners, LP (“Cornell Capital”), which intends to sell up to 756,650,000 shares of common stock, of which: (i) 661,650,000 shares may be issued from time to time upon the conversion of shares of Series A preferred stock held by Cornell Capital pursuant to an amended and restated Investment Agreement, dated March 13, 2006, (ii) 15,000,000 shares of common stock which may be issued upon the exercise of a common stock purchase warrant (the “December Warrant”) issued by the Company to Cornell Capital on December 13, 2005 and (iii) 80,000,000 shares of common stock which may be issued upon the exercise of four (4) common stock purchase warrants (the “March Warrants”) issued by the Company to Cornell Capital on March 13, 2006 in connection with the Investment Agreement (the Investment Agreement, the December Warrant, the March Warrants and all related transactional documents and events thereto are collectively referred to herein as the “Cornell Financing”) and (b) Fitzgerald Galloway Management, Inc. (“Fitzgerald”), which intends to sell up to 1,000,000 shares of common stock which have been issued to Fitzgerald pursuant to the Consultant Service Contract, dated April 8, 2005 (the “Consultant Service Contract”). Please refer to “Selling Shareholders” beginning on page 19. All costs associated with this registration will be borne by Medical Staffing.

The shares of our common stock are being offered for sale by the selling shareholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On January 11, 2006, the last reported market sale price of our common stock was $0.028 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “MSSI.OB”. These prices will fluctuate based on the demand for the shares of common stock.

Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

These securities are speculative and involve a high degree of risk.

Please refer to “Risk Factors” beginning on page 8.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four (24) months after the accompanying registration statement (the “Registration Statement”) is declared effective by the U.S. Securities and Exchange Commission (the “SEC”). None of the proceeds from the sale of stock by the selling shareholders will be placed in escrow, trust or any similar account.

The SEC and state securities regulators have not approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. Neither the selling shareholders nor we may sell these securities until the Registration Statement filed with the SEC is effective. This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is _________________ __, 2006.

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
FORWARD-LOOKING STATEMENTS	3
THE OFFERING	4
RISK FACTORS	8
DESCRIPTION OF BUSINESS	12
SELLING SHAREHOLDERS	19
USE OF PROCEEDS	22
DILUTION	23
PLAN OF DISTRIBUTION	24
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	26
MANAGEMENT	35
PRINCIPAL SHAREHOLDERS	39
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	40
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS	41
DESCRIPTION OF SECURITIES	42
EXPERTS	44
LEGAL MATTERS	44
HOW TO GET MORE INFORMATION	44
FINANCIAL STATEMENTS	F-i
PART II	II-1

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PROSPECTUS SUMMARY

Introduction

This offering relates to the sale of shares of common stock of Medical Staffing by (a) Cornell Capital, which intends to sell up to 756,650,000 shares of common stock, of which: (i) 661,650,000 shares may be issued from time to time upon the conversion of shares of Series A preferred stock held by Cornell Capital pursuant to an amended and restated Investment Agreement, dated March 13, 2006, (ii) 15,000,000 shares of common stock which may be issued upon the exercise of the December Warrant issued by the Company to Cornell Capital on December 13, 2005 and (iii) 80,000,000 shares of common stock which may be issued upon the exercise of the March Warrants issued by the Company to Cornell Capital on March 13, 2006 in connection with the Investment Agreement and (b) Fitzgerald, which intends to sell up to 1,000,000 shares of common stock which have been issued to Fitzgerald pursuant to a Consultant Service Contract, dated April 8, 2005. These shares of common stock are being offered for sale by the selling shareholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering.

Overview

Medical Staffing was a developmental stage business and generated no revenue from our inception in June 2001 until we acquired our wholly-owned subsidiary, TeleScience International, Inc. (“TeleScience”), in September 2003. We presently provide, through TeleScience, health-related staffing services to Federal and State governmental clients. These clients include the U.S. Military, Veterans Administration, Public Health Service and state correctional and health and welfare facilities. The facilities include hospitals and clinics. The services include both auxiliary care and professional care staffing. These staffing positions include personnel in the dental, medical and pharmacy areas. Occupational areas provided include nurses, nurse practitioners, dental assistants, pharmacists and physicians. On July 1, 2005, we completed our acquisition of all of the assets, properties, privileges, rights, interests, business and goodwill belonging to, and certain liabilities of, Nurses PRN, LLC through our wholly-owned subsidiary, Nurses PRN Acquisition Corp. (hereinafter referred to as “Nurses Onsite Corp.” or “NOC”, and together with TeleScience and Medical Staffing, the “Company”). Nurses Onsite Corp. is a provider of per diem nurses to private hospitals. NOC maintains a listing of nurses having a variety of skills who may be called upon to fill appropriate open shift positions at hospitals. NOC establishes relationships with various hospitals who call upon NOC as they have needs for nurses due to vacancies created by vacations, increased patient loads or similar situations as well as for extended periods.

Since our inception, we have not been profitable and have lost money on both a cash and non-cash basis. In addition, future losses are likely to occur, as we are dependent on spending money to pay for our operations. As such, we may not be successful in reaching or maintaining profitable operations. Based on our current budget assessment, and excluding any acquisitions which may occur in 2006, we believe that we will need to obtain approximately $2 million in additional debt or equity capital from one (1) or more sources to fund operations for the next twelve (12) months. We plan to receive the additional $2 million that we need to continue to operate for the next twelve (12) months from the sale of securities.

Medical Staffing is not selling any shares of common stock in this offering and therefore will not directly receive any proceeds from this offering. Medical Staffing has, however, received proceeds from the sale of shares of convertible preferred stock pursuant to the Cornell Financing.

Illiquid Security

Investors purchasing common stock of Medical Staffing in this offering may be receiving an illiquid security, as our common stock is approved for trading on the Over-the-Counter Bulletin Board and the Over-the-Counter Bulletin Board is generally characterized by low trading volume, thus this may provide a limited liquidity into the market for our shares. As a result of the foregoing, our shareholders may be unable to liquidate their shares.

Going Concern

For the first quarter ended March 31, 2006, Medical Staffing had an accumulated deficit of $7,601,206 and positive working capital of $488,110. As reflected in Medical Staffing’s audited financial statements for the twelve (12) months ended December 31, 2005, Medical Staffing’s accumulated deficit of $7,255,643 and its working capital deficiency of $729,824 raise substantial doubt about its ability to continue as a going concern. The ability of Medical Staffing to continue as a going concern is dependent on Medical Staffing’s ability to raise additional debt or capital. The financial statements for December 31, 2005 do not include any adjustments that might be necessary if Medical Staffing is unable to continue as a going concern.

About Us

Our principal executive offices are located at 8150 Leesburg Pike, Suite 1200, Vienna, Virginia 22182. Our telephone number is (703) 641-8890. The address of our website is www.telescience.com. Information on our website is not part of this Prospectus.

FORWARD-LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this Prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that there will be no material adverse competitive or technological change in conditions in our business, that demand for our products and services will significantly increase, that our President/Chief Executive Officer (one (1) individual) will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us or our manufacturers and/or suppliers. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the “Risk Factors” section of this Prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this Prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Some of the information in this Prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this Prospectus and in the documents incorporated by reference into this Prospectus that is not a statement of an historical fact constitutes a “forward-looking statement”. Further, when we use the words “may”, “expect”, “anticipate”, “plan”, “believe”, “seek”, “estimate”, “internal”, and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under “Risk Factors” below or elsewhere in this Prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

THE OFFERING

This offering relates to the sale of our common stock by certain persons who are shareholders of Medical Staffing. Cornell Capital is a shareholder of Medical Staffing who intends to sell up to 756,650,000 shares of common stock pursuant to the Cornell Financing (661,650,000 shares pursuant to the Investment Agreement, 15,000,000 shares pursuant to the December Warrant and 80,000,000 shares pursuant to the March Warrants) and Fitzgerald is a shareholder of Medical Staffing who intends to sell up to 1,000,000 shares of common stock which have been issued to Fitzgerald pursuant to the Consulting Services Contract.

As part of the Cornell Financing, on December 13, 2005 the Company entered into an investment agreement (the “Original Agreement”) with Cornell Capital pursuant to which the Company issued and sold to Cornell Capital, and Cornell Capital purchased from the Company, Three Million Dollars ($3,000,000) of Series A preferred shares which shall be convertible into shares of the Company’s common stock, and which amount solely consisted of (a) the surrendering of certain convertible debentures held by Cornell Capital as of September 2, 2005 equal to $2,184,201.11 ($2,113,332.11 in principal plus $70,869.00 in accrued interest) and (b) an additional cash amount equal to Eight Hundred Fifteen Thousand Seven Hundred Ninety-Eight Dollars and Eighty-Nine Cents ($815,798.89), of which Four Hundred Thousand Dollars ($400,000) was funded as of December 13, 2005 and the remaining Four Hundred Fifteen Thousand Seven Hundred and Ninety-Eight Dollars and Eighty-Nine Cents ($415,798.89) was funded as of January 27, 2006, pursuant to that certain investor registration rights agreement, dated as of December 13, 2005.

On March 13, 2006 (the “Transaction Date”), Medical Staffing amended and restated its Original Agreement with Cornell Capital (the “Investment Agreement”) pursuant to which the Company issued and sold to Cornell Capital, and Cornell Capital purchased from the Company, Four Million Four Hundred Thousand Dollars ($4,400,000) of Series A preferred shares which shall be convertible into shares of the Company's common stock, of which Three Million Dollars ($3,000,000) was previously funded pursuant to the Original Agreement and the remaining One Million Four Hundred Thousand Dollars ($1,400,000) was funded on the Transaction Date. Cornell Capital holds 4,315,000 shares of Series A preferred stock as of the date of this Prospectus.

The Series A preferred shares have the designations, preferences and rights set forth in the amended and restated Certificate of Designation as filed with the Secretary of State for the State of Nevada on March 13, 2006. The holders of Series A preferred shares have the sole right and discretion to elect to convert at any time and from time its shares of Series A preferred shares to time into such number of fully paid and non-assessable shares of common stock equal to the quotient of $1.00 per share divided by the Conversion Price (as defined herein below), subject to certain adjustments as is more fully set forth in the Certificate of Designation. However, no holder of Series A preferred shares shall be entitled to convert the Series A preferred shares to the extent, but only to the extent, that such conversion would, upon giving effect to such conversion, cause the aggregate number of shares of common stock beneficially owned by such holder to exceed 4.99% of the outstanding shares of common stock following such conversion (which provision may be waived by such holder by written notice from such holder to the Company, which notice shall be effective sixty-one (61) days after the date of such notice).

The “Conversion Price” is equal to ninety-five percent (95%) of the lowest volume weighted average price of the common stock for the thirty (30) trading days immediately preceding the date of conversion, as quoted by Bloomberg LP. At a recent stock price of $0.028 per share, we would have to issue approximately 159,814,815 shares of common stock if Cornell Capital elected to convert the entire 4,315,000 shares of convertible Series A preferred stock currently held by Cornell Capital pursuant to the Investment Agreement.

At the option of the holders, if there are outstanding Series A preferred shares on March 13, 2009, each Series A preferred share shall convert into shares of common stock at the Conversion Price then in effect on March 13, 2009. The holders of Series A preferred shares shall vote with the holders of common stock on an “as converted” basis as of the time a vote is taken and not as separate classes.

On December 13, 2005, the Company issued to Cornell Capital the December Warrant whereby Cornell Capital is entitled to purchase from the Company, upon exercise of such December Warrant, Fifteen Million (15,000,000) fully paid and nonassessable shares of our common stock at an exercise price of $0.03 per shares (or as subsequently adjusted pursuant to the terms of the December Warrant). The Warrant has “piggyback” registration rights and expires five (5) years from the date of issuance, on or about December 13, 2010.

On March 13, 2006, the Company issued to Cornell Capital the four (4) March Warrants to purchase an aggregate of Eighty Million (80,000,000) shares of the Company's common stock as follows: (i) a warrant to purchase Thirty Million (30,000,000) shares of the Company's common stock for a period of five (5) years at an exercise price of $0.005 per share; (ii) a warrant to purchase Thirty Million (30,000,000) shares of the Company's common stock for a period of five (5) years at an exercise price of $0.01 per share; (iii) a warrant to purchase Ten Million (10,000,000) shares of the Company's common stock for a period of five (5) years at an exercise price of $0.015 per share; and (iv) a warrant to purchase Ten Million (10,000,000) shares of the Company's common stock for a period of five(5) years at an exercise price of $0.02 per share. The shares of the Company's common stock issuable upon exercise of the March Warrants shall have “piggyback” and demand registration rights and expire five (5) years from the date of issuance, on or about March 13, 2011.

There are substantial risks to investors as a result of the issuance of shares of common stock pursuant to the Cornell Financing. These risks include dilution of shareholders and significant decline in Medical Staffing’s stock price.

Cornell Capital may from time to time convert its shares of Series A preferred stock under the Investment Agreement at a discount to the market price and may, in turn, sell its shares of common stock to investors in the market at the market price. This will likely cause our stock price to decline and would result in substantial dilution to the interests of other holders of common stock.

Common Stock Offered	757,650,000 shares by the selling shareholders

Offering Price	Market price

Common Stock Outstanding Before the Offering[1]	178,773,102 shares as of June 2, 2006

Use of Proceeds
We will not receive any proceeds of the shares offered by the selling shareholders. We may, however, receive proceeds from the issuance of the December Warrant and the March Warrants to Cornell Capital. See “Use of Proceeds”.

Risk Factors	The securities offered hereby involve a high degree of risk and immediate substantial dilution. See those Sections herein entitled “Risk Factors” and “Dilution”.

Over-the-Counter Bulletin Board Symbol	MSSI.OB

1	Excludes up to 756,650,000 shares of common stock to be issued in connection with the Cornell Financing.

SUMMARY CONDENSED CONSOLIDATED FINANCIAL INFORMATION

STATEMENTS OF OPERATIONS	FOR QUARTER ENDED MARCH 31, 2006	FOR YEAR ENDED DECEMBER 31, 2005

Revenue	5,182,313	12,345,585

Cost of sales	3,715,599	8,379,213

Gross profit	1,466,714	3,966,372

Operating expenses:
Administrative payroll, benefits and overhead costs	1,171,496	3,130,713
General and administrative expenses	649,545	2,231,126
Depreciation and amortization	9,343	23,957
TOTAL OPERATING EXPENSES	1,830,384	5,385,796

Total Other Income (Expenses)	18,107	(407,690)

Net Loss Applicable to Common Shares	(345,563)	(1,827,114)

Net Loss Per Basic and Diluted Shares	(0.00)	(0.01)

BALANCE SHEET DATA	MARCH 31, 2006

Cash and cash equivalents	1,315,925
Accounts receivable, net of allowance for doubtful accounts of $84,232	3,782.042
Due from related parties	65,001
Prepaid expenses	57,141
Total current assets	5,220,109

Fixed assets, net of depreciation	127,031
Goodwill	2,528,010
Deposits	51,990

TOTAL ASSETS	7,927,140

Current liabilities:
Note payable, current portion	398,154
Loan payable- factoring agent	2,707,491

Accounts payable and accrued expenses	1,626,354

Total current liabilities	4,731,999
Long-term Liabilities
Note payable, net of current	49,655
Loan payable-Officer	88,528
Total liabilities	4,870,182

BALANCE SHEET DATA	MARCH 31, 2006
Shareholders’ (deficit)
Preferred stock, $0.001 par value; 30,000,000 shares authorized, 4,400,000 shares designated Series A Convertible, $1. stated value, 4,400,000 shares issued 4,350,000 outstanding at March 31,2006	4,350
Common stock, $0.001 par value; 300,000,000 shares authorized 177,557,824 shares issued and outstanding at March 31, 2006	177,558
Discount on preferred Series A stock	(1,400,000)
Additional Paid in-Capital	10,195,970
Additional Paid in-Capital - Warrants	1,142,686
Additional Paid in-Capital-Beneficial conversion	537,600
Deficit	(7,601,206)
Total shareholders’ (deficit)	3,056,958

TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT)	7,927,140

RISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related To Our Business

Medical Staffing Has Historically Lost Money And Losses May Continue In The Future, Which May Cause Us To Curtail Operations

Since our inception, we have not been profitable and have lost money on both a cash and non-cash basis. For the quarter ended March 31, 2006 and the year ended December 31, 2005, we incurred losses of $345,563 and $1,827,114, respectively. Our accumulated deficit was $7,601,206 for the quarter ended March 31, 2006, and $7,255,643 for the year ended December 31, 2005. Future losses are likely to occur, as we are dependent on spending money to pay for our operations. We may not be successful in reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems. If our losses continue, our ability to operate may be severely impacted, which could cause Medical Staffing to curtail its operations.

We Have Been The Subject Of A Going Concern Opinion For December 31, 2005 and December 31, 2004, From Our Independent Auditors, Which Means That We May Not Be Able To Continue Operations Unless We Can Become Profitable Or Obtain Additional Funding

Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with our financial statements for the years ended December 31, 2005 and December 31, 2004, which states that the financial statements raise substantial doubt as to Medical Staffing’s ability to continue as a going concern. Our ability to make operations profitable or obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. Based on our current budget assessment, and excluding any acquisitions which may occur in 2006, we believe that we will need to obtain approximately $2 million in additional debt or equity capital from one (1) or more sources to fund operations for the next twelve (12) months. These funds are expected to be obtained from the sale of securities.

We Have Been Subject To A Working Capital Deficit, Which Means That Our Current Assets Are Not Sufficient To Satisfy Our Current Liabilities And, Therefore, Our Ability To Continue Operations Is At Risk

We had a working capital deficit in the past, which means that our current liabilities have exceeded our current assets. However, the Company realized a positive working capital of $488,110 at March 31, 2006, as compared to a negative working capital of $729,824 at December 31, 2005.

Medical Staffing Will Need To Raise Additional Capital Or Debt Funding To Sustain Operations Which May Not Be Available And Which Could Be Materially Harmful To Our Business

Unless Medical Staffing can become profitable with the existing sources of funds we have available, we will require additional capital to sustain operations and we may need access to additional capital or additional debt financing to grow our sales. In addition, to the extent that we have a working capital deficit and cannot offset the deficit from profitable sales we may have to raise capital to repay the deficit and provide more working capital to permit growth in revenues. Financing, whether from external sources or related parties, may not be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to reduce the pace of business operations. Any of these events could be materially harmful to our business and may result in a lower stock price.

Our Common Stock May Be Affected By Limited Trading Volume And May Fluctuate Significantly, Which May Affect Shareholders’ Ability To Sell Shares Of Our Common Stock

There has been a limited public market for our common stock and a more active trading market for our common stock may not develop. An absence of an active trading market could adversely affect our shareholders’ ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These factors may negatively impact shareholders’ ability to sell shares of Medical Staffing’s common stock.

Our Common Stock May Be Affected By Sales Of Short Sellers, Which May Affect Shareholders’ Ability To Sell Shares Of Our Common Stock

As stated above, our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations. These fluctuations could cause short sellers to enter the market from time to time in the belief that Medical Staffing will have poor results in the future. The market for our stock may not be stable or appreciate over time and the sale of our common stock may negatively impact shareholders’ ability to sell shares of Medical Staffing’s common stock.

In addition, the significant downward pressure on the price of the common stock as Cornell Capital sells material amounts of common stock could further encourage short sales by third parties. This could place further downward pressure on the price of our common stock.

Our Common Stock Is Subject To The “Penny Stock” Rules Of The Securities And Exchange Commission And The Trading Market In Our Securities Is Limited, Which Makes Transactions In Our Stock Cumbersome And May Reduce The Value Of An Investment In Our Stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock”, for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	Obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We Could Fail To Attract Or Retain Key Personnel, Which Could Be Detrimental To Our Operations

Our success largely depends on the efforts and abilities of our key executives Dr. Brajnandan B. Sahay and Mr. Robert Murphy. Dr. Sahay serves as our Chairman of the Board, President, Chief Executive Officer and Acting Principal Financial Officer and Mr. Murphy serves as our Chief Operating Officer. The loss of the services of either Dr. Sahay or Mr. Murphy could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain key-man life insurance policies on Dr. Sahay or Mr. Murphy. We also have other key employees who manage our operations and if we were to lose their services, senior management would be required to expend time and energy to replace and train replacements. To the extent that we are smaller than our competitors and have fewer resources we may not be able to attract the sufficient number and quality of staff.

Risks Related To This Offering

Future Sales By Our Shareholders may be Negatively Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 178,773,102 shares of common stock outstanding as of the date of this Prospectus, 13,406,861 shares are, or will be, freely tradable without restriction, unless held by our “affiliates”. The remaining shares of common stock, which will be held by existing shareholders, including the officers and Directors, are “restricted securities” and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

Existing Shareholders Will Experience Significant Dilution From Our Sale Of Shares Pursuant To The Cornell Financing

The sale of shares pursuant to the Cornell Financing will have a dilutive impact on our shareholders. For example, if the offering occurred on May 17, 2006 at an assumed conversion price of $0.0266 per share (ninety-five percent (95%) of a recent market sale price of $0.028 as of May 17, 2006), the new shareholders would experience an immediate dilution in the net tangible book value of $0.0035 per share. Dilution per share at market prices of $0.0210, $0.0140 and $0.0070 per share would be $0.0017, $(0.0000) and $(0.0018), respectively. At a recent market price of $0.028 per share, we would have to issue 159,814,815 shares of common stock if Cornell Capital elected to convert the entire 4,315,000 shares of convertible Series A preferred stock held pursuant to the Investment Agreement.

Cornell Capital Will Pay Less Than The Then-Prevailing Market Price Of Our Common Stock Pursuant To The Cornell Financing

Cornell Capital may, from time to time, convert shares of our Series A preferred stock in connection with the Cornell Financing at a discount to the market price and may, in turn, sell its shares of common stock to investors in the market at the market price. The common stock to be issued to Cornell Capital pursuant to the Cornell Financing will be issued at a discounted price equal to ninety-five percent (95%) of the lowest volume weighted average of the common stock for the thirty (30) trading days immediately preceding the date of conversion, as quoted by Bloomberg LP. This will likely cause our stock price to decline, and could result in substantial dilution to the interests of other holders of common stock.

Cornell Capital Will Pay Less Than The Then-Prevailing Market Price And Will Have An Incentive To Sell Its Shares

Cornell Capital may convert the shares of our preferred stock in connection with the Cornell Financing at a conversion price that is five percent (5%) less than the then prevailing market price of our common stock. Cornell Capital will have an incentive to sell any shares of our common stock that it obtains after conversion in connection with the Cornell Financing to realize a gain on the difference between the conversion price and the then-prevailing market price of our common stock. To the extent Cornell Capital sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital to sell greater amounts of common stock, the sales of which would further depress the stock price.

The Selling Shareholders Intend To Sell Their Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline

The selling shareholders intend to sell in the public market up to 756,650,000 shares of common stock being registered in this offering. That means that up to 756,650,000 shares may be sold pursuant to this Registration Statement. Such sales may cause our stock price to decline. The officers and sole director of Medical Staffing and those shareholders who are significant shareholders, as defined by the SEC, will continue to be subject to the provisions of various insider trading and Rule 144 regulations.

The Price You Pay In This Offering Will Fluctuate And May Be Higher Or Lower Than The Prices Paid By Other People Participating In This Offering

The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

There Are A Large Number Of Shares Underlying Our Series A Preferred Stock That May Be Available For Future Sale And The Sale Of These Shares May Depress The Market Price Of Our Common Stock.

As of May 17, 2006 we had 178,773,102 shares of common stock issued and outstanding and 4,315,000 Series A preferred stock outstanding. In addition, the number of shares of common stock issuable upon conversion of the outstanding Series A preferred stock may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the Series A preferred stock may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The Continuously Adjustable Conversion Price Feature Of Our Series A Preferred Stock Could Require Us To Issue A Substantially Greater Number Of Shares, Which Will Cause Dilution To Our Existing Stockholders.

The number of shares of common stock issuable upon conversion of our Series A preferred stock will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. Our obligation to issue shares upon conversion of our Series A preferred stock is essentially limitless if the trading price per common share declines towards zero as the number of Series A preferred stock convertible into common stock is based on the trading price per common share of our Company.

The Continuously Adjustable Conversion Price Feature Of Our Series A Preferred Stock May Encourage Investors To Make Short Sales In Our Common Stock, Which Could Have A Depressive Effect On The Price Of Our Common Stock.

The Series A preferred stock is convertible into such number of fully paid and non-assessable shares of common stock equal to the quotient of the Liquidation Amount ($1.00) divided by the Conversion Price, which is equal to ninety-five percent (95%) of the lowest volume weighted average of the common stock for the thirty (30) trading days immediately preceding the date of conversion, as quoted by Bloomberg LP. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. In addition, not only the sale of shares issued upon conversion of preferred stock, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

DESCRIPTION OF BUSINESS

Introduction

Medical Staffing was a developmental stage business and generated no revenue from our inception in June 2001, until it acquired our wholly-owned subsidiary TeleScience in September 2003. Under the terms of that certain share exchange agreement, Medical Staffing acquired one hundred percent (100%) of the stock of TeleScience in exchange for eighty percent (80%) of the outstanding shares of Medical Staffing. Control of Medical Staffing was transferred to TeleScience and the current President and Chief Executive Officer of TeleScience has become the Chairman, President, Chief Executive Officer and Chief Financial Officer of Medical Staffing.

Medical Staffing is now a government contracting and hospital staffing firm. We presently provide, through TeleScience, health related staffing services to Federal and State government clients. These clients include the U.S. Military, Veterans Administration, Public Health Service and State correctional and health and welfare facilities. The facilities include hospitals and clinics. The services include both auxiliary care and professional care staffing. These staffing positions include personnel in the dental, medical and pharmacy areas. Occupational areas provided include nurses, nurse practitioners, dental assistants, pharmacists and physicians. We have increased our revenue by providing similar services, to non-government care facilities as evidenced by the completion of our acquisition of Nurses PRN, LLC (hereinafter referred to as “Nurses Onsite Corp.” or “NOC”) on July 1, 2005. The following section provides a detailed description of the NOC business.

The Nurses Onsite Corp. Business

Nurses Onsite, Corp., is a provider of healthcare staffing services focusing on the per diem segment. Per diem staffing, which has historically comprised the majority of the temporary healthcare staffing industry, involves the placement of locally-based healthcare professionals on daily (per diem) shift work, on an as needed basis. We operate a network of thirteen (13) staffing locations in eight (8) states, serving over three hundred (300) hospitals. We are headquartered in Vienna, Virginia, and employ over 1,000 nurses and respiratory therapists and thirty (30) executive, management and administrative staff.

We offer medical staffing services to acute care facilities, rehabilitation facilities and select other providers of health care throughout the country. The primary disciplines offered under our current scope of services are Registered Nurses (RNs), Licensed Practical Nurses (LPNs), referred to in certain states as Licensed Vocational Nurses (LVNs), Certified Nursing Assistants (CNAs) and Respiratory Therapists (RTs). Approximately eighty-five percent (85%) of our revenue is derived from providing RNs to acute-care facilities. Many of our nurses work per diem shifts, opting to maintain the flexibility of scheduling and variety of work assignments, while others choose to accept both short- and long-term contracts, which provide for a more predictable schedule.

Our strategy is to identify key markets throughout the country where our services are needed, and then focus our resources in obtaining hospital contracts, while at the same time have our medical staffing coordinators recruit from among the nurse population. Once the contracts are awarded, we have a group of readily available nurses that we can place on an immediate basis.

Our Senior management is well known and respected in the industry, having spent considerable time establishing relationships with hospital systems and their key contacts throughout the country. As a result of these relationships, we have been invited into many new markets by hospitals that feel their current staffing providers are not meeting their needs. We have been awarded many competitive bid contracts in markets where we do not have an office because of the confidence placed in us by our hospital clients.

Competitive Advantages

We believe that we have certain competitive advantages that differentiate us in the health care staffing industry:

•
Recognition In The Nurse Staffing Industry. Our management team has operated in the per diem nurse staffing industry since the early 1990s. In addition, the current positive impact that we created in the market has led to us being well recognized among leading hospitals and healthcare facilities, as well as by registered nurses and other healthcare professionals.

•	Strong and Diverse Client Relationships. We provide staffing solutions to a client base of over two hundred (200) hospitals and other healthcare providers across eight (8) States.

•
Recruiting. We have changed the recruiting process in the per diem staffing industry by utilizing tele-recruiting that proactively calls nurses in a specific market we are trying to penetrate. Our recruiters are responsible for recruiting applicants, recording the applicant’s information into our system, and placing the applicant at a hospital. As part of the screening process, we conduct in-depth telephone interviews with our applicants and verify references to determine qualifications.

•
We use a state-of-the-art web-based contact management system. With this system, we are able to load the list of registered nurses by city into our predictive dialer. The dialer automatically starts calling the list of nurses we loaded. When it reaches a live voice, it transfers the call to one of our recruiters. Our recruiters will then work with the candidate over the phone in order to collect all the appropriate information and sign her up under our program.

•
Temporary Staffing System (TSS). TSS is a web-based application that schedules, tracks, confirms, pays and bills all orders placed by our clients. Since the system is completely online, the Company’s key management and branches have real-time access to data. TSS helps our schedulers, through its sophisticated database of positions, match assignment opportunities with the experience, skills and geographic preferences of their candidates. Once an assignment is selected, our account manager reviews the candidate’s resume package before submitting it to the client for review.

•
Centralized Payroll and Billing. For payroll contract employees, we bill clients at an hourly rate and assume all employee costs, including payroll, withholding taxes, benefits and professional liability insurance and OSHA requirements, as well as any travel and housing costs and arrangements. All of our nurses are hourly employees of NOC and receive an agreement that specifies the hourly rates they will be paid, as well as any benefits they are entitled to receive from us. We are compensated for the services we provide at a predetermined rate negotiated with our hospital client. Hours worked by field employees are recorded by our payroll team into TSS, which then processes our daily payroll. Billing is generated weekly at our headquarters, with invoices detailing the activity by shift sent to each hospital. TSS ensures that the entire payroll in the systems is billed to the client.

We offer our nurses three (3) alternative payment methods:

1.	Daily Check: we can remotely print checks at any of our branches;

2.	Daily Direct Deposit to a pre-defined bank account; or

3.
Daily Deposit to the Nurses Onsite Corp. Cash Card. The Cash Card is a bank debit card that allows cash to be instantly deposited for subsequent withdrawing of funds. The Payroll department, using a web-interface to the bank, instantly completes this process. Many of the Company’s nurses use this option for payroll. This has proven to be a valuable advantage particularly in geographically large areas as the nurse is saved the time of coming into one of the offices as well as making a trip to the bank.

•
Employee Retention. We believe we offer appealing assignments at prestigious hospitals, competitive compensation packages, and other valuable benefits. In 2005, approximately sixty-five percent (65%) of our working nurses accepted a new assignment with us within thirty-five (35) days of completing a previous assignment with us.

•
Fees Paid Directly by Clients. Our fees are paid directly by our clients rather than by government or other third party payors. As a result, we have no direct exposure to Medicare or Medicaid reimbursements.

•
Scalable and Efficient Operating Structure. The databases for our per diem staffing businesses included approximately 4,400 registered nurses and other healthcare professionals who completed job applications with us. Our size and centralized staffing structure provide us with operating efficiencies in key areas such as recruiting, advertising, marketing, training, and insurance benefits. Our proprietary information systems enable us to manage virtually all aspects of our travel nurse staffing operations. Our systems are designed to accommodate significant future growth.

•
Quality Assurance. Our quality assurance department is structured to ensure that our healthcare clients receive professionals that are qualified to meet their needs. Each new candidate that submits an application with us is screened before being placed at a healthcare facility. Our internal screening process requires that each new candidate meets our experience, skills, credentials, education and licensing standards. Our quality assurance department also verifies the work history and references of each candidate, and ensures that each candidate meets the specific requirements of each hospital client including, among other things, background checks, health records, drug screening, continuing education and certifications. In addition, our quality assurance department evaluates our candidates on a continual basis through a written evaluation process. Our healthcare clients are typically required to deliver evaluations to us after each professional completes an assignment so that we have direct feedback from them.

•
Strong Management Team with Extensive Healthcare Staffing and Acquisition Experience. Our management team, which averages more than ten (10) years of experience in the healthcare and staffing industry, has played a key role in the per diem staffing industry and has consistently demonstrated the ability to successfully identify and integrate strategic acquisitions.

Nurses Onsite Corp.’s Strategy

NOC’s goal is to expand our leadership position within the temporary healthcare staffing sector in the United States. The key components of our business strategy include:

1.
Expanding Our Network of Qualified Temporary Healthcare Professionals.    Through our recruiting efforts in the United States, we continue to expand our network of qualified temporary healthcare professionals. We have exhibited substantial growth in our temporary healthcare professional network over the past three (3) years primarily through our innovative recruitment model, referrals from our current and former temporary healthcare professionals, as well as through advertising and Internet initiatives.

2.
Strengthening and Expanding Our Relationships with Hospitals and Healthcare Facilities.    We continue to strengthen and expand our existing relationships with our hospital and healthcare facility clients, and to develop new relationships. Hospitals and healthcare facilities are seeking a strong business partner for outsourcing who can fulfill the quantity and quality of their staffing needs and help them develop strategies for the most cost-effective staffing methods. In order to establish deeper and more collaborative partnerships, we have recently expanded our client services and account management team. This expansion allows us to better understand and serve the needs of our hospital and healthcare facility clients. Furthermore, because we possess a national network of temporary nurses, we are well positioned to offer our hospital and healthcare facility clients effective solutions to meet their staffing needs.

3.
Leveraging Our Business Model and Large Hospital and Healthcare Facility Client Base to Increase Productivity.    We seek to increase our productivity through our proven recruiting strategy, network of temporary healthcare professionals, established hospital and healthcare facility client relationships, proprietary information systems, innovative marketing and recruitment programs, training programs and centralized administrative support systems. Our recruiting strategy allows a recruiter to take advantage of all of our placement opportunities. In addition, our information systems and support personnel permit our recruiters to spend more time focused on temporary healthcare professionals’ needs and placing them on appropriate assignments in hospitals or healthcare facilities.

4.
Providing Innovative Technology.    By providing on-line tools to hospital and healthcare clients, we help them streamline their communications and process flow for securing staffing services. We utilize our Temporary Staffing System (TSS), an online resource and tool to help our clients manage outsourced staffing more efficiently. We are currently introducing a client communication tool on TSS, which will allow clients to schedule their nurse needs online.

5.
Capitalizing on Strategic Dealership Opportunities.   In order to enhance our competitive position, we will continue to selectively explore strategic dealership opportunities. By converting existing businesses into licensed dealers, we add immediate accretive revenue and gross margin with minimal increased overhead. The entities are offered access to our systems, accounts receivable financing and insurances in exchange for forty percent (40%) of their gross margin.

6.
Virtual Markets. The travel nurse industry has proven that it is possible to recruit, screen and hire nurses in remote markets without a physical location in the market. This method of recruiting utilizes a blend of technology and traditional methods, such as direct calling and direct mail. We have developed a proprietary system in order to recruit per diem nurses in the same manner. Accordingly, we plan to offer our per diem staffing services to hospitals in markets where we do not have an office. We see this as an untapped opportunity to expand our services well beyond our existing client base and target the nation’s 8,000 hospitals without the typical capital expenditures and operating costs necessary to open offices near each facility.

The Company’s Business Strategy and Services

Medical Staffing’s strategy is to provide an array of services to the government market, primarily in the areas of medical staffing, homeland security and health care information technology. We intend to focus on the contract opportunities for medical personnel services and homeland security products and we intend to take advantage of other opportunities we may deem desirable.

Our ability to successfully expand requires significant revenue growth from increased services performed for existing and new clients, as well as strategic acquisitions and/or mergers and/or strategic relationships. The realization of these events depends on many factors, including available financing, successful strategic sales and marketing efforts and the identification and acquisition of appropriate businesses. Any difficulties encountered in the expansion of the Company through successful sales and marketing efforts and/or acquisitions could have an adverse impact on our revenues and operating results.

The Company’s Clients

Prior to our acquisition of Nurses PRN, LLC, our client base constituted predominantly of Federal and State government agencies with medical staffing needs. Federal clients include all branches of the U.S. Armed Services, the Veterans Administration, and the Public Health Service. State clients include California and Pennsylvania, where the Company places contract employees with the corrections or health and human services departments. We have experience and expertise in the successful completion of projects in the medical staffing and information technology areas, and this is where we are concentrating our marketing efforts.

Historically, we have derived in excess of ninety-five percent (95%) of our revenues and believe that in the immediate future we will continue to derive the greatest percentage of our total revenues from medical staffing. We have expanded this effort into the private health care area with the completion of our acquisition of Nurses PRN, LLC on July 1, 2005 for this purpose. The main medical staffing services we provide are nursing, dental assistants technicians, therapists, pharmacists and doctors.

The Company’s Marketing and Sales

In the later part of 2005, the Company’s marketing and sales efforts were distinctly separated between Nurses Onsite Corp. and TeleScience. In 2006, a more blended approach will be used, leveraging the techniques of each subsidiary, to increase overall sales for Medical Staffing.

The Company procures its government business through the formal bid and proposal process used by government contracting agencies. Typical marketing methods do not normally apply in government contracting, where contracts are awarded on the merit of the proposal. In 2006, the objective is to significantly increase the number of bids that are placed to increase the win rates. In addition, new pre-bid marketing methods will be applied.

The Company’s commercial sector employs primarily relationship marketing and direct sales presentations to increase its client base. In 2006, the commercial sector will use the Internet more aggressively to increase Nurses Onsite Corp.’s brand awareness. New and innovative mass recruiting and marketing methods will be applied to increase sales in 2006. Sales and revenue can be increased most directly by increasing the number of nurses recruited and placed. Due to the nursing shortage, many outstanding orders are unable to be filled. Increasing its workforce enables Nurses Onsite Corp. to grow sales and revenue.

Finally, the Company plans to more clearly define its brands: Medical Staffing, TeleScience and Nurses Onsite Corp., and how they relate to each other. New website are planned to link together, and to leverage one another’s information. In addition, the sites will be geared towards improving shareholder awareness and acting as improved recruiting tools for the Company.

We market our solutions through our direct sales force, and alliances with several strategic partnerships in certain industries. The direct sales force is responsible for providing responsive, quality service and ensuring client satisfaction with our services. Our strategic partnerships and alliances provide the Company with additional access to potential clients.

Competition

The market for the medical staffing services that we provide is highly competitive, includes a large number of competitors, and is subject to change. This is offset by the increasing demand for medical professionals, especially nurses, so that we believe there will be continued growth in this area. However, due to the existing nursing shortage, we may require creative methods to attract new hires and we have a long-term plan in place for such recruiting.

The market for the information technology services that we provide is also highly competitive, includes a large number of competitors, and is subject to rapid change. Our strategy for these operations are to market to existing customers, to take advantage of existing alliances, to develop niche markets, and to provide the custom solutions and flexibility that our small size allows.

Our federal supply schedule contract with the Federal Government and our presence on the vendor lists in California and Pennsylvania provide additional opportunities for the Company.

Intellectual Property

Our intellectual property primarily consists of methodologies developed for use in recruiting and staffing and in application development and systems integration solutions. We do not have any patents and rely upon a combination of trade secrets and contractual restrictions to establish and protect our ownership of our proprietary methodologies. We generally enter into nondisclosure and confidentiality agreements with our employees, partners, consultants, independent sales agents and clients. As the number of competitors providing services similar to the services of the Company increases, the likelihood of similar methodologies being used by competitors increases.

Although our methodologies have never been subject to an infringement claim, there can be no assurance that third parties will not assert infringement claims against us in the future, that the assertion of such claims will not result in litigation, or that we would prevail in such litigation or be able to obtain the license for the use of any allegedly infringed intellectual property from a third party on commercially reasonable terms. Further, litigation, regardless of its outcome, could result in substantial cost to the Company and divert management’s attention from our operations.

Although we are not aware of any basis upon which a third party could assert an infringement claim, any infringement claim or litigation against us could materially adversely affect our business, operating results and financial condition.

Personnel

Immediately prior to the completion of our acquisition of Nurses PRN, LLC on July 1, 2005, we had one hundred three (103) full time employees and a total of one hundred seventy-eight (178) employees (full and part-time) working for the Company and located in twenty-one (21) states and the District of Columbia.

The Company also engaged three (3) consultants. The principal (but not all) job categories are physicians (2), registered nurses (RNs) (50), licensed vocational nurses or licenses practical nurses (LPNs) (30), dental assistants (26), certified nursing assistants (16), pharmacist technicians (10), and management (12). The principal (but not all) locations are California (62), Louisiana (30), Virginia (17), Pennsylvania (11), Oklahoma (7), and Nevada (6) (the numbers within parentheses in this paragraph refer to the number of employees in the category or location). The Company also periodically employs additional consultants and additional temporary employees.

As of January 1, 2006, an additional twenty-four (24) employees have been employed in connection with the acquisition of Nurses PRN, LLC (hereinafter referred to as “Nurses Onsite Corp.”) in thirteen (13) active offices nationwide. These Nurses Onsite Corp. employees include two (2) employees in the Atlanta, Georgia branch office, five (5) employees in the West Palm Beach, Florida office, two (2) employees in the Dallas, Texas office, one (1) employee in the Houston, Texas office, one (1) employee in the Las Vegas, Nevada office, one (1) employee in the Modesto, California office, one (1) employee in Phoenix, Arizona, one (1) employee in the New Orleans, Louisiana office, two (2) nurse recruiters, two (2) on-call coordinators and (3) employees who work in Medical Staffing’s Vienna, Virginia office.

We believe that our future success will depend in part on our continued ability to attract and retain highly skilled managerial, marketing, and support personnel. There can be no assurance that we will be able to continue to attract and retain personnel necessary for the development of its business. We generally do not have employment contracts with our key employees. However, we do have confidentiality and non-disclosure agreements with many of our key employees. None of our employees is subject to a collective bargaining agreement, except for those employees situated in Louisiana who elected to be represented by the Service Employees International Union. We believe that our relations with our employees are good.

Legal Proceedings

On February 16, 2006 the Circuit Court of Fairfax County, Virginia (the “Court”) entered a Final Order in favor of plaintiff Azmat Ali (the “Plaintiff”) against the Company’s wholly-owned subsidiary TeleScience, Dr. Brajnandan B. Sahay and Mrs. Rupa Sahay (TeleScience, Dr. Sahay and Mrs. Sahay are collectively referred to herein as the “Defendant”), in the matter Azmat Ali v. TeleScience International, Inc., et al. (At Law No. 218574). This matter came to be heard on December 16, 2005, upon the Plaintiff’s motion to set aside the jury verdict entered in favor of the Defendants on November 16, 2005. For reasons set forth in the Court’s Opinion Letter, the Court entered a judgment in favor of the Plaintiff in the amount of $851,875 with interest at twelve percent (12%) from the date of October 16, 2003.

In 2003, the Company believed it had settled a claim by the Plaintiff who was a former officer and investor of TeleScience. In satisfaction of that settlement, 2,655,678 restricted shares of Company’s common stock were delivered to Plaintiff in November of 2003. The Plaintiff rejected the share tender and demanded a cash settlement. The Company maintains the tender to have been sufficient and binding. The parties engaged in legal proceedings in November 2003 and the case went forward for a jury trial. On November 16, 2005, the jury returned a verdict in favor of TeleScience, and at that time, the Plaintiff moved the Court to set aside the jury verdict. The motion was set for oral argument for December 16, 2005, and on February 16, 2006 the Court ruled in favor of the Plaintiff. TeleScience intends to vigorously pursue an appeal.

As a result of the latest decision in this matter, the Company has placed the net proceeds obtained in the revised Investment Agreement in the amount of $1,250,000 in escrow with the Fairfax County Circuit Court of Appeal. The proceeds will be held in escrow until adjudication of the matter with the Court of Appeals.

In the event that the Company is successful in its appeal process, Cornell Capital has the option to redeem the 1,400,000 shares of Series A preferred stock in exchange for the proceeds previously received.

In October 2004, The Roche Group sued the Company for pecuniary loss in connection with an ex-dividend date of the Company’s stock. The courts have dismissed two (2) of the three (3) counts with prejudice. The Company is presently in the discovery phase of the trial on the remaining count. Plaintiffs are seeking $125,000 in damages. The Company believes the case is without merit and intends to vigorously defend.

The Company may become involved in litigation, from time to time, in the ordinary course of business.

Properties

Our principal executive office is located at 8150 Leesburg Pike, Suite 1200, Vienna, Virginia. The space is subleased by Medical Staffing through August 2007. Through the end of 2004, the space consisted of approximately 4,687 square feet and was leased for approximately $7,616 per month. Our rent in 2004 for this office was approximately $91,392. Effective January 1, 2005, we increased the square footage of the space to a total of 8,504 square feet at the same rent per foot. The monthly rental for this space from August 2005 through July 2006 is $14,528 per month.

We also lease a branch office located at 2573 Greenwood Avenue, Morro Bay, California. We pay a portion of the rent, amounting to $575 per month. Our annual rent in 2004 for this branch office was approximately $6,900.

We leased a branch office in Suite 107, located at 2090 Linglestown Road, Harrisburg, Pennsylvania, for $225 per month. Our annual rent in 2004 and 2005 for this branch office was approximately $2,625. We closed this office on October 17, 2005.

NOC has thirteen (13) staffing locations in eight (8) states including Virginia. Nurses Onsite Corp.’s principal corporate office is located at 8150 Leesburg Pike, Suite 1200, Vienna, Virginia. The rent is approximately $6,521 per month. The annual rent in 2005 was approximately $67,121. NOC rents a southern regional office at 1551 Forum Way, West Palm Beach, Florida 33401 at a monthly rate of $2,119.

NOC also leases a branch office at the Hammond Center, 1155 Hammond Drive, Atlanta, Georgia 30328. The rent is approximately $2,186 per month. The annual rent in 2005 was approximately $26,332.

NOC also leases a branch office in the Oakbrook Plaza, 1555 West Mockingbird Lane, Suite 202, Dallas, Texas 75235. The monthly rent is approximately $1,241 and the annual rent in 2005 was approximately $14,892.

NOC also leases a branch office at Suite 116, 5373 West Alabama, Houston, Texas, 77056. The monthly base rent is approximately $930 and the annual rent in 2005 was approximately $11,160.

NOC also leases a branch office at Flamingo Executive Park, Suite W-151, 1050 East Flamingo Road, Las Vegas, Nevada 89119. The monthly rent is approximately $1,155, and the annual rent in 2005 was approximately $13,860.

NOC also leases a branch office at Suite C, 4260 Sisk Road, Modesto, California 95356. The monthly rent is approximately $525 and the annual rent in 2005 was approximately $6,300.

NOC also leases a branch office at 400 29th Street, Suite 403, Oakland, California 94609. The monthly rent is approximately $870 and the annual rent in 2005 was approximately $10,440.

NOC also leases a branch office at 3027 North Causeway Boulevard, Metairie, Louisiana 70002. The monthly rent was approximately $880 and the annual rent in 2005 was approximately $10,560. This office was destroyed however the Company plans to reopen a new office in the near future.

NOC also leases a branch office at 5350 North 16th Street, Suite 101, Phoenix, Arizona 85106 at a rate of approximately $840 per month.

We believe that we can obtain additional facilities required to accommodate our projected needs without difficulty and at commercially reasonable prices, although no assurance can be given that it will be able to do so.

About Us

Our principal executive offices are located at 8150 Leesburg Pike, Suite 1200, Vienna, Virginia 22182. Our telephone number is (703) 641-8890. The address of our website is www.telescience.com. Information on our website is not part of this Prospectus.

SELLING SHAREHOLDERS

The following table presents information regarding the selling shareholders. The selling shareholders are the entities who have assisted in or provided financing to Medical Staffing. A description of each selling shareholder's relationship to Medical Staffing and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

Selling Shareholder	Shares Beneficially Owned Before Offering		Percentage of Outstanding Shares Beneficially Owned Before Offering (1)	Shares Which May Be Acquired Under The Investment Agreement	Percentage of Outstanding Shares to Be Acquired Under The Investment Agreement	Shares To Be Sold In The Offering		Percentage Of Shares Beneficially Owned After Offering (2)
Shares Acquired in Financing Transactions with Medical Staffing
Cornell Capital Partners, LP	310,750,006	(3)	63.48%	661,650,000	78.73%	756,650,000	(2)	*
Consultants and Others
Fitzgerald Galloway Management, Inc.	1,000,000		*	- -	- -	1,000,000		0%
Total	311,750,006		63.68%	661,650,000	78.73%	757,650,000		*

°	Less than one percent (1%).

(1)
Applicable percentage of ownership is based on 178,773,102 shares of common stock outstanding as of May 17, 2006, together with securities exercisable or convertible into shares of common stock within sixty (60) days of May 17, 2006, for each shareholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within sixty (60) days of May 17, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2)
Includes the 661,650,000 shares that may be acquired by Cornell Capital in connection with the conversion of Series A preferred shares into shares of the Company's common stack pursuant to the Investment Agreement, 15,000,000 shares which may be issued to Cornell Capital under the December Warrant and 80,000,000 shares which may be issued to Cornell Capital under the March Warrants.

(3)
Includes six (6) shares of common stock, 4,315,000 shares of Series A preferred which, as of the date hereof, may be converted into 215,750,000 shares of common stock pursuant to the Cornell Financing, 15,000,000 shares which may be issued to Cornell Capital under the December Warrant and 80,000,000 shares which may be issued to Cornell Capital under the March Warrants.

The following information contains a description of each selling shareholder's relationship to Medical Staffing and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling shareholders have held a position or office, or had any other material relationship, with Medical Staffing, except as follows:

Shares Acquired In Financing Transactions With Medical Staffing

Cornell Capital Partners, LP. Cornell Capital is the sole investor in connection with the Cornell Financing. All investment decisions of, and control of, Cornell Capital are held by its general partner, Yorkville Advisors, LLC (“Yorkville Advisors”). Mr. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering pursuant to the Cornell Financing with Medical Staffing. The Cornell Financing is explained below:

•
Investment Agreement. On December 13, 2005 the Company entered into an investment agreement (the “Original Agreement”) with Cornell Capital pursuant to which the Company issued and sold to Cornell Capital, and Cornell Capital purchased from the Company, Three Million Dollars ($3,000,000) of Series A preferred shares which shall be convertible into shares of the Company's common stock, and which amount solely consisted of (a) the surrendering of certain convertible debentures held by Cornell Capital as of September 2, 2005 equal to $2,184,201.11 (2,113,332.11 in principal plus $70.869.00 in accrued interest) and (b) an additional cash amount equal to Eight Hundred Fifteen Thousand Seven Hundred Ninety-Eight Dollars and Eighty-Nine Cents ($815,798.89), of which Four Hundred Thousand Dollars ($400,000) was funded as of December 13, 2005 and the remaining Four Hundred Fifteen Thousand Seven Hundred and Ninety-Eight Dollars and Eighty-Nine Cents ($415,798.89) was funded as of January 27, 2006 pursuant to that certain Investor Registration Rights Agreement, dated as of December 13, 2005.

On March 13, 2006 (the “Transaction Date”), Medical Staffing amended and restated its Original Agreement with Cornell Capital (the “Investment Agreement”) pursuant to which the Company issued and sold to Cornell Capital, and Cornell Capital purchased from the Company, Four Million Four Hundred Thousand Dollars ($4,400,000) of Series A preferred shares which shall be convertible into shares of the Company's common stock, of which Three Million Dollars ($3,000,000) was previously funded pursuant to the Original Agreement and the remaining One Million Four Hundred Thousand Dollars ($1,400,000) was funded on the Transaction Date. Cornell Capital holds 4,315,000 shares of Series A preferred stock as of the date of this Prospectus.

The Series A preferred shares have the designations, preferences and rights set forth in the amended and restated Certificate of Designation as filed with the Secretary of State for the State of Nevada on March 13, 2006. The holders of Series A preferred shares have the sole right and discretion to elect to convert at any time and from time to time its shares of Series A preferred shares to time into such number of fully paid and non-assessable shares of common stock equal to the quotient of $1.00 per share divided by the Conversion Price (as defined herein below), subject to certain adjustments as is more fully set forth in the Certificate of Designation. However, no holder of Series A Preferred shares shall be entitled to convert the Series A Preferred shares to the extent, but only to the extent, that such conversion would, upon giving effect to such conversion, cause the aggregate number of shares of common stock beneficially owned by such holder to exceed 4.99% of the outstanding shares of common stock following such conversion (which provision may be waived by such holder by written notice from such holder to the Company, which notice shall be effective sixty-one (61) days after the date of such notice).

The “Conversion Price” is equal to ninety-five percent (95%) of the lowest volume weighted average price of the common stock for the thirty (30) trading days immediately preceding the date of conversion, as quoted by Bloomberg LP. At a recent stock price of $0.028 per share, we would have to issue approximately 159,814,815 shares of common stock if Cornell Capital elected to convert the entire 4,315,000 shares of convertible Series A preferred stock currently held by Cornell Capital pursuant to the Investment Agreement.

At the option of the holders, if there are outstanding Series A preferred shares on March 13, 2009, each Series A preferred share shall convert into shares of common stock at the Conversion Price then in effect on March 13, 2009. The holders of Series A preferred shares shall vote with the holders of common stock on an “as converted” basis as of the time a vote is taken and not as separate classes.

•
December Warrant. The Company issued the December Warrant to Cornell Capital on December 13, 2005. Pursuant to the December Warrant, Cornell Capital is entitled to purchase from the Company, upon exercise of the December Warrant, Fifteen Million (15,000,000) fully paid and nonassessable shares of our common stock at an exercise price of $0.03 per share (or as subsequently adjusted pursuant to the terms of the December Warrant). The December Warrant has “piggyback” registration rights and expires five (5)years from the date of issuance, on or about December 13, 2010.

•
March Warrants. On March 13, 2006, the Company issued to Cornell Capital the four (4) March Warrants to purchase an aggregate of Eighty Million (80,000,000) shares of the Company's common stock as follows: (i) a warrant to purchase Thirty Million (30,000,000) shares of the Company's common stock for a period of five (5) years at an exercise price of $0.005 per share; (ii) a warrant to purchase Thirty Million (30,000,000) shares of the Company's common stock for a period of five (5) years at an exercise price of $0.01 per share: (iii) a warrant to purchase Ten Million (10,000,000) shares of the Company's common stock for a period of five (5) years at an exercise price of $0.015 per share; and (iv) a warrant to purchase Ten Million (10,000,000) shares of the Company's common stock for a period of five(5) years at an exercise price of $0,02 per share. The shares of the Company's common stock issuable upon exercise of the March Warrants shall have “piggyback” and demand registration rights and expire five (5) years from the date of issuance, on or about March 13, 2011.

Fitzgerald Galloway Management, Inc. On April 8, 2005, Medical Staffing and Fitzgerald entered into a Consulting Services Contract, pursuant to which Fitzgerald is to provide public media relations services to Medical Staffing. In exchange for these services, Fitzgerald is to receive 1,000,000 shares of common stock from Medical Staffing which were previously issued to Fitzgerald. We are registering the 1,000,000 shares of common stock that were previously issued to Fitzgerald in this offering. Mr. Grant Fitzgerald Galloway, Fitzgerald’s sole proprietor, makes the investment decisions on behalf of and controls Fitzgerald.

With respect to the sale of these securities, all transactions are exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated under the Securities Act. In each instance, the purchaser has access to sufficient information regarding Medical Staffing so as to make an informed investment decision. More specifically, Medical Staffing has a reasonable basis to believe that each purchaser is an “accredited investor” as defined in Regulation D of the Securities Act and otherwise has the requisite sophistication to make an investment in Medical Staffing’s securities.

USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling shareholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive proceeds upon the exercise by Cornell Capital of the December Warrant and the March Warrants.

DILUTION

The net tangible book value of Medical Staffing as of March 31, 2006 was $3,056,953, or $0.0172 per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of Medical Staffing (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling shareholders and none of the proceeds will be paid to Medical Staffing, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the conversion of shares of Series A preferred stock held by Cornell Capital into shares of common stock from time to time pursuant to the Investment Agreement. The amount of dilution will depend on the conversion price and number of shares to be issued in connection with such conversion. The following example shows the dilution to new investors at an assumed conversion price of $0.0266 per share (ninety-five percent (95%) of a recent market sale price of $0.028 per share as of May 17, 2006).

If we assume that Medical Staffing had issued 661,650,000 shares of common stock (i.e., the maximum number of shares being registered in this offering pursuant to the Investment Agreement) at an assumed conversion price of $0.0266 per share (ninety-five percent (95%) of a recent market sale price of $0.028 per share as of May 17, 2006), less offering expenses of $85,000, our net tangible book value as of March 31, 2006 would have been $20,571,843 or $0.0245 per share. Such an offering would represent an immediate increase in net tangible book value to existing shareholders of $0.0073 per share and an immediate dilution to new shareholders of $0.0035 per share. The following table illustrates the per share dilution:

Assumed market price per share		$0.0280
Net tangible book value per share before this offering	$0.0172
Increase attributable to new investors	$0.0073
Net tangible book value per share after this offering		$0.0245
Dilution per share to new shareholders		$0.0035

The conversion price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed conversion prices:

ASSUMED MARKET PRICE	NO. OF SHARES TO BE ISSUED (1)	DILUTION PER SHARE TO NEW INVESTORS
$0.0280	661,650,000	$0.0035
$0.0210	661,650,000	$0.0017
$0.0140	661,650,000	$(0.0000
$0.0070	661,650,000	$(0.0018

(1)	This represents the maximum number of shares of common stock that are being registered pursuant to the Investment Agreement at this time.

PLAN OF DISTRIBUTION

The selling shareholders have advised us that the sale or distribution of our common stock owned by the selling shareholders may be effected directly to purchasers by the selling shareholders as principals or through one (1) or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or on any other market in which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling shareholders or by agreement between the selling shareholders and underwriters, brokers, dealers or agents, or purchasers. If the selling shareholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

On December 13, 2005, the Company entered into an investment agreement (the “Original Agreement”) with Cornell Capital pursuant to which the Company issued and sold to Cornell Capital, and Cornell Capital purchased from the Company, Three Million Dollars ($3,000,000) of Series A preferred shares which shall be convertible into shares of the Company's common stock, and which amount solely consisted of (a) the surrendering of certain convertible debentures held by Cornell Capital as of September 2, 2005 equal to $2,184,201.11 ($2,113,332.11 in principal plus $70,869.00 in accrued interest) and (b) an additional cash amount equal to Eight Hundred Fifteen Thousand Seven Hundred Ninety-Eight Dollars and Eighty-Nine Cents ($815,798.89), of which Four Hundred Thousand Dollars ($400,000) was funded as of December 13, 2005 and the remaining Four Hundred Fifteen Thousand Seven Hundred and Ninety-Eight Dollars and Eighty-Nine Cents ($415,798.89) was funded as of January 27, 2006 pursuant to that certain Investor Registration Rights Agreement, dated as of December 13, 2005.

On March 13, 2006 (the “Transaction Date”), Medical Staffing amended and restated its Original Agreement with Cornell Capital (the “Investment Agreement”) pursuant to which the Company issued and sold to Cornell Capital, and Cornell Capital purchased from the Company, Four Million Four Hundred Thousand Dollars ($4,400,000) of Series A preferred shares which shall be convertible into shares of the Company's common stock, of which Three Million Dollars ($3,000,000) was previously funded pursuant to the Original Agreement and the remaining One Million Four Hundred Thousand Dollars ($1,400,000) was funded on the Transaction Date. Cornell Capital holds 4,315,000 shares of Series A preferred stock as of the date of this Prospectus.

The Series A preferred shares have the designations, preferences and rights set forth in the amended and restated Certificate of Designation as filed with the Secretary of State for the State of Nevada on March 13, 2006. The holders of Series A preferred shares have the sole right and discretion to elect to convert at any time and from time its shares of Series A preferred shares to time into such number of fully paid and non-assessable shares of common stock equal to the quotient of $1.00 per share divided by the Conversion Price (as defined herein below), subject to certain adjustments as is more fully set forth in the Certificate of Designation. However, no holder of Series A preferred shares shall be entitled to convert the Series A preferred shares to the extent, but only to the extent, that such conversion would, upon giving effect to such conversion, cause the aggregate number of shares of common stock beneficially owned by such holder to exceed 4.99% of the outstanding shares of common stock following such conversion (which provision may be waived by such holder by written notice from such holder to the Company, which notice shall be effective sixty-one (61) days after the date of such notice).

The “Conversion Price” is equal to ninety-five percent (95%) of the lowest volume weighted average price of the common stock for the thirty (30) trading days immediately preceding the date of conversion, as quoted by Bloomberg LP. At a recent stock price of $0.028 per share, we would have to issue approximately 159,814,815 shares of common stock if Cornell Capital elected to convert the entire 4,315,000 shares of convertible Series A preferred stock currently held by Cornell Capital pursuant to the Investment Agreement.

At the option of the holders, if there are outstanding Series A preferred shares on March 13, 2009, each Series A preferred share shall convert into shares of common stock at the Conversion Price then in effect on March 13, 2009. The holders of Series A preferred shares shall vote with the holders of common stock on an “as converted” basis as of the time a vote is taken and not as separate classes.

Cornell Capital may from time to time convert its shares of Series A preferred stock under the Investment Agreement at a discount to the market price and may, in turn, sell its shares of common stock to investors in the market at the market price. This will likely cause our stock price to decline and would result in substantial dilution to the interests of other holders of common stock.

On December 13, 2005, the Company issued to Cornell Capital the December Warrant whereby Cornell Capital is entitled to purchase from the Company, upon exercise of such December Warrant, Fifteen Million (15,000,000) fully paid and nonassessable shares of our common stock at an exercise price of $0.03 per shares (or as subsequently adjusted pursuant to the terms of the December Warrant). The Warrant has “piggyback” registration rights and expires five (5) years from the date of issuance, on or about December 13, 2010.

On March 13, 2006, the Company issued to Cornell Capital the four (4) March Warrants to purchase an aggregate of Eighty Million (80,000,000) shares of the Company's common stock as follows: (i) a warrant to purchase Thirty Million (30,000,000) shares of the Company's common stock for a period of five (5) years at an exercise price of $0.005 per share; (ii) a warrant to purchase Thirty Million (30,000,000) shares of the Company's common stock for a period of five (5) years at an exercise price of $0.01 per share; (iii) a warrant to purchase Ten Million (10,000,000) shares of the Company's common stock for a period of five (5) years at an exercise price of $0.015 per share; and (iv) a warrant to purchase Ten Million (10,000,000) shares of the Company's common stock for a period of five(5) years at an exercise price of $0.02 per share. The shares of the Company's common stock issuable upon exercise of the March Warrants shall have “piggyback” and demand registration rights and expire five (5) years from the date of issuance, on or about March 13, 2011.

Cornell Capital was formed in February 2000 as a Delaware limited partnership. Cornell Capital is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling shareholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling shareholders are registered to sell securities in all fifty (50) states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, Medical Staffing expects the selling shareholders to pay these expenses. We have agreed to indemnify Cornell Capital and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. These offering expenses are estimated to consist of: a SEC registration fee of $2,270 printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $15,230. We will not receive any proceeds from the sale of any of the shares of common stock by the selling shareholders. However, we will receive proceeds upon the exercise by Cornell Capital of the December Warrant and the March Warrants.

The selling shareholders are subject to applicable provisions of the Exchange Act and its regulations, including the anti-manipulation provisions of Regulation M. Under Regulation M, the selling shareholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling shareholders are distributing shares covered by this Prospectus. Pursuant to the requirements of Item 512 of Regulation S-B and as stated in Part II of this Registration Statement, Medical Staffing must file a post-effective amendment to the accompanying Registration Statement once informed of a material change from the information set forth with respect to the Plan of Distribution.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction - Forward Looking Statements

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), Medical Staffing Solutions, Inc. and its subsidiaries (collectively, the “Company” or “Medical Staffing”) is hereby providing cautionary statements identifying important factors that could cause the Company’s actual results to differ materially from those projected in forward-looking statements made herein. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions of future events or performance are not statements of historical facts and may be forward-looking. These forward-looking statements are based largely on Medical Staffing’s expectations and are subject to a number of risks and uncertainties, including but not limited to, economic, competitive, regulatory, growth strategies, available financing and other factors discussed elsewhere in this report and in documents filed by Medical Staffing with the SEC. Many of these factors are beyond Medical Staffing’s control. Actual results could differ materially from the forward-looking statements made. In light of these risks and uncertainties, there can be no assurance that the results anticipated in the forward-looking information contained in this report will, in fact, occur.

Any forward-looking statement speaks only as of the date on which such statement is made, and Medical Staffing undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Business

MSSI is a provider of specialty medical staffing services throughout the country. We presently provide, through our wholly-owned subsidiary, TeleScience, health related staffing services to Federal and State government clients. These clients include the U.S. Military, Veterans Administration, Public Health Service and State correctional and health and welfare facilities. The facilities include hospitals and clinics. The services include both auxiliary care and professional care staffing. These staffing positions include personnel in the dental, medical and pharmacy areas. Occupational areas provided include nurses, nurse practitioners, dental assistants, pharmacists and physicians. Through our wholly-owned subsidiary, Nurses Onsite Corp, we provide health related staffing services to private for-profit and non-profit acute care facilities in ten (10) states. These clients include some of the largest hospital chains in the country as well as small, single location facilities. We provide Registered Nurses (RN), Licensed Practical Nurses (LPN), various types of therapists and Certified Nursing Assistants (CNA’s). The majority of our health care workers in the NOC subsidiary are RN’s.

The Nurses Onsite Corp. Business

Nurses Onsite Corp. is a provider of per diem nurses to private hospitals. Nurses Onsite Corp. maintains a listing of nurses having a variety of skills and who may be called upon to fill appropriate open shift positions at hospitals. Nurses Onsite Corp. establishes relationships with various hospitals who call upon Nurses Onsite Corp. to fulfill their needs for nurses due to vacancies created by vacations, increased patient loads or similar need situations as well as for extended periods.

Revenues have grown as a result of our acquisition of Nurses Onsite Corp., which has aggregate revenues greater than Medical Staffing. Nurses Onsite Corp. has substantially increased the Company’s operations in the private healthcare nursing sector. The acquisition has made a positive contribution to overhead and earnings and has provided us an entry vehicle into the commercial nurse staffing arena. Cash flow from the operations of the assets of Nurses Onsite Corp. are utilized in the growth of the business and reduction of present cash shortfalls as well as debt reduction. We anticipate that we will recognize economies of scale in areas, such as California, where we are both operating. Nurses Onsite Corp. is presently operating in fourteen (14) staffing locations in eight (8) states (including Virginia) and has more than 1,000 nurses that it can call upon to fulfill the needs of over three hundred (300) hospitals it presently services. Over the next twelve (12) months, Nurses Onsite Corp. plans to establish operations in several additional states and additional locales within the states in which it operates.

We attempt to price our contracts so that we can receive a reasonable profit. In the competitive market in which we operate we have constraints at both ends of our contract equation. If we price our services too high we either will not win the contract or even if we are awarded the contract, since there are often several successful awardees, our services will not be utilized since they could be more expensive than the offerings of other successful awardees. At the same time, if we price our contract too low, we will not have sufficient revenues to attract the talent we need to provide the services while being profitable under the contract. Without this talent we cannot achieve revenues with profits.

General

The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and the Notes thereto included herein. The information contained below includes statements of the Company’s or management’s beliefs, expectations, hopes, goals and plans that, if not historical, are forward-looking statements subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.

Going Concern

As reflected in the Company’s financial statements as of March 31, 2006, the Company’s accumulated deficit is $7,601,206 and its working capital is $488,110. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional debt or capital, including the ability to raise capital. The financial statements for March 31, 2006 do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Critical Accounting Policies And Estimates

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonably based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements, as well as the reported amounts of revenue and expenses during the periods presented. To the extent there are material differences between these estimates, judgments and assumptions and actual results, our financial statements will be affected. The significant accounting policies that we believe are the most critical to aid in fully understanding and evaluating our reported financial results include the following:

•	Revenue recognition;
•	Allowance for doubtful accounts; and
•	Accounting for income taxes.

In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application. There are also areas in which management’s judgment in selecting among available alternatives would not produce a materially different result. Our senior management has reviewed these critical accounting policies and related disclosures. See Notes to Condensed Consolidated Financial Statements, which contain additional information regarding our accounting policies and other disclosures required by GAAP.

Revenue Recognition

Revenue on time-and-materials contracts is recognized based upon hours incurred at contract rates plus direct costs. Revenue on fixed-price contracts is recognized on the percentage-of-completion method based on costs incurred in relation to total estimated costs. Anticipated losses are recognized as soon as they become known. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

Allowance For Doubtful Accounts

We determine our allowance by considering a number of factors, including the length of time trade accounts receivable are past due, our previous loss history, the customer’s current ability to pay its obligation to us, and the condition of the general economy and the industry as a whole. We make judgments as to our ability to collect outstanding receivables based on these factors and provide allowances for these receivables when collections become doubtful. Provisions are made based on specific review of all significant outstanding balances.

Accounting For Income Taxes

We account for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). Under the asset and liability method of SFAS No. 109, deferred income taxes are recognized for the expected future tax consequences of temporary differences between financial statement carrying amounts, and the tax bases of existing assets and liabilities using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any deferred tax asset has been reserved by the Company with an offsetting valuation allowance adjustment.

Results of Operations

Results Of Operations For The Quarter Ended March 31, 2006, Compared To The Quarter Ended March 31, 2005

Revenues

Revenues for the quarter ended March 31, 2006 were $5,182,313, an increase of $3,536,223, as compared to revenues of $1,646,090 for the quarter ended March 31, 2005. The increase in revenues in 2006 was attributable to the acquisition of Nurses Onsite Corp.

Cost Of Sales

Cost of sales for the quarter ended March 31, 2006 was $3,715,599, or seventy-two percent (72%) of revenues, as compared to $1,125,561, or sixty-eight percent (68%) of revenues, for the quarter ended March 31, 2005. This percentage increase in cost of sales was primarily attributable to cost of sales on the Nurses Onsite Corp. contracts.

Gross Profit

Gross profit for the quarter ended March 31, 2006, was $1,466,714, or twenty-eight percent (28%) of revenues, as compared to gross profit of $520,529, or thirty two (32%) of revenues, for the quarter ended March 31, 2005.

Operating Expenses

Operating expenses for the quarter ended March 31, 2006 were $1,830,384, or thirty-five percent (35%) of revenues, as compared to $804,926, or forty-nine percent (49%) of revenues, for the quarter ended March 31, 2005. The increase in operating expenses in 2006 was primarily attributable to increased cost of general administrative expenses resulting mainly from the acquisition of Nurses Onsite Corp.

Other Income (Expense)

Other income (expense) for the quarter ended March 31, 2006 was $18,107, as compared to $(62,267) for the quarter ended March 31, 2005. The increase was from an insurance refund attributed to damage incurred by Hurricane Katrina.

Net Loss

The Company had a net loss of $345,563 for the quarter ended March 31, 2006, compared to a net loss of $346,664 for the quarter ended March 31, 2005. The decreased loss of $1,101 was mainly attributable to higher margins and decreased operating expenses.

Results Of Operations For The Fiscal Year Ended December 31, 2005, Compared To The Fiscal Year Ended December 31, 2005

Revenues

Revenues for the fiscal year ended December 31, 2005 were $12,345,585, an increase of $5,611,021, as compared to revenues of approximately $6,734,564 for the fiscal ended December 31, 2004. The increase in revenues in 2005 was attributable to the acquisition of Nurses Onsite Corp.

Cost of Sales

Cost of sales for the year ended December 31, 2005 was $8,379,213 million, or sixty-eight percent (68%) of revenues, as compared to $5,018,601 or seventy-five percent (75%) of revenues, for the year ended December 31, 2004. The percentage decrease in cost of sales for the year ended December 31, 2005 was primarily attributable to the fact that the margin on the Nurses Onsite Corp. contracts are higher than those within the TeleScience part of the Company.

Gross Profit

Gross profit for the year ended December 31, 2005 was $3,966,372, or thirty-two percent (32%) of revenues, as compared to gross profit of $1,715,963 or twenty-five (25%) of revenues, for the year ended December 31, 2004.

Operating Expenses

Operating expenses for the year ended December 31, 2005 were $5,385,796, or forty-four percent (44%) of revenues, as compared to $3,480,057 or fifty-two percent (52%) of revenues, for the year ended December 31, 2004. The increase in operating expenses in 2005 was primarily attributable to increased cost of general administrative expenses resulting mainly from the acquisition of Nurses Onsite Corp.

Other Income (Expense)

Other income (expense) for the year ended December 31, 2005 was $(407,690) as compared to $(347,569) for the year ended December 31, 2004. The increase was due to higher interest expenses incurred as result of increased sales volume.

Net Loss

The Company had a net loss of $1,827,114 for the year ended December 31, 2005, compared to a net loss of $2,111,663 for the year ended December 31, 2004. The decreased loss of $284,549 was mainly attributable to higher sales at higher margins and decreased operating expenses.

Liquidity and Capital Resources

The Company’s financial statements have been prepared on a going concern basis that contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $345,563 and $346,664 for the three (3) months ended March 31, 2006 and 2005, respectively, and had an accumulated deficit of $7,601,206 at March 31, 2006. The Company incurred a net loss of $1,827,114 and $2,111,663 for the years ended December 31, 2005 and 2004, respectively, and had an accumulated deficit of $7,255,643 for the year ended December 31, 2005. Management recognizes that they must generate additional resources to enable them to continue operations. Management is planning to obtain additional capital principally through the sale of equity securities. The realization of assets and satisfaction of liabilities in the normal course of business is dependent upon Medical Staffing obtaining additional equity capital and ultimately obtaining profitable operations. However, no assurances can be given that the Company will be successful in these activities. Should any of these events not occur, the accompanying consolidated financial statements will be materially affected.

The Company is at present meeting its current obligations from its monthly cash flows and cash proceeds from the sale of equity securities and debt, which during 2003, 2004, 2005 and to date in 2006 has included cash from operations, investor capital, loans from related parties and from other lenders. However, due to insufficient cash generated from operations, the Company currently does not internally generate cash sufficient to pay all of its incurred expenses and other liabilities. As a result, the Company is dependent on investor capital and loans to meet its expenses and obligations. Although investor funds and related party loans have allowed the Company to meet its obligations in the recent past, there can be no assurances that the Company’s present methods of generating cash flow will be sufficient to meet future obligations. Historically, the Company has, from time to time, been able to raise additional capital from sales of its capital stock, but there can be no assurances that the Company will be able to raise additional capital in this manner.

Cash used in operating activities was ($674,370) for the three (3) months ended March 31, 2006, compared to cash provided of $24,661 for the same period in 2005.

Cash used in investing activities was $(45,157) for the three (3) months ended March 31, 2006, compared to cash used in investing activities of $(11,659) for the same period in 2005. This increase was principally due to the acquisition of additional fixed assets.

Net cash provided by financing activities was $1,738,954 for the three (3) months ended March 31, 2006, compared to $1,525,845 during the same period in 2005. This was mainly due to the funding through Series A convertible preferred shares, convertible debentures and a now-terminated Standby Equity Distribution Agreement with Cornell.

In May 2002, the Company entered into a line of credit agreement with a factor. The loan was fully paid off in June 2005.

On March 11, 2004, the Company entered into a now-terminated Standby Equity Distribution Agreement with Cornell Capital. Under the agreement, the Company was to issue and sell to Cornell Capital common stock for a total purchase price of up to $5,000,000. Cornell Capital received a one-time commitment fee of 750,000 shares of the Company’s common stock. In addition, the Company entered into a placement agent agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the placement agent agreement, the Company paid a one-time placement agent fee of 10,000 restricted shares of common stock equal to approximately $1,400 based on the Company’s stock price on March 11, 2004. This Agreement expired in April 2006. Through March 31, 2006, Medical Staffing had drawn down $2,440,000 under the Standby Equity Distribution Agreement and Medical Staffing has issued 74,744,294 shares of common stock to Cornell Capital. The proceeds have been utilized to repay principal of the $1,000,000 promissory note issued to Cornell Capital on June 11, 2004 and the $315,000 promissory note issued to Cornell Capital on October 18, 2004, and a portion of the $2,000,000 promissory note issued to Cornell Capital on January 5, 2005 as set forth below.

On June 11, 2004, the Company received $1,000,000 in return for a promissory note to Cornell Capital. As of March 31, 2005, the note has been fully paid. The Company terminated the Standby Equity Distribution Agreement on January 11, 2006 together with all related transaction documents thereto.

On October 18, 2004, the Company received $315,000 in return for a promissory note issued to Cornell Capital. As of March 31, 2005, the note has been fully paid.

On January 1, 2005, Medical Staffing and Dr. Brajnandan B. Sahay entered into a five (5) year employment agreement. Pursuant to the employment agreement, Dr. Sahay shall serve as Medical Staffing’s President and Chief Executive Officer or other executive officer of Medical Staffing. Dr. Sahay will receive a salary of $250,000 per year, four (4) weeks paid vacation, a car allowance and will be reimbursed for business expenses. Dr. Sahay will receive additional consideration of 3,000,000 options to purchase common stock of Medical Staffing for the fiscal year 2005 at an exercise price of $0.06 per share. For each year after 2005 and during the term of the employment agreement, Dr. Sahay shall be entitled to receive 3,000,000 options to purchase common stock of Medical Staffing at an exercise price equal to the average of the closing price of Medical Staffing’s common stock for the ten (10) days immediately preceding September 30 of the applicable year. The obligations of Medical Staffing pursuant to the employment agreement will have a significant impact on Medical Staffing’s liquidity and results of operations.

On January 5, 2005, Medical Staffing received $2,000,000 in return for a promissory note issued to Cornell Capital which was subsequently amended on June 7, 2005. On April 26, 2005, Medical Staffing received $500,000 in return for a promissory note issued to Cornell Capital which was amended on June 7, 2005. These promissory notes terminated on September 2, 2005 pursuant to that Securities Purchase Agreement with Cornell Capital Partners.

On June 27, 2005, Medical Staffing entered into a factoring agreement (the “Factoring Agreement”) with its wholly-owned subsidiary TeleScience International, Inc. (“TeleScience”), its wholly-owned subsidiary Nurses PRN Acquisition Corp. then “NPRN” and now “Nurses Onsite Corp.” and SYSTRAN Financial Service Corporation (“SYSTRAN”), a subsidiary of Textron Financial Corporation (“Textron”), pursuant to which SYSTRAN established a Five Million Dollar ($5,000,000) credit facility (the “Facility”) with Medical Staffing in order for Medical Staffing to finance the accounts receivables of TeleScience and Nurses Onsite Corp. The Factoring Agreement shall commence its term on the date Medical Staffing first receives funds pursuant to the Facility, and shall continue through twelve (12) months, with twelve (12) month renewal periods. Medical Staffing shall pay interest on any outstanding balance at the Wells Fargo Bank Prime Rate plus one half of one percent (0.50%), and pay a discount fee of one half of one percent (0.50%) of the face amount of all unbilled invoices and bills purchased by SYSTRAN. SYSTRAN shall have a first and only security interest in all of Medical Staffing’s present and future accounts, deposit accounts, chattel paper, contract rights (including insurance contracts and insurance proceeds), general intangibles, chooses in action, instruments and documents, whether owned as of the date of the Factoring Agreement or acquired thereafter, and the proceeds of each of the foregoing. Upon the request of Medical Staffing, the Facility shall be reviewed for conversion to a Textron asset-based revolving credit facility. The outstanding balance at March 31, 2006 was $2,707,491.

On July 1, 2005, we completed our Asset Purchase Agreement, whereby Medical Staffing, through its wholly-owned subsidiary Nurses PRN Acquisition Corp. (then “NPRN” and now “Nurses Onsite Corp.”), acquired the business of Nurses PRN, LLC. As consideration for the purchased assets, Medical Staffing agreed to issue and deliver 9,500,000 shares of common stock to Nurses PRN, LLC to be delivered to the members of Nurses PRN, LLC and 2,500,000 shares to a creditor. NPRN paid Nurses PRN, LLC $1,600,000 as a cash consideration and agreed to pay a contingent payment based on NPRN’s achievement of certain financial targets which shall not exceed $500,000. Medical Staffing also assumed certain assumed liabilities including: (a) a $365,487 note payable issued to Mr. Jeff Dowling by NPRN; (b) a $250,000 note payable to Mr. Aftabe Adamjee by NPRN and (c) certain general payables as set forth in the Asset Purchase Agreement. We incurred professional costs associated with the Asset Purchase Agreement to our lawyers and accountants in an amount equal to approximately $50,000. The acquisition has been funded by a promissory note.

Effective August 10, 2005, the Company issued to Cornell Capital a common stock purchase warrant in connection with a commitment for the now-terminated Standby Equity Distribution Agreement and for Ten United States Dollars ($10.00) and other good a valuable consideration. On December 13, 2005, the Company and Cornell Capital terminated the Warrant.

On September 2, 2005, Medical Staffing entered into a Securities Purchase Agreement with Cornell Capital whereby the Company issued and sold to Cornell Capital up to $2,113,332 of secured convertible debentures (the “Convertible Debenture”) convertible into shares of the Company’s common stock. Of this amount, $1,095,428 (comprised of $1,072,164 in principal and $23,264 in accrued interest) has been previously funded pursuant to that certain promissory note dated January 5, 2005, as amended and restated on June 7, 2005, and $517,903 (comprised of $506,904 in principal and $10,999 in accrued interest) has been previously funded pursuant to that certain promissory note dated April 26, 2005, as amended and restated on June 7, 2005. The promissory notes have simultaneously terminated upon the issuance of the Convertible Debenture and an additional $500,000 has also been funded pursuant to Securities Purchase Agreement for a total purchase price of up to $2,113,332. The Convertible Debenture terminated on December 13, 2005 pursuant to that certain Investment Agreement with Cornell Capital.

On December 13, 2005 (the “Transaction Date”), Medical Staffing entered into an investment agreement (the “Original Agreement”) with Cornell pursuant to which the Company issued and sold to Cornell Capital, and Cornell Capital purchased from the Company, Three Million Dollars ($3,000,000) of Series A preferred shares which shall be convertible into shares of the Company’s common stock and which amount shall solely consist of (a) the surrendering of that certain Convertible Debenture held by Cornell Capital as of September 2, 2005 equal to $2,184,201 ($2,113,332 in principal plus $70,869 in accrued interest) and (b) an additional cash amount equal to Eight Hundred Fifteen Thousand Seven Hundred Ninety-Eight Dollars and Eighty-Nine Cents ($815,798.89), of which Four Hundred Thousand Dollars ($400,000) was funded as of December 13, 2005 and the remaining Four Hundred Fifteen Thousand Seven Hundred Ninety-Eight Dollars and Eighty-Nine Cents ($415,798.89) was funded on January 27, 2006 pursuant to that certain Investor Registration Rights Agreement dated as of the Transaction Date.

The Series A preferred shares have the designations, preferences and rights set forth in the amended and restated Certificate of Designation as filed with the Secretary of State for the State of Nevada on March 13, 2006. The holders of Series A preferred shares have the sole right and discretion to elect conversion at any time and from time to time into such number of fully paid and non-assessable shares of common stock equal to the quotient of the Liquidation Amount ($1.00) divided by the Conversion Price, subject to certain adjustments as is more fully set forth in the Certificate of Designation. However, no holder of Series A preferred shares shall be entitled to convert the Series A preferred shares to the extent, but only to the extent, that such conversion would, upon giving effect to such conversion, cause the aggregate number of shares of common stock beneficially owned by such holder to exceed 4.99% of the outstanding shares of common stock following such conversion (which provision may be waived by such holder by written notice from such holder to the Company, which notice shall be effective sixty-one (61) days after the date of such notice). The Conversion Price is equal to ninety-five percent (95%) of the lowest volume weighted average of the common stock for the thirty (30) trading days immediately preceding the date of conversion, as quoted by Bloomberg LP. The holders of Series A preferred shares shall vote with the holders of common stock on an as converted basis as of the time a vote is taken and not as separate classes.

On December 13, 2005, the Company issued to Cornell Capital a common stock purchase warrant (the “December Warrant”) whereby Cornell Capital is entitled to purchase from the Company, upon surrender of the December Warrant, Fifteen Million (15,000,000) fully paid and nonassessable shares of our common stock at an exercise price of $0.03 per share (or as subsequently adjusted pursuant to the terms of the December Warrant). The December Warrant has “piggyback” registration rights and expires five (5) years from the date of issuance, on or about December 13, 2010.

Effective January 1, 2006, Dr. L. Carl Jacobsen was appointed to serve as Vice President - General Counsel of the Company. Prior to his appointment, Dr. Jacobsen served as Vice President of Human Resources & Administration for the Company since September 25, 2003. Dr. Jacobsen is presently responsible for all legal matters and he also serves as an advisor to the Board of Directors. Dr. Jacobsen earned his JD degree from Antioch School of Law and his PhD in linguistics from UCLA.

Effective January 1, 2006, Ms. Reeba Magulick has been appointed to serve as Vice President - Corporate Marketing of the Company. Prior to her appointment, Ms. Magulick served as Assistant Vice President, Medical Systems Division for TeleScience and as Vice President of Operations for Nurses Onsite Corp. Ms. Magulick also performed the function of Investor Relations coordinator with Medical Staffing’s shareholders. Prior to joining Medical Staffing in February 2004, Ms. Magulick completed a five (5) year tenure at Ford Motor Company, where she succeeded in driving sales, market share, customer satisfaction and profitability performance within her market area. Ms. Magulick earned her Bachelor of Science degree in Commerce with a Marketing Concentration from the University of Virginia’s McIntire School of Commerce and she earned an MBA from the University of Maryland’s Robert H. Smith School of Business.

On March 13, 2006, Medical Staffing entered into an amended and restated Investment Agreement with Cornell Capital pursuant to which the Company issued and sold to Cornell Capital, and Cornell Capital purchased from the Company, Four Million Four Hundred Thousand Dollars ($4,400,000) of Series A preferred shares which shall be convertible into shares of the Company’s common stock, of which Three Million Dollars ($3,000,000) was previously funded pursuant to that certain Original Agreement, dated as of December 13, 2005, by and between the parties and the remaining One Million Four Hundred Thousand Dollars ($1,400,000) was funded on March 13, 2006. The Series A preferred shares shall be convertible into shares of the Company’s common stock, which will be registered pursuant to that certain Amended and Restated Investor Registration Rights Agreement dated as of March 13, 2006.

On March 13, 2006, the Company issued to Cornell Capital four (4) warrants (the “March Warrants”) to purchase an aggregate of Eighty Million (80,000,000) shares of the Company’s common stock as follows: (i) a warrant to purchase Thirty Million (30,000,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.005 per share; (ii) a warrant to purchase Thirty Million (30,000,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.01 per share; (iii) a warrant to purchase Ten Million (10,000,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.015 per share; and (iv) a warrant to purchase Ten Million (10,000,000) shares of the Company’s common stock for a period of five (5) years at an exercise price of $0.02 per share. The shares of the Company’s common stock issuable upon exercise of the March Warrants shall have “piggyback” and demand registration rights and expire five (5) years from the date of issuance.

On March 13, 2006, the Company and Cornell Capital entered into a Termination Agreement pursuant to which the parties terminated that certain Escrow Agreement, dated December 13, 2005, by and among the Parties and David Gonzalez, Esq., as escrow agent.

From time to time, the Company may evaluate potential acquisitions involving complementary businesses, content, products or technologies. We currently do not have any planned acquisitions. The Company’s future capital requirements will depend on many factors, including the success of our operations, economic conditions and other factors including the results of future operations. If the Company is unable to raise sufficient funds to meet its long-term capital needs, there is a risk that the Company will be required to cease operations.

Plan Of Operations

Medical Staffing (through our wholly-owned subsidiary, Nurses Onsite Corp.) provides:

•	long-term per diem staffing of nurses (RNs, LPNs, CNAs and RTs) to provider hospitals in Virginia, Maryland, D.C., Florida, Texas, Nevada, Arizona, Louisiana, Georgia and California.

Medical Staffing (through our wholly-owned subsidiary, TeleScience) provides:

•
medical staffing services to government facilities. The contracts for these services are typically awarded to the provider deemed most capable by the various government branches involved and usually last for a year or more.

Management Strategy

Medical Staffing’s management has taken several initiatives to grow and expand its current businesses of medical staffing services.

Management’s Strategic Plan for Future Growth & Expansion

The Management’s strategic plan for future growth and expansion is threefold: (1) continue to expand its medical services into the private sector; (2) enhance recruitment; and (3) acquire suitable companies.

Expansion of Medical Services into the Private Sector. This expansion will provide long-term part-time staffing of registered nurses and licensed professional nurses to private health care facilities in Virginia, Maryland and Washington, D.C., as well as parts of Pennsylvania. Examples of such facilities are hospitals, nursing homes, private clinics, and assisted living centers. This expansion has been accelerated by our acquisition of Nurses PRN, LLC (hereinafter “Nurses Onsite Corp.”) which was completed on July 1, 2005. Over the next twelve (12) months Nurses Onsite Corp. plans to establish operations in several additional states and additional locales within the states in which it operates.

Enhancing Recruitment. The Company is embarking on a long-range plan for recruiting ancillary and professional-level staff for medical contracts. The Medical Systems operations presently provide long-term medical staffing services for a wide array of military, federal, and state government health care facilities, such as hospitals and clinics. Medical Staffing has also significantly increased its number of contracts with private non-government clients. The long-range recruiting plans will support both of these initiatives. These initiatives arise from the recognition of the opportunities provided by the well known and chronic shortage of health care professionals -especially registered nurses in the United States. Subsequent to our acquisition of Nurses Onsite Corp., the Company opened a national recruiting office and is also recruiting through the Nurses Onsite Corp. office.

Overseas Recruiting of Registered Nurses. One of the largest shortages in terms of vacancies and intractability of recruiting domestic personnel exists in the nursing profession. This profession, historically dominated by women, is experiencing nurse shortages that are closely related to the opening of many alternative career fields to a younger generation of women. This situation is unlikely to change, leading to the intractability of attracting a large number of American women into nursing. Medical Staffing perceives an opportunity in this situation, which can provide business expansion for many years. It is Medical Staffing’s plan to aggressively recruit nurses from suitable countries overseas over the next few years. MSSI is currently in the process of searching for a suitable overseas partner that would provide the sourcing screening and training of foreign nurses for placement at one of our client facilities.

Domestic Recruiting of Health Care Professionals. Medical Staffing has a constant need for recruiting medical and non-medical professionals for filling positions created by newly won contracts or for filling vacancies caused by turnover, terminations, or relocations. Medical Staffing has established a recruiting division for the recruitment of health care professionals to rectify such turnover and to meet such employment needs on a regular basis, as well as its future contract requirements on a proactive basis. The Company also uses newspaper and internet media extensively for this purpose. NOC’s website was recently enhanced to provide for online applications for jobs open or for future upcoming positions.

Acquisition of Suitable Companies. The Company currently does not have any planned acquisitions. Medical Staffing is investigating other potential acquisitions and co-ventures, and any such future engagements will be subject to available financing.

Growth in Virtual Markets

The Company has successfully established contracts in four markets where it does not have offices. These virtual markets are San Antonio (TX), Atlantic City (NJ), Richmond (VA) and Floyd (GA). The Company has deployed its recruiting resources into these markets to generate sufficient applicant activity. We are optimistic regarding our future growth in virtual markets as they do not require the typical initial investment necessary to establish a physical presence. The company plans to continue expansion into these markets by bolstering its recruitment team through its centralized model.

Recent Accounting Pronouncements

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) published Statement of Financial Accounting Standard No. 123 (Revised 2004), Shared-Based Payment (“FAS 123R”). FAS 123R requires that compensation cost related to share-based payment transaction within the scope of FAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of FAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005. Accordingly, the Company will implement the revised standard in the fourth quarter of fiscal year 2005. Currently, the company accounts for its share-based payment transactions under the provision of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Management in assessing of compensation cost in the financial statements. Management has assessed the implications of this revised standard, and has determined that it did not materially impact the Company’s results of operations in the first quarter of fiscal year 2006.

On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions (“SFAS 153”). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

In March 2005, the FASB issued Statement of financial Accounting Standards Interpretation Number 47 (“FIN 47”), Accounting for Conditional Asset Retirement Obligation.” FIN 47 provides clarification regarding the meaning of the term “conditional asset retirement obligation” as used in SFAS 143, “Accounting for Asset Retirement Obligations”. Fin 47 is effective for the year ended December 31, 2005. The implementation of this standard did not have a material impact on its financial position, results of operation or cash flows.

In May 2005, the FASB issued FAS 154, “Accounting for Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3.” FAS154 changes the requirements with regard to the accounting for and reporting a change in an accounting principle. The Provisions of FAS 154 require, unless impracticable, retrospective application to prior periods presented in financial statements for all voluntary changes in an accounting principle and changes required by the adoption of a new accounting pronouncement in the unusual instance that the new pronouncement does not indicate a specific transition method. FAS 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in an accounting estimate, which requires prospective application of new method. FAS 154 is effective for all changes in an accounting principle made in fiscal years beginning after December 15, 2005. The Company plans to adopt FAS 154 beginning January 1, 2006. Because FAS 154 is directly dependent upon future events, the Company cannot determine what effect, if any, the expected adoption of FAS 154 will have on its financial condition, results of operations or cash flows.

In February 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting (FAS) No. 155, Accounting for Certain Hybrid Financial Instruments. FAS No 155 replaces FAS No 133 Accounting for Derivative Instruments and Hedging Activities, and FAS No. 140 Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. FAS No. 155 resolves issues in Statement 133 Implementation Issue No. DI, “Application of Statement 133 to Beneficial Interest in Securitized Financial Assets”, This statement will be effective for all financial instruments acquired or issued after the beginning of an entity’s fiscal year that begins September 15, 2006. The Company is currently analyzing whether this new standard will have impact on its financial position and results of operations.

MANAGEMENT

The directors and executive officers of Medical Staffing, their age, positions in Medical Staffing, the dates of their initial election or appointment as Directors or executive officers, and the expiration of the terms are as follows:

Name of Director/ Executive Officer	Age	Position	Period Served
Brajnandan B. Sahay	61	Chairman of the Board of Directors, President, Chief Executive Officer and Interim Principal Financial Officer	September 25, 2003 to date

Robert Murphy	47	Chief Operating Officer of the Company and President, Nurses Onsite Corp.	COO of the Company from January 1, 2006 to date and President of NOC from July 1, 2005 to date (as of date of the Company’s acquisition of Nurses PRN, LLC)

L. Carl Jacobsen	63	Vice President – General Counsel	January 1, 2006 to date

Reeba Magulick	30	Vice President – Corporate Marketing	January 1, 2006 to date

There are no family relationships between or among the Directors, executive officers or any other person except that Dr. Sahay is the father of Ms. Reeba Magulick. Dr. Sahay is not a director of any company that files reports with the SEC, nor has he been involved in any bankruptcy proceedings, criminal proceedings, any proceeding involving any possibility of enjoining or suspending Dr. Sahay from engaging in any business, securities or banking activities, and has not been found to have violated, nor been accused of having violated, any federal or state securities or commodities laws.

Medical Staffing’s Directors are elected at the annual meeting of shareholders and hold office until their successors are elected. Medical Staffing’s officers are appointed by the Board of Directors (the “Board”) and serve at the pleasure of the Board and are subject to employment agreements, if any, approved and ratified by the Board.

Medical Staffing does not currently have an audit committee, and the Board serves this function. Further, the Board does not have a financial expert, as defined by Regulation S-B Item 401. Medical Staffing has not been able to attract a financial expert to serve on its Board since the date of the share exchange transaction due to the lack of necessary capital. Medical Staffing intends to seek a candidate to serve in this role.

Brajnandan B. Sahay. Dr. Sahay has served as President, Chief Executive Officer, Director and Interim Principal Financial Officer of Medical Staffing since September 25, 2003. He earned his doctorate in 1973 in Control Systems, Science, and Engineering from Washington University (St. Louis, Missouri). Dr. Sahay founded TeleScience in 1987, which began operations in 1992. Prior to 1992, Dr. Sahay held various engineering, management and advisory positions with Contel, IBM Satellite Business Systems, MCI, and MITRE Corporation. Since 1992, he has been with TeleScience, as chairman and chief executive officer.

Robert Murphy. Robert Murphy has served as Chief Operating Officer of the Company since January 1, 2006 and as President of Nurses Onsite Corp. since the completion of Medical Staffing’s acquisition of Nurses PRN, LLC on July 1, 2005. From July 2002 through June 30, 2005 Mr. Murphy had been Chief Executive Officer of Nurses PRN, LLC. From 1996 to 2001, Mr. Murphy served as founder and president of Staff Force, a traditional staffing and recruiting firm located in South Florida which he sold to Teleforce, LLC, a south Florida call center staffing company. Prior to Staff Force, Mr. Murphy was vice president of operations for National Health Care Affiliates (“NHCA”), a $136 million temporary nurse staffing and long-term care provider headquartered in Buffalo, New York. He was appointed to this position after selling his own health staffing company to NHCA in 1994. Mr. Murphy built his prior health-staffing firm into one of the largest medical staffing agencies in South Florida from 1987 to when he sold it in 1994. Mr. Murphy held various positions of increasing responsibility in health care recruiting and staffing from 1982 to 1987. He attended the University of Miami and majored in Business Administration.

L. Carl Jacobsen. Dr. L. Carl Jacobsen has served as the Company’s Vice President - General Counsel since January 1, 2006 and served prior to that as Vice President of Human Resources & Administration for the Company since September 25, 2003. Dr. Jacobsen is presently responsible for all legal matters and he also serves as an advisor to the Board of Directors. He joined TeleScience in 1993 and has previously served the Company by drafting and reviewing its contracts and overseeing its legal matters. Dr. Jacobsen earned his JD degree from Antioch School of Law and PhD in linguistics from UCLA.

Reeba Magulick. Ms. Magulick joined the Company in February  of 2004 and has served in her current capacity as the Company’s Vice President - Corporate Marketing since January 1, 2006. Prior to joining Medical Staffing, Ms. Magulick completed a five (5) year tenure at Ford Motor Company, where she succeeded in driving sales, market share, customer satisfaction and profitability performance within her market area. At Medical Staffing, she has served as Assistant Vice President, Medical Systems Division for TeleScience, and as Vice President of Operations for Nurses Onsite Corp. Finally, Ms. Magulick has performed the function of Investor Relations coordinator with Medical Staffing’s shareholders. Her Bachelor of Science degree is in Commerce with a Marketing Concentration from the University of Virginia's McIntire School of Commerce, and her MBA degree is from the University of Maryland's Robert H. Smith School of Business.

Section 16(a) Beneficial Ownership

Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules there under require Medical Staffing’s officers and Directors, and persons who beneficially own more than ten percent (10%) of a registered class of Medical Staffing’s equity securities, to file reports of ownership and changes in ownership with the SEC and to furnish Medical Staffing with copies.

Based on its reviews of the copies of the Section 16(a) forms received by it, or written representations from certain reporting persons, Medical Staffing believes that, during the last fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were complied with and filed timely except (a) Mr. Murphy has not, upon becoming an officer of the Company on January 1, 2006, filed a report on Form 3 or Schedule 13 D with respect to the 4,750,000 shares of common stock he acquired in connection with the acquisition of Nurses PRN, LLC and (b) Ms. Magulick has not, upon becoming an officer of the Company on January 1, 2006, filed a report on Form 3 with respect to the 442,822 shares of common stock she beneficially owns of the Company.

Code of Ethics

On March 29, 2004, the Board adopted a written Code of Ethics designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to the Code of Ethics. This Code of Ethics has been filed with the SEC on April 9, 2004.

Executive Compensation

The following table sets forth, for the fiscal year ended December 31, 2004, 2003, and 2002, certain information regarding the compensation earned by Medical Staffing’s Chief Executive Officer and each of Medical Staffing’s most highly compensated executive officers whose aggregate annual salary and bonus for fiscal 2004 exceeds $100,000 with respect to services rendered by such persons to Medical Staffing and its subsidiaries.

SUMMARY COMPENSATION TABLE

	ANNUAL COMPENSATION					LONG-TERM COMPENSATION
NAME AND PRINCIPAL POSITION	YEAR	SALARY		BONUS	OTHER COMPENSATION	RESTRICTED STOCK AWARDS	UNDERLYING OPTIONS	OTHER COMPENSATION
Brajnandan B. Sahay	2005	$250,000	(1)	—	—	—	—	—
	2004	$185,836	(2)	—	—	—	—	—
	2003	$159,984		—	—	—	—	—

Robert Murphy	2005	$120,000		—	—	—	—	—

(1)	$28,920 of this amount has been deferred.

(2)	$66,561 of this amount has been deferred.

Option Grants

Medical Staffing has no outstanding options. However, pursuant to Medical Staffing’s employment agreement with Dr. Sahay, Medical Staffing is obligated to grant 3,000,000 options to purchase common stock of Medical Staffing to Dr. Sahay. Upon the adoption of a stock option plan, Medical Staffing will issue these options to Dr. Sahay.

Compensation Of Directors

Medical Staffing did not issue any shares of common stock as compensation to any director in 2005.

Employment Agreements

On January 1, 2005, Medical Staffing and Dr. Sahay entered into a five (5)-year employment agreement. Pursuant to such employment agreement, Dr.  Sahay shall serve as Medical Staffing’s President and Chief Executive Officer or other executive officer of Medical Staffing. Dr. Sahay shall receive $250,000 per year, four (4) weeks paid vacation, a car allowance and will be reimbursed for business expenses. Dr. Sahay will receive additional consideration of 3,000,000 options to purchase common stock of Medical Staffing for the fiscal year 2005 at an exercise price of $0.06 per share. For each year after 2005 and during the term of the employment agreement, Dr. Sahay shall be entitled to receive 3,000,000 options to purchase common stock of Medical Staffing at an exercise price equal to the average of the closing price of Medical Staffing’s common stock for the ten (10) days immediately preceding June 30 of the applicable year.

Nurses PRN Acquisition Corp. (hereinafter “Nurses Onsite Corp.”) and Mr. Robert Murphy entered into a three (3) year executive employment agreement in connection with the completion of the acquisition by Medical Staffing of Nurses PRN, LLC on July 1, 2005. Pursuant to the employment agreement, Mr. Murphy shall serve as President or other executive officer. Mr. Murphy will receive: (a) $120,000 per year; (b) a bonus equal to five percent (5%) of Nurses Onsite Corp.’s net income after taxes for each fiscal year Mr. Murphy is employed with Nurses Onsite Corp.; (c) reimbursement for all reasonable business expenses; (d) health, life, dental and disability coverage; (e) entitlement to participate in all incentive, savings and retirement plans, policies and programs; and (f) fifteen (15) days of paid vacation annually.

Securities Authorized For Issuance Under Equity Compensation Plan

Medical Staffing adopted a 2004 Stock Plan (the “Stock Plan”) in January 2004, authorizing 4,000,000 shares under the Stock Plan. On each of January 22, 2004 and February  18, 2004, Medical Staffing issued 2,000,000 shares under the Stock Plan to certain employees and consultants of Medical Staffing. On January 15, 2004, Medical Staffing filed a Form S-8 registering all 4,000,000 shares under the Plan.

Medical Staffing currently has no outstanding employee option plans. However, pursuant to Medical Staffing’s employment agreement with Dr. Sahay, Medical Staffing is obligated to grant 3,000,000 options to purchase common stock of Medical Staffing to Dr. Sahay. Upon the adoption of a stock option plan, Medical Staffing will issue these options to Dr. Sahay.

The following table sets forth the securities that have been authorized under equity compensation plans as of December 31, 2005.

	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	$—	—
Equity compensation plans not approved by security holders	—	$—	—
TOTAL	—	$—	—

PRINCIPAL SHAREHOLDERS

The table below sets forth information with respect of the beneficial ownership as of May 17, 2006 for any person who is known to Medical Staffing to be the beneficial owner of more than five percent (5%) of Medical Staffing’s common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)

Common	Brajnandan B. Sahay	47,362,722	26.49%
	8150 Leesburg Pike, Suite 1200
	Vienna, Virginia 22182

Total		47,362,722	26.49%

SECURITY OWNERSHIP OF MANAGEMENT
Title of Class	Name and address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentageof Class (1)

Common	Brajnandan B. Sahay	47,362,722	26.49%
	Chairman of the Board of Directors, President
	Chief Executive Officer and Interim Principal
	Financial Officer
	8150 Leesburg Pike, Suite 1200
	Vienna, Virginia 22182

Common	Robert Murphy	4,750,000	2.66%
	Chief Operating Officer
	8150 Leesburg Pike, Suite 1200
	Vienna, Virginia 22182

Common	L. Carl Jacobsen	40,000	*
	Vice President – General Counsel
	8150 Leesburg Pike, Suite 1200
	Vienna, Virginia 22182

Common	Reeba Magulick	442,822	*
	Vice President – Corporate Marketing
	8150 Leesburg Pike, Suite 1200
	Vienna, Virginia 22182

	ALL OFFICERS AND DIRECTORS AS A GROUP (4 PERSONS)	52,595,544	29.42%

*	Less than one percent (1%).

(1)
Applicable percentage of ownership is based on 178,773,102 shares of common stock outstanding at May 17, 2006 for each shareholder. Beneficial ownership is determined in accordance within the rules of the SEC and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within sixty (60) days of May 17, 2006 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the past two (2) years, Medical Staffing has not entered into a transaction with a value in excess of $60,000 with a director, officer, or beneficial owner of five percent (5%) or more of Medical Staffing’s common stock, except as disclosed in the following paragraphs.

Medical Staffing has outstanding at December 31, 2004, $105,333 of non-interest bearing note payable to related parties. These amounts have no specific repayment terms, and were provided to Medical Staffing to cover some of the costs of completing the merger. These amounts are reflected in the consolidated balance sheet as current liabilities.

Medical Staffing has also advanced related parties certain amounts, mostly in the form of non-executive employee advances. The balance at December 31, 2004, was $10,341. These amounts are anticipated to be repaid within the next year and have been classified as current assets on the consolidated balance sheet.

Medical Staffing was party to a claim pursuant to which an individual was seeking damages under an agreement Medical Staffing entered into in 2002. Medical Staffing eventually settled this claim, and consequently recorded a liability for the settled amount of $1,092,156, which included attorney’s fees. The payout of this settlement was to be over forty-two (42) months in semi-monthly installments of $12,500 commencing February  2003. The settlement accrued interest at twelve percent (12%) upon any default of the agreement. As part of this agreement the individual can seek no further damages against Medical Staffing. Medical Staffing had paid $216,236 of this amount, as of October 2003 and in November 2003, by means of a private stock transaction, the President of Medical Staffing, signed over personal shares of Medical Staffing, stock in consideration for the remaining liability. As such, Medical Staffing has recorded a loan payable to the President for the unpaid liability at that time, $875,920. Medical Staffing made additional payments of $25,000 in 2004 then converted $850,920 into 17,048,400 shares of stock pursuant to a Board resolution on December 30, 2004.

Medical Staffing did not give anything of value to, or receive anything of value from, any promoter during fiscal years 2005 and 2004.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

Medical Staffing’s common stock currently trades on the Over-The-Counter Bulletin Board (“OTC”) under the trading symbol “MSSI.OB”. Our shares of common stock trade have traded on the NASD OTC since May 19, 2000. The OTC is a network of security dealers who buy and sell stock. A computer network that provides information on current “bids” and “asks”, as well as volume information, connects the dealers.

The following table sets forth the highest and lowest bid prices for the common stock for each calendar quarter and subsequent interim period since January 1, 2004, as reported by the National Quotation Bureau. It represents inter-dealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

	BID PRICES
	HIGH	LOW
2004
First Quarter	$0.27	$0.12
Second Quarter	$0.38	$0.08
Third Quarter	$0.03	$0.02
Fourth Quarter	$0.10	$0.03

2005
First Quarter	$0.06	$0.03
Second Quarter	$0.03	$0.02
Third Quarter	$0.06	$0.03
Fourth Quarter	$0.03	$0.02

2006
First Quarter	$0.37	$0.22

Medical Staffing presently is authorized to issue 1,500,000,000 shares of common stock with $0.001 par value. As of May 17, 2006, there were one hundred fifty (150) holders of record of Medical Staffing’s common stock and 178,773,102 shares issued and outstanding.

Medical Staffing is authorized to issue 30,000,000 shares of $0.001 par value preferred stock, of which 4,315,000 shares of Series A preferred stock are issued and outstanding. The preferred stock, which is commonly known as “blank check preferred”, may be issued by the Board with rights, designations, preferences and other terms, as may be determined by the Board in their sole discretion, at the time of issuance.

Dividends

Medical Staffing has not declared or paid cash dividends on its common stock since its inception and does not anticipate paying such dividends in the foreseeable future. The payment of dividends may be made at the discretion of the Board and will depend upon, among other factors, Medical Staffing’s operations, its capital requirements, and its overall financial condition.

DESCRIPTION OF SECURITIES

General

Medical Staffing is authorized to issue One Billion Five Hundred Thousand (1,500,000,000) shares of common stock, par value $0.001 per share and Thirty Million (30,000,000) shares of preferred stock, par value $0.001 per share, of which 4,400,000 preferred shares were designated as Series A preferred stock. As of May 9, 2006, there were 178,773,102 outstanding shares of common stock and 4,315,000 outstanding shares of Series A preferred stock. The following description is a summary of the capital stock of our Company and contains the material terms of our voting capital stock. Additional information can be found in our Articles of Incorporation (as amended) and our Bylaws.

Common Stock

On May 19, 2006, there were 178,773,102 shares of common stock issued and outstanding. Each outstanding share of common stock has one (1) vote on all matters requiring a vote of the shareholders. There is no right to cumulative voting; thus, the holder of fifty percent (50%) or more of the shares outstanding can, if they choose to do so, elect all of the Directors. In the event of a voluntary of involuntary liquidation, all shareholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is Medical Staffing’s present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock is, therefore, unlikely in the foreseeable future.

Preferred Stock

Medical Staffing is authorized to issue Thirty Million (30,000,000) shares of preferred stock, of which Four Million Three Hundred Fifteen Thousand (4,315,000) shares of Series A preferred are issued and outstanding as of May 19, 2006. Except as otherwise provided in the amended and restated Certificate of Designation as filed with the Secretary of State for the State of Nevada on March 13, 2006 or required by law, the holders of Series A preferred stock shall vote together with the holders of common stock on an as converted basis as of the time a vote is taken, and not as a separate class.

Warrants

December 13, 2005, the Company issued to Cornell Capital a common stock purchase warrant (the December Warrant) whereby Cornell Capital is entitled to purchase from the Company upon exercise of the December Warrant, Fifteen Million (15,000,000) fully paid and nonassessable shares of our common stock at an exercise price of $0.03 per share (or as subsequently adjusted pursuant to the terms of the December Warrant). The December Warrant expires five (5) years from the date of issuance.

On March 13, 2006, the Company issued to Cornell Capital four (4) March Warrants to purchase an aggregate of Eighty Million (80,000,000) shares of the Company’s common stock as follows: (i) a warrant to purchase Thirty Million (30,000,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.005 per share; (ii) a warrant to purchase Thirty Million (30,000,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.01 per share; (iii) a warrant to purchase Ten Million (10,000,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.015 per share; and (iv) a warrant to purchase Ten Million (10,000,000) shares of the Company’s common stock for a period of five (5) years at an exercise price of $0.02 per share. The shares of the Company’s common stock issuable upon exercise of the Buyer’s Warrant shall have “piggyback” and demand registration rights and expire five (5) years from the date of issuance.

Options

Medical Staffing has no outstanding options. However, pursuant to Medical Staffing’s employment agreement with Dr. Sahay, Medical Staffing is obligated to grant 3,000,000 options to purchase common stock of Medical Staffing to Dr. Sahay. Upon the adoption of a stock option plan, Medical Staffing will issue these options to Dr. Sahay.

Limitation Of Liability: Indemnification

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of Medical Staffing from and against certain claims arising from or related to future acts or omissions as a director or officer of Medical Staffing. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of Medical Staffing pursuant to the foregoing, or otherwise, Medical Staffing has been advised that in the opinion of the U.S. Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

The transfer agent for Medical Staffing common stock is Holladay Stock Transfer Inc. Its address is 2939 North 67th Place, Scottsdale, Arizona, 85251 and its telephone number is (480) 481-3940.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation

Authorized And Unissued Stock

The authorized but unissued shares of our common stock are available for future issuance without the approval of our shareholders. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Medical Staffing that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the desires of the Board. A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our Company’s management.

Additional Information

Additional information concerning Medical Staffing Solutions, Inc., including its Annual and Quarterly Reports filed with the SEC, may be accessed through the SEC’s EDGAR archives at www.sec.gov.

EXPERTS

The Medical Staffing consolidated financial statements for the years ended December 31, 2005 and December 31, 2004, and the Nurses PRN, LLC financial statements for the years ended December 31, 2004 and 2003 included in this Prospectus, and incorporated by reference in the Registration Statement, have been audited by Bagell, Josephs & Company, L.L.C., independent auditors, as stated in their reports appearing with the financial statements herein and incorporated by reference in the Registration Statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares offered herein will be opined on for us by Burton, Bartlett & Glogovac, which has acted as our outside legal counsel in relation to certain restricted tasks.

HOW TO GET MORE INFORMATION

We have filed with the SEC a Registration Statement on Form SB-2 under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities offered by this Prospectus, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549-0213. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

FINANCIAL STATEMENTS

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES
INDEX TO FINANCIAL STATEMENTS

PAGE
MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
Report of Independent Registered Public Accounting Firm	F-1
Consolidated Balance Sheets as of December 31, 2005 and 2004	F-2
Consolidated Statements of Operations for the Years Ended December 31, 20045and 2004	F-3
Consolidated Statements of Changes in Stockholder’s Equity (Deficit) for the Years Ended December 31, 2005 and 2004	F-4
Consolidated Statements of Cash Flows for the Years Ended December 31, 2005 and 2004	F-6 – F-7
Notes to Consolidated Financial Statements	F-8 – F-21

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2006
Condensed Consolidated Balance Sheet (unaudited) as of March 31, 2006	F-22
Condensed Consolidated Statements of Operations (unaudited) for the Three (3) Months Ended March 31, 2006 and 2004	F-23
Condensed Consolidated Statements of Cash Flows (unaudited) for the Three (3) Months Ended March 31, 2006 and 2004	F-24 – F-25
Notes to Condensed Consolidated Financial Statements	F-26 – F-32

NURSES PRN, L.L.C. FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
Report of Independent Registered Public Accounting Firm	F-33
Balance Sheets As of December 31, 2004 and 2003	F-34
Statements of Operations For The Years Ended December 31, 2004 and 2003	F-35
Statements of Members’ Deficit For The Years Ended December 31, 2004 and 2003	F-36
Statements of Cash Flows For The Years Ended December 31, 2004 and 2003	F-37 – F-38
Notes to Financial Statements	F-39 – F-42

NURSES PRN, L.L.C. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND 2004
Report of Independent Registered Public Accounting Firm	F-43
Unaudited Balance Sheets As of June 30, 2005 and 2004	F-44
Unaudited Statements of Operations For The Six (6) Months Ended As of June 30, 2005 and 2004	F-45
Unaudited Statements of Members’ Deficit For The Six (6) Months Ended As of June 30, 2005 and 2004	F-46
Unaudited Statements of Cash Flows For The Six (6) Months Ended June 30, 2005 and 2004	F-47
Notes to Financial Statements	F-48 – F-52

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005 AND 2004
Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-52
Unaudited Pro Forma Condensed Consolidated Balance Sheets As of June 30, 2005	F-53
Unaudited Pro Forma Condensed Consolidated Statements of Operations For The Six (6) Months Ended June 30, 2005	F-54
Unaudited Pro Forma Condensed Consolidated Statements of Operations For The Year Ended December 31, 2004	F-55
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-56

F-i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders' of
Medical Staffing Solutions, Inc. and Subsidiaries
Vienna, VA

We have audited the accompanying consolidated balance sheets of Medical Staffing Solutions, Inc. and Subsidiaries (the “Company”) as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Medical Staffing Solutions, Inc. and Subsidiaries as of December 31, 2005 and 2004, and the results of its statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 19 to the consolidated financial statements, the Company has recurring operating deficits and cash flow concerns that lead to substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also discussed in Note 19. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Gibbsboro, New Jersey

April 10, 2006

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2005 AND 2004

	2005	2004
ASSETS
Current Assets:
Cash and cash equivalents	$296,498	$28,348
Accounts receivable, net of allowance for doubtful accounts of $84,233 and $36,642 in 2005 and 2004, respectively	3,783,725	1,477,837
Due from related parties	38,845	10,341
Prepaid expenses	97,927	53,110
Total Current Assets	4,216,995	1,569,636

Fixed assets, net of depreciation	117,374	60,689
Loan commitment fees	—	65,625
Deposits	50,000	52,643
Goodwill	2,528,010	—
TOTAL ASSETS	$6,912,379	$1,748,593

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Loan payable - Factoring agent	$2,502,780	$1,069,584
Note payable, current portion	439,055	—
Promissory note payable	—	365,000
Accounts payable and accrued expenses	2,004,984	833,757
Due to related parties	—	105,333
Total Current Liabilities	4,946,819	2,373,674
Loan payable – officer	87,604	65,000
Note payable, net of current portion	99,654	—
Total Liabilities	5,134,077	2,438,674

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred Stock, $0.001 Par Value; 30,000,000 shares authorized, 3,000,000 shares designated Series A Convertible, $1 stated value, 3,000,000 shares and 0 shares issued and outstanding at December 31, 2005 and 2004	3,000	—
Common Stock, $0.001 Par Value; 300,000,000 shares authorized, 175,253,677 and 122,509,383 shares issued, 0 and 8,941,935 held in escrow, and 175,253,677 and 113,567,448 outstanding at December 31, 2005 and 2004	175,254	122,509
Additional Paid-in Capital	8,991,204	4,615,939
Additional Paid-in Capital – Warrants	280,286	—
Preferred stock subscription receivable	(415,799)	—
Deficit	(7,255,643)	(5,428,529)
Total Stockholders’ Equity (Deficit)	1,778,302	(690,081)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$6,912,379	$1,748,593

The accompanying notes are an integral part of the consolidated financial statements.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004

OPERATING REVENUES
Revenue	$12,345,585	$6,734,564

COST OF SALES	8,379,213	5,018,601

GROSS PROFIT	3,966,372	1,715,963

OPERATING EXPENSES
Administrative commissions and payroll	3,130,713	2,046,954
General and administrative expenses	2,231,126	1,371,377
Depreciation and amortization	23,957	61,726
Total Operating Expenses	5,385,796	3,480,057

(LOSS) BEFORE OTHER INCOME (EXPENSES)	(1,419,424)	(1,764,094)

OTHER INCOME (EXPENSES)
Amortization of discount on conversions	(65,625)	(108,760)
Interest income	13,254	1,450
Interest expense	(355,319)	(240,259)
Total Other Income (Expenses)	(407,690)	(347,569)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	$(1,827,114)	$(2,111,663)
Provision for Income Taxes	—	—

NET LOSS APPLICABLE TO COMMON SHARES	$(1,827,114)	$(2,111,663)

NET LOSS PER BASIC AND DILUTED SHARES	$(0.01)	$(0.03)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	161,805,913	62,372,351

The accompanying notes are an integral part of the consolidated financial statements.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	Preferred Stock		Common Stock
Description	Shares	Amount	Shares	Amount	Capital

Balance, December 31, 2003	—	$—	41,200,005	$41,200	$1,436,266
Shares issued for cash	—	—	9,041,774	9,042	619,182
Shares issued for services	—	—	10,000	10	1,390
Shares issued for loan commitment fee	—	—	750,000	750	104,250
Shares issued for conversion of debentures	—	—	19,489,204	19,489	705,949
Shares issued in escrow under SEDA	—	—	35,000,000	35,000	915,000
Shares issued in conversion of loan payable-officer	—	—	17,018,400	17,018	833,902
Net loss for the year	—	—	—	—	—
Balance, December 31, 2004	—	—	122,509,383	122,509	4,615,939
Shares issued for debt cancellation	—	—	44,090,634	44,091	1,383,051
Shares issued in acquisition of Nurses, PRN	—	—	9,500,000	9,500	275,500
Issuance of preferred stock for cancellation of debt	2,184,201	2,184	—	—	2,182,017
Issuance of preferred stock for cash	400,000	400	—	—	399,600
Issuance of 15,000,000 warrants	—	—	—	—	(280,286)
Issuance of subscription for preferred stock	415,799	416	415,383	—	—
Shares cancelled during the year	—	—	(846,340)	(846)	—
Net loss for the year	—	—	—	—	—
Balance, December 31, 2005	3,000,000	$3,000	175,253,677	$175,254	$8,991,204

Description	Additional Paid -in Warrants	Paid-in Capital Deficit	Subscription Receivable	Total

Balance, December 31, 2003	$—	$(3,316,866)	$—	$(1,839,400)
Shares issued for cash	—	—	—	628,224
Shares issued for services	—	—	—	1,400
Shares issued for loan commitment fee	—	—	—	105,000
Shares issued for conversion of debentures	—	—	—	725,438
Shares issued in escrow under SEDA	—	—	—	950,000
Shares issued in conversion of loan payable-officer	—	—	—	850,920
Net loss for the year	—	(2,111,663)	—	(2,111,663)
Balance, December 31, 2004	—	(5,428,529)	—	(690,081)
Shares issued for debt cancellation	—	—	—	1,427,142
Shares issued in acquisition of Nurses, PRN	—	—	—	285,000
Issuance of preferred stock for cancellation of debt	—	—	—	2,184,201
Issuance of preferred stock for cash	—	—	—	400,000
Issuance of 15,000,000 warrants	280,286	—	—	—
Issuance of subscription for preferred stock	—	—	(415,799)	—
Shares cancelled during the year	—	—	—	(846)
Net loss for the year	—	(1,827,114)	—	(1,827,114)
Balance, December 31, 2005	$280,286	$(7,255,643)	$(415,799)	$1,778,302

The accompanying notes are an integral part of the consolidated financial statements.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004

CASH FLOWS FROM OPERTING ACTIVIITES

Net loss	$(1,827,114)	$(2,111,663)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	23,957	61,726
Amortization of discount on conversions	65,625	108,760
Conversion of interest and convertible debentures	61,296	16,678
Common stock issued for services	—	1,400
Allowance for doubtful accounts	47,591	(18,428)
Changes in assets and liabilities (Increase) in accounts receivable	(2,353,479)	(35,690)
(Increase) decrease in prepaid expenses	(44,817)	1,866
(Increase) decrease in deposits	2,643	(25,000)
Increase (decrease) in accounts payable and accrued expenses	1,009,072	(431,635)
Total adjustments	(1,188,112)	(320,323)
Net cash (used in) operating activities	(3,015,226)	(2,431,986)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(80,642)	(12,435)
Acquisition of business	(1,600,000)	—
Net cash provided by (used in) investing activities	(1,680,642)	(12,435)

CASH FLOWS FROM FINANCING ACTIVITES
Capital contributions/common stock issuance for cash and subscriptions receivable	—	628,224
Proceeds from preferred stock issuance	400,000	—
Increase in proceeds from factoring agent	1,433,196	—
Proceeds from convertible debentures	—	600,000
Proceeds from standby equity distribution agreement	3,184,201	1,680,000
(Payments) on standby equity distribution agreement	—	(365,000)
(Decrease) in amounts due related parties	(28,504)	(24,667)
Payments on note payable - related party	(105,333)	—
Advances from related parties	—	19,666
Proceeds from loan payable – officer	22,604	40,000
Proceeds (payments) of notes payable – net	57,854	(182,522)
Net cash provided by financing activities	4,964,018	2,395,701

The accompanying notes are an integral part of the consolidated financial statements.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	268,150	(48,720)

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	28,348	77,068

CASH AND CASH EQUIVALENTS - END OF YEAR	$296,498	$28,348

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

CASH PAID DURING THE YEAR FOR:
Interest expense	$—	$162,543

SUPPLEMENTAL DISCLOSURE OF NON-CASH INFORMATION:
Common stock issued for services	$—	$1,400
Preferred stock subscription	$415,799	$—
Debt refinancing for replacement debt	$3,549,201	$—
Common stock issued for debt cancellation	$1,427,142	$—
Preferred stock issued for debt cancellation	$2,184,201	$—
Common stock issued in acquisition of subsidiary	$285,000	$—
Issuance costs for warrants	$280,286	$—
Common stock issued for loan commitment fees	$—	$105,000
Common stock issued for conversion of debt	$—	$1,550,000
Amortization of discount on conversions	$—	$108,760
Common stock issued for conversion of interest expense	$61,296	$16,678

SUMMARY OF ACQUISITION OF BUSINESS
Net Assets acquired	$134,633
Assumption of debt	(615,488)
Liabilities assumed	(162,155)
Cash paid	(1,600,000)
Common stock issued	(285,000)
Subtotal	(2,662,643)
Goodwill acquired	$2,528,010

The accompanying notes are an integral part of the consolidated financial statements.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Medical Staffing Solutions, Inc. (the “Company”) (“MSSI”), was incorporated in the State of Nevada on June 21, 2001. The Company had no revenues, operations and was considered a development stage company until September 26, 2003 when they entered into a reverse merger with TeleScience International, Inc. Prior to the transaction, MSSI had 10,499,333 shares of common stock. Upon the merger, MSSI cancelled 9,953,333 of these shares and issued 2,200,000 shares to acquire TeleScience for 100% of the outstanding stock of TeleScience.

Upon the share exchange, the Board of Directors approved a stock dividend in the amount of 14 for 1 stock or 1400% on September 29, 2003, increasing the outstanding shares of the Company to 41,200,000. As of December 31, 2003, the Company had 41,200,000 shares of common stock issued and outstanding.

For accounting purposes, the transaction was accounted for as a reverse merger under the purchase method of accounting. Accordingly, TeleScience will be treated as the continuing entity for accounting purposes, and the consolidated financial statements presented herein are those of TeleScience.

The Company is a provider of medical personnel to state and federal government agencies, primarily hospital and medical facilities. The Company's business plan anticipates diversification into building up a technology division specifically concentrating on Homeland Security. The Company has expensed some start-up costs relating to this in the past year.

In October 2003, the Company announced plans to enter into the private sector staffing business and provide services to private hospitals.

The Company entered into an asset purchase agreement on June 16, 2005 with Nurses PRN Acquisition Group. Nurses PRN Acquisition Group had purchased the assets of Nurses PRN, LLC, a Florida limited liability company. The Company closed on this transaction on July 1, 2005. The purchase price was $1,600,000 in cash, 9,500,000 shares of the Company's stock valued at $285,000 and the assumption of liabilities in the approximate amount of $777,643. Goodwill of $2,528,010 was recognized in the acquisition.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and Cost Recognition

Revenue is recognized under the accrual method of accounting when the services are rendered and the customer has been billed, rather than when cash is collected for the services provided. Specifically, the terms of the contracts call for fixed fees based on hourly rates.
Costs are recorded on the accrual basis as well, when the services are incurred rather than paid for.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.

The Company maintains cash and cash equivalent balances at several financial institutions that are insured by the Federal Deposit Insurance Corporation up to $100,000.

Fixed Assets

Fixed assets are stated at cost. Depreciation is computed using primarily the straight-line method over the estimated useful lives of the assets.

Furniture and fixtures 7 Years Office equipment 5 Years

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The income tax benefit is computed on the pretax loss based on the current tax law. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates.

Advertising

Costs of advertising and marketing are expensed as incurred. Advertising and marketing costs are included in general and administrative costs in the consolidated statements of operations for the years ended December 31, 2005 and 2004, respectively.

Fair Value of Financial Instruments

The carrying amount reported in the consolidated balance sheet for cash and cash equivalents, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for notes payable approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

Start-up Costs

In accordance with Statement of Position 98-5, “Accounting for Start-up Costs”, the Company has expensed all of its costs relating to the start-up of its Homeland Security division in the period to which those costs related. The Company has expensed approximately $200,000 as of December 31, 2003, and these costs are included in the accompanying consolidated statements of operations.

Deferred Financing Fees

In March 2004, the Company issued 750,000 shares of common stock valued at $105,000 in connection with the Standby Equity Distribution Agreement. The Standby Equity Distribution Agreement is for a period of 24-months, and commencing April 2004, the Company began amortizing this deferred financing fee at the rate of $4,375 per month. Amortization for the year ended December 31, 2005 and 2004 is $-0- and $39,375, respectively. The Company has reclassified the amortization previously expensed in the financial statements in 2005 to Additional paid-in-capital since it was associated with an equity raise.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(Loss) Per Share of Common Stock

Historical net (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for the periods presented.

The following is a reconciliation of the computation for basic and diluted EPS:

	December 31, 2005	December 31, 2004

Net Loss	$(1,827,114)	$(2,111,663)

Weighted-average common shares outstanding (Basic)	161,805,913	62,372,351
Weighted-average common stock equivalents:
Stock options and warrants	—	—
Weighted-average common shares outstanding (Diluted)	161,805,913	62,372,351

Options and warrants outstanding to purchase stock were not included in the computation of diluted EPS because inclusion would have been anti-dilutive. There were fifteen million (15,000,000) free-standing warrants available and approximately 119,000,000 common shares available for conversion in association with the convertible preferred Series A stock.

Reclassifications

Certain amounts for the year ended December 31, 2004 have been reclassified to conform to the presentation of the December 31, 2005 amounts. The reclassifications have no effect on the net loss reported for the year ended December 31, 2004.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) published FAS No. 123 (Revised 2004), Share-Based Payment (“FAS 123R”). FAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of FAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of FAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005. The implementation of this standard did not have a material impact on its financial position, results of operations or cash flows.

On December 16, 2004, FASB issued Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions (“FAS 153”). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under FAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. FAS153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The implementation of this standard did not have a material impact on its financial position, results of operations or cash flows.

In March 2005, the FASB issued Statement of Financial Accounting Standards Interpretation Number 47 (“FIN 47”), “Accounting for Conditional Asset Retirement Obligations.” FIN 47 provides clarification regarding the meaning of the term “conditional asset retirement obligation” as used in SFAS 143, “Accounting for Asset Retirement Obligations.” FIN 47 is effective for the year ended December 31, 2005. The implementation of this standard did not have a material impact on its financial position, results of operations or cash flows.

In May 2005, the FASB issued FAS 154, “Accounting for Changes and Error Corrections--a replacement of APB Opinion No. 20 and FASB Statement No. 3.” FAS 154 changes the requirements with regard to the accounting for and reporting a change in an accounting principle. The provisions of FAS 154 require, unless impracticable, retrospective application to prior periods presented in financial statements for all voluntary changes in an accounting principle and changes required by the adoption of a new accounting pronouncement in the unusual instance that the new pronouncement does not indicate a specific transition method.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (continued)

FAS 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in an accounting estimate, which requires prospective application of the new method. FAS 154 is effective for all changes in an accounting principle made in fiscal years beginning after December 15, 2005. The Company plans to adopt FAS 154 beginning January 1, 2006. Because FAS 154 is directly dependent upon future events, the Company cannot determine what effect, if any, the expected adoption of FAS 154 will have on its financial condition, results of operations or cash flows.

In February  2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (FAS) No. 155, Accounting for Certain Hybrid Financial Instruments. FAS No. 155 replaces FAS No. 133 Accounting for Derivative Instruments and Hedging Activities, and FAS No. 140 Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. FAS No. 155 resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” This statement will be effective for all financial instruments acquired or issued after the beginning of an entity's fiscal year that begins after September 15, 2006. The Company is currently analyzing whether this new standard will have impact on its financial position and results of operations.

NOTE 3- ACCOUNTS RECEIVABLE

A majority of the Company's revenues are derived from government contracts with various state and federal agencies including hospitals, medical facilities and penitentiaries, as well as reputable established private hospital contracts. As such, payment for services rendered is based on negotiated terms. The Company does provide for an allowance of doubtful accounts and often evaluates receivables for collectibility. At December 31, 2005 and 2004, the Company has $3,783,725 and $1,477,837, respectively due to it for its services. Additionally, the Company has established an allowance for doubtful accounts of $84,233 and $36,642 at December 31, 2005 and 2004, respectively.

The accounts receivable are being used as collateral on a line of credit the Company has with a factor (See Note 8).

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004

NOTE 4- PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2005 and 2004:

	2005	2004

Furniture, fixtures and equipment	$233,708	$153,066
Less: accumulated depreciation	(116,334)	(92,377)
Net book value	$117,374	$60,689

Depreciation expense for the years ended December 31, 2005 and 2004 was $23,957 and $22,351, respectively.

NOTE 5- DUE FROM RELATED PARTIES

The Company has outstanding at December 31, 2005 and 2004, $38,835 and $10,341, respectively, from related parties, primarily in the form of employee advances. These amounts have no specific repayment terms. As such, the amounts are classified as current assets, and are due on demand.

NOTE 6- DEPOSITS

The Company had deposits with various entities for security purposes. The balance as of December 31, 2005 and 2004 was $50,000 and $52,643, respectively.

NOTE 7- GOODWILL

In the acquisition of Nurses, PRN (see Note 14), the Company recorded goodwill in the amount of $2,528,010. The Company has performed an analysis of the goodwill amount, and has determined that no impairment is necessary at December 31, 2005. The goodwill will be tested annually for impairment.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004

NOTE 8- LOAN PAYABLE

In May 2002, the Company entered into a line of credit agreement with a factoring company, which was subsequently replaced by another factoring company on July 1, 2005. The loan, which is due on demand bears interest at prime plus 1.00%. The factor lends up to 90% of the receivable balance to the Company, and receives payment directly on the outstanding receivables, and the remaining balance is remitted to the Company. The outstanding balance at December 31, 2005 and 2004 was $2,502,780 and $1,069,584, respectively. The balance is reflected net of a 10% reserve that the factor has established, which is adjusted on each funding.

NOTE 9- CONVERTIBLE DEBENTURES

On March 11, 2004, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners. Under the Securities Purchase Agreement, Cornell Capital Partners was obligated to purchase $600,000 of secured convertible debentures from the Company.

On March 11, 2004, Cornell Capital Partners purchased $250,000 of convertible debentures and purchased $350,000 additional debentures on May 3, 2004. These debentures accrue interest at a rate of 5% per year and mature two years from the issuance date. The debentures are convertible into the Company's common stock at the holders' option any time up to maturity at a conversion price equal to the lower of (i) 115% of the closing bid price of the common stock as of the closing date or (ii) 85% of the lowest closing bid price of the common stock the five trading days immediately preceding the conversion date. The debentures are secured by the assets of the Company. At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price similar to the terms described above. The Company has the right to redeem the debentures upon a fifteen (15) business day notice for 115% of the amount redeemed. Upon such redemption, the holder shall receive warrants equal to 10,000 shares of common stock for each $100,000 redeemed with an exercise price equal to 120% of the closing bid price of the common stock on the closing date. During the year ended December 31, 2004, Cornell converted the entire $600,000 into 19,489,204 shares of common stock which included conversions of $16,678 in interest and the Company recognized $108,760 of amortization of discount on the debenture conversions.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004

NOTE 10- INVESTMENT

Beginning in 2001, the Company started investing in a private airstrip in Branson, Missouri. The project ran out of funding after the Company funded approximately $387,269 as of December 31, 2002, and the project has since ceased for the moment. Management has reserved an allowance for the entire amount, as the investment value is not known.

NOTE 11- PROVISION FOR INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's consolidated tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At December 31, 2005 and 2004, deferred tax assets approximated the following:

	2005	2004

Deferred tax assets	$2,375,000	$1,800,000
Less: valuation allowance	(2,375,000)	(1,800,000)
Net deferred tax assets	$0	$0

At December 31, 2005 and 2004, the Company had accumulated deficits approximating $7,200,000 and $5,425,000, respectively available to offset future taxable income through 2025. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004

NOTE 12- LOAN PAYABLE - OFFICER

The Company was party to a claim pursuant to which an individual was seeking damages under an agreement the Company entered into in 2002. The Company eventually settled this claim, and consequently recorded a liability for the settled amount of $1,092,156, which included attorney's fees. The payout of this settlement was to be over forty-two months in semi-monthly installments of $12,500 commencing February  2003. The settlement accrued interest at 12% upon any default of the agreement. As part of this agreement the individual can seek no further damages against the Company.

The Company paid $216,236 of this amount, and then in November 2003, the President of the Company in a private stock transaction, signed over personal shares of Medical Staffing Solutions, Inc. stock in consideration for this liability. As such, the Company has recorded a loan payable to the President for the unpaid liability at that time, $875,920. The Company has paid down this liability and the total outstanding at December 31, 2005 is $87,604.

NOTE 13- COMMITMENTS

The Company had established a 401(k) Plan for its employees and agreed to match a portion of the contribution. Effective January 1, 2004, the Company discontinued its matching portion of the contribution.

NOTE 14- STANDBY EQUITY DISTRIBUTION AGREEMENT

On March 11, 2004, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Under the agreement, the Company may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $15.0 million. The purchase price for the shares is equal to 100% of the market price.

The amount of each advance is subject to an aggregate maximum advance amount of $250,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners received a one-time commitment fee of 750,000 shares of the Company's common stock.

Cornell Capital Partners is entitled to retain a fee of 5% of each advance. In addition, the Company entered into a placement agent agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the placement agent agreement, the Company paid a one-time placement agent fee of 10,000 restricted shares of common stock equal to approximately $1,400 based on the Company's stock price on March 11, 2004. As of December 31, 2005, the Company no longer has any existing agreement remaining.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004

NOTE 15- NOTE PAYABLE

In connection with the acquisition of Nurses PRN on July 1, 2005, (See Note 17), the Company assumed a note payable with Jeffrey Dowling in the amount of $365,487. In addition, the Company assumed a note payable with Aftabe Adamjee in the amount of $250,000. The note payable to Jeff Dowling is payable in 26 monthly installment with a 9% interest rate assessed. The note payable associated with Aftabe Adamjee is payable in two (2) installments. The Company anticipates making full payment in 2006. The balances on these notes at December 31, 2005 were $288,709 and $250,000, respectively.

NOTE 16- STOCKHOLDERS' (DEFICIT)

The Company has two classes of stock; a preferred class with a par value of $0.001 and 30,000,000 shares authorized, and a common class with a par value of $0.001 and 300,000,000 shares authorized. The shareholders increased the levels on March 9, 2004 from 5,000,000 and 50,000,000, respectively.

In 2005, the Company issued 3,000,000 shares of Series A convertible preferred stock. The stock was issued in three (3) parts; the first installment was consummated when the Company issued 2,184,201 shares in payment of a promissory note held by Cornell Capital Partners LP. The debt was in the amount of $2,113,332 plus accrued interest of $70,869. The second installment was for 400,000 shares in the amount of $400,000. The remaining shares are in the form of a receivable. The funds, in the amount of $415,799, were advanced two (2) days prior to the Company filing a registration statement, which was filed January 31, 2006. The value has been shown as a reduction in the stockholders equity section of the balance sheet. In addition, the Company extended a warrant to Cornell Capital Partners LP to purchase fifteen million (15,000,000) shares of common stock at a fixed exercise price of $0.03.

In January 2005, the Company incurred additional financing fees valued at $160,000. The Company charged the financing fees and associated legal fees against paid-in-capital in connection with the equity financing agreement.

The Company issued 44,090,634 common shares in exchange for debt cancellation with Cornell Capital Partners LP during 2005.

The Company issued 9,500,000 common shares to two (2) individuals in the acquisition of Nurses, PRN

During 2005, the Company cancelled 846,340 shares of common stock.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004

NOTE 16- STOCKHOLDERS' (DEFICIT)

The Company has 175,253,677 common shares issued and outstanding as of December 31, 2005.

On January 27, 2004 and February  18, 2004, the Company issued 2,000,000 S-8 shares on each date for a total of 4,000,000 shares. The price of these shares ranged between $0.10 and $0.16 for a total value of $505,000, which was reflected as a subscription receivable and was collected in the second quarter of 2004.

The Company paid a one-time placement agent fee of 10,000 restricted shares of common stock equal to approximately $1,400 based on the Company's stock price on March 11, 2004.

The Company issued 2,416,667 shares of common stock for $362,500 in the first quarter of 2004.

The Company issued shares in March 2004 to Cornell Capital Partners, L.P. as a commitment fee for the equity line of credit. The value of these shares is $105,000 and has been reflected as commitment fees in the consolidated balance sheet at December 31, 2004. Since the effective date of the registration statement, the Company has recognized $65,625 of amortization, and has reclassified to balance against paid-in-capital in connection with the equity financing agreement.

The Company has issued 2,625,107 shares of common stock for cash of $73,206 in the second quarter of 2004 to investors and employees.

The Company issued 35,000,000 shares of common stock to the escrow agent for Cornell as collateral under the promissory note the Company entered into with Cornell Capital (see Note 14). The Company received $1,315,000 under two separate notes.

The Company issued 19,489,204 shares in conversion of $600,000 in convertible debentures, and $16,678 of accrued interest. The Company recognized $108,760 in amortization of discount on these conversions during 2004.

The Company on December 30, 2004 pursuant to a board resolution issued 17,018,400 shares of common stock in conversion of $850,920 loan payable to an officer of the Company.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004

NOTE 17- ACQUISITION

The Company entered into an asset purchase agreement on June 16, 2005 with Nurses PRN Acquisition Group. Nurses PRN Acquisition Group had purchased the assets of Nurses PRN, LLC, a Florida limited liability company. The Company closed on this transaction on July 1, 2005. The purchase price was $1,600,000 in cash, 9,500,000 shares of the Company's stock valued at $285,000 and the assumption of liabilities in the amount of $777,643. In addition, goodwill was recognized in the amount of $2,528,010.

NOTE 18 - LITIGATION

In October 2004, The Roche Group for pecuniary loss in connection with an ex-dividend date of the Company's stock sued the Company. The courts have dismissed two (2) of the three (3) counts with prejudice. The Company is presently in the discovery phase of the trial on the remaining count. Plaintiffs are seeking $125,000 in damages. The Company feels the case has no merit, and will be dismissed as well.

NOTE 19 - GOING CONCERN

As shown in the accompanying consolidated financial statements, the Company incurred substantial net losses for the years ended December 31, 2005 and 2004, has recurring operating deficits and cash flow concerns. There is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support operations. This raises substantial doubt about the Company's ability to continue as a going concern.

Management states that they are confident that they can improve operations and raise the appropriate funds needed through sales of common stock and debt.

The Company negotiated a Promissory Note in the amount of $2,000,000 in the first quarter of 2005. The balance at September 30, 2005 was $2,113,332, which was converted into preferred stock (See Note 16). For the nine months ended September 30, 2005, the Company issued 1,464,261 shares of common stock to Cornell Capital Partners, L.P. under the Standby Equity Distribution Agreement, the proceeds of which were used to satisfy $62,142 of interest due under the Promissory Notes outstanding.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004

NOTE 19- GOING CONCERN (Continued)

On January 5, 2005, the Company entered into a third promissory note for $2,000,000 with Cornell Capital Partners, L.P. and placed an additional 40,000,000 shares of common stock into escrow, per the agreement. As of the date of this report, there are no shares remaining in escrow.

The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 20- SUBSEQUENT EVENTS

Litigation

On February  16, 2006, the Circuit Court of Fairfax County, Virginia entered a final order against TeleScience International, Inc., (Telescience) a wholly-owned subsidiary of Medical Staffing Solutions, Inc. (the registrant) in the amount of $851,875 with interest at twelve percent (12%) from the date of October 16, 2003.

In 2003, the Registrant believed it had settled a claim by the Plaintiff who was a former officer and investor of TeleScience. In satisfaction of that settlement, 2,655,678 restricted shares of Registrant common stock were delivered to Plaintiff in November of 2003. The Plaintiff rejected the share tender and demanded a cash settlement. The Registrant maintains the tender to have been sufficient and binding. The parties engaged in legal proceedings in November 2003 and the case went forward for a jury trial. On November 16, 2005, the jury returned a favorable verdict for TeleScience, and at that time the Plaintiff petitioned the Court to set aside the jury verdict. The motion was set for oral argument for December 16, 2005, and on February  16, 2006 the Court reversed its position in favor of the Plaintiff. TeleScience intends to vigorously pursue an appeal.

Investment Agreement

On March 13, 2006, the Company entered into an Amended and Restated Investment Agreement with Cornell Capital Partners, LP pursuant to which the Company issued and sold to Cornell Capital, and Cornell Capital purchased from the Company, Four Million Four Hundred Thousand Dollars ($4,400,000) of Series A Preferred Shares which shall be convertible into shares of the Company's common stock, of which Three Million Dollars ($3,000,000) was previously funded pursuant to that certain Investment Agreement, dated as of December 13, 2005.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
March 31, 2006

ASSETS

Current Assets:
Cash and cash equivalents	$1,315,925
Accounts receivable, net of allowance for doubtful accounts of $84,232	3,782,042
Accounts receivables-other	65,001
Prepaid expenses	57,141
Total Current Assets	5,220,109
Fixed assets, net of depreciation	127,031
Goodwill	2,528,010
Deposits	51,990
TOTAL ASSETS	$7,927,140

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities:
Note payable, Current portion	$398,154
Loan payable – factoring agent	2,707,491
Accounts payable and accrued expenses	1,626,354
Total Current Liabilities	4,731,999
Long-term liabilities
Notes payable, net of current	49,655
Loans payable – Officer	88,528
Total Liabilities	4,870,182

STOCKHOLDERS’ EQUITY
Preferred Stock, $.001 Par Value; 30,000,000 shares authorized, 4,400,000 designated Series A Convertible, $1 stated value, 4,400,000 shares issued and 4,350,000 shares outstanding at March 31, 2006	4,350
Common Stock, $.001 Par Value; 300,000,000 shares authorized and 177,557,824 shares outstanding at March 31, 2006	177,558
Discount on preferred Series A stock	(1,400,000)
Additional Paid-in-Capital	10,195,970
Additional paid-in-Capital-Warrants	1,142,686
Additional paid in Capital- Beneficial conversion	537,600
Deficit	(7,601,206)
Total Stockholders’ EQUITY	3,056,958
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,927,140

The accompanying notes are an integral part of these condensed consolidated financial statements.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE (3) MONTHS ENDED MARCH 31, 2006 AND 2005

	2006	2005

OPERATING REVENUES
Revenue	$5,182,313	$1,646,090

COST OF SALES	3,715,599	1,125,561

GROSS PROFIT	1,466,714	520,529

OPERATING EXPENSES
Administrative payroll, benefits and overhead costs	1,171,496	518,266
General and administrative expenses	649,545	267,949
Depreciation and amortization	9,343	18,711
Total Operating Expenses	1,830,384	804,926

(LOSS) BEFORE OTHER INCOME (EXPENSES)	(363,670)	(284,397)

OTHER INCOME (EXPENSES)
Other Income	85,310	—
Interest income	—	5,118
Interest expense	(67,203)	(67,385)
Total Other Income (Expenses)	18,107	(62,267)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(345,563)	(346,664)
Provision for Income Taxes	—	—

NET LOSS APPLICABLE TO COMMON SHARES	$(345,563)	$(346,664)

NET LOSS PER BASIC AND DILUTED SHARES	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	176,815,377	134,732,159

The accompanying notes are an integral part of these condensed consolidated financial statements.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE THREE (3) MONTHS ENDED MARCH 31, 2006 AND 2005

	2006	2005

CASH FLOW FROM OPERTING ACTIVIITES
Net loss	$(345,563)	$(346,664)

Adjustments to reconcile net loss to net cash (used in) operating activities Depreciation and amortization	9,344	18,711
Common stock issued for interest payments	—	62,142
Changes in assets and liabilities
Decrease in accounts receivable	1,683	247,901
Decrease in prepaid expenses	40,786	22,030
Increase in deposits	(1,990)	(3,000)
Increase (Decrease) in accounts payable and accrued expenses	(378,630)	23,541
Total adjustments	(328,807)	371,325
Net cash provided by (used in) operating activities	(674,370)	24,661

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(19,001)	—
Increase (decrease) in amounts due related parties	(26,156)	(11,659)
Net cash (used in) investing activities	(45,157)	(11,659)

CASH FLOWS FROM FINANCING ACTIVITIES
Preferred stock issuance for cash	1,400,000	897,666
Issuance costs deducted from equity	(191,580)	—
Cash contribution from subscription receivable	415,799	—
Proceeds from factoring agent	204,711	—
Proceeds (payments) from convertible debentures – net	—	935,000
Net proceeds from (payments to) officer	924	(2,000)
Net payments on notes payable	(90,900)	(304,821)
Net cash provided by financing activities	1,738,954	1,525,845

NET (DECREASE) IN CASH AND CASH EQUIVALENTS	1,019,427	1,538,847
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	296,498	28,348
CASH AND CASH EQUIVALENTS - END OF PERIOD	$1,315,925	$1,567,195

The accompanying notes are an integral part of these condensed consolidated financial statements.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE THREE (3) MONTHS ENDED MARCH 31, 2006 AND 2005

	2006	2005
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

CASH PAID DURING THE PERIOD FOR:
Interest expense	$25,415	$34,877
Income taxes	$—	$—
SUPPLEMENTAL DISCLOSURE OF NON-CASH INFORMATION
Common stock issued for loan commitment fees	$—	$160,000
Common stock issued for interest payment	$—	$62,142

During the three (3) months ended March 31, 2006, 50,000 shares of preferred stock were exchanged for common shares in accordance to the Investment Agreement with Cornell Capital Partners, LP dated December 31, 2005. The shares were exchanged based on the conversion price $0.0217 per share. This equated to 2,304,147 shares of common stock to be issued. The paid-in-capital for both common and preferred stock was adjusted to reflect the change in value.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2006 AND 2005 (UNAUDITED)

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

The condensed consolidated unaudited interim financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). The condensed consolidated financial statements and notes are presented as permitted on Form 10-QSB and do not contain information included in the Company’s annual consolidated statements and notes. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the December 31, 2005 audited financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these condensed consolidated financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

These condensed consolidated unaudited financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the consolidated operations and cash flows for the periods presented.

Medical Staffing Solutions, Inc. (the “Company” or “MSSI”) was incorporated in the State of Nevada on June 21, 2001. The Company had no revenues, operations and was considered a development stage company until September 26, 2003 when they entered into a reverse merger with TeleScience International, Inc. Prior to the transaction, MSSI had 10,499,333 shares of common stock outstanding. Upon the merger, MSSI cancelled 9,953,333 of these shares and issued 2,200,000 shares to acquire TeleScience for one hundred percent (100%) of the outstanding stock of TeleScience.

Upon the share exchange, the Board of Directors approved a stock split in the amount of 14 for 1 stock, on September 29, 2003, increasing the outstanding shares of the Company to 41,200,005. As of March 31, 2005, and March 31,2006 the Company had 151,788,053 shares and 177,557,824 of common stock issued and outstanding respectively.

For accounting purposes, the transaction had been accounted for as a reverse acquisition under the purchase method of accounting. Accordingly, TeleScience will be treated as the continuing entity for accounting purposes, and the condensed consolidated financial statements presented herein are those of TeleScience.

The Company is a provider of medical personnel to state and federal government agencies, primarily hospital and medical facilities. The Company’s business plan anticipates diversification into building up a technology division, which includes developing a Homeland Security subdivision. The Company has expensed some start-up costs relating to this over the past year.

In October 2003, the Company announced plans to enter into the Home Health Care Industry and provide services to the private sector as well as expand services in the public sector.

On July 1, 2005, we completed the Asset Purchase Agreement, whereby Medical Staffing, through our wholly-owned subsidiary, NPRN, acquired the business of Nurses PRN, LLC. As consideration for the purchased assets, Medical Staffing agreed to issue and deliver 9,500,000 shares of our common stock to Nurses PRN, LLC to be delivered to the members of Nurses PRN, LLC and 2,500,000 shares to a creditor. NPRN paid Nurses PRN, LLC $1,600,000 as a cash consideration and agreed to pay a contingent payment based on NPRN’s achievement of certain financial targets which shall not exceed $500,000. Medical Staffing also assumed certain assumed liabilities including: (a) a $365,487note payable issued to Mr. Jeff Dowling by NPRN; (b) a $250,000 note payable to Mr. Aftab Adamjee by NPRN and (c) certain general payables as set forth in the Purchase Agreement. We incurred professional costs associated with the Purchase Agreement to our lawyers and accountants in an amount equal to approximately $50,000. The acquisition was funded by a promissory note.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and Cost Recognition

Revenue is recognized under the accrual method of accounting when the services are rendered and customer has been billed, rather than when cash is collected for the services provided. Specifically, the terms of the contracts call for a fixed set fees based on an hourly rate per individual. Cost is recorded on the accrual basis as well, when the services are incurred rather than paid for.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three (3) months or less to be cash equivalents.

The Company maintains cash and cash equivalent balances at several financial institutions that are insured by the Federal Deposit Insurance Corporation up to $100,000. As March 31, 2006 the Company had deposits of $ 1,250,000 in excess of the insured limits.

Fixed Assets

Fixed assets are stated at cost. Depreciation is computed primarily using the straight-line method over the estimated useful life of the assets.

•	Furniture and fixtures five (5) Years

•	Office equipment seven (7) Years

Income Taxes

The income tax benefit is computed on the pretax loss based on the current tax law. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates.

Advertising

Costs of advertising and marketing are expensed as incurred. Advertising and marketing costs are included in general and administrative costs in the condensed consolidated statements of operations for the three (3) months ended March 31, 2006 and 2005, respectively.

Fair Value of Financial Instruments

The carrying amount reported in the condensed consolidated balance sheet for cash and cash equivalents, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for notes payable approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

(Loss) Per Share of Common Stock

Historical net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be antidilutive for the periods presented.

The following is a reconciliation of the computation for basic and diluted EPS:

	March 31, 2006	March 31, 2005
Net Loss	($345,563)	($346,664)
Weighted-average common shares outstanding (Basic)	176,815,377	134,732,159
Weighted-average common stock equivalents:
Stock options and warrants	—	—
Weighted-average common shares outstanding (Diluted)	176,815,377	134,732,159

Option and warrants outstanding to purchase stock were not included in the computation of diluted EPS because inclusion would have been antidilutive. As March 31, 2006, there were no options available. However, there were 95,000,000 freestanding warrants, and approximately 120,000,000 common shares available for conversion in association with the convertible preferred Series A stock.

Reclassifications

Certain amounts for the three (3) months ended March 31, 2005 have been reclassified to conform to the presentation of the March 31, 2006 amounts. The reclassifications have no effect on net income for the three (3) months ended March 31, 2005.

Recent Accounting Pronouncements

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) published Statement of Financial Accounting Standard No. 123 (Revised 2004), Shared-Based Payment (“FAS 123R”). FAS 123R requires that compensation cost related to share-based payment transaction within the scope of FAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of FAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005. Accordingly, the Company will implement the revised standard in the fourth quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provision of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Management in assessing of compensation cost in the financial statements. Management has assessed the implications of this revised standard, and has determined that it did not materially impact the Company’s results of operations in the first quarter of fiscal year 2006.

On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions (“SFAS 153”). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

In March 2005, the FASB issued Statement of financial Accounting Standards Interpretation Number 47 (“FIN 47”), Accounting for Conditional Asset Retirement Obligation.” FIN 47 provides clarification regarding the meaning of the term “conditional asset retirement obligation” as used in SFAS 143, “Accounting for Asset Retirement Obligations.” Fin 47 is effective for the year ended December 31, 2005. The implementation of this standard did not have a material impact on its financial position, results of operation or cash flows.

In May 2005, the FASB issued FAS 154, “Accounting for Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3”. FAS154 changes the requirements with regard to the accounting for and reporting a change in an accounting principle. The Provisions of FAS 154 require, unless impracticable, retrospective application to prior periods presented in financial statements for all voluntary changes in an accounting principle and changes required by the adoption of a new accounting pronouncement in the unusual instance that the new pronouncement does not indicate a specific transition method. FAS 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in an accounting estimate, which requires prospective application of new method. FAS 154 is effective for all changes in an accounting principle made in the fiscal years beginning after December 15, 2005. The Company has adopted FAS 154 beginning January 1, 2006. Because FAS 154 is directly dependent upon future events, the Company has not determined what effect, if any, the expected adoption of FAS 154 will have on its financial condition, results of operations or cash flows.

In February 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting (FAS) No. 155, Accounting for Certain Hybrid Financial Instruments. FAS No 155 replaces FAS No 133 Accounting for Derivative Instruments and Hedging Activities, and FAS No. 140 Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. FAS No. 155 resolves issues in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interest in Securitized Financial Assets”. This statement will be effective for all financial instruments acquired or issued after the beginning of an entity’s fiscal year that begins September 15, 2006. The Company is currently analyzing whether this new standard will have impact on its financial position and results of operations.

NOTE 3 - ACCOUNTS RECEIVABLE

A majority of the Company’s revenues are derived from government contracts for personnel at various state and federal agencies including hospitals, medical facilities and penitentiaries. As such, payments for services rendered are based on negotiated terms. The Company does provide for an allowance of doubtful accounts and often evaluates receivables for collectibility. At March 31, 2006, the Company had $3,782,042 gross due to them for their services. Additionally, the Company has established an allowance for doubtful accounts of $84,233 at March 31, 2006.

The accounts receivable are being used as collateral on a line of credit the Company has with a factor (See Note 8).

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at March 31, 2006:

Furniture, fixtures and equipment	$298,465
Less: accumulated depreciation	171,434
Net book value	$127,031

Depreciation expense for the three (3) months ended March 31, 2006 and 2005 was $9,344 and $5,586, respectively.

NOTE 5 - DEPOSITS

The Company had deposits with various entities for security purposes. The balance as of March 31, 2006 was $51,990.

NOTE 6 – GOODWILL

In the acquisition of Nurse PRN (See Note 14), the Company acquired goodwill in the amount of $ 2,528,010. The Company has performed an analysis of the account and has determined that no impairment is necessary at March 31, 2006.

NOTE 7 - DUE TO RELATED PARTIES

The Company has outstanding at March 31, 2006 and 2005 $65,001 from related parties, primarily in the form of employee advances. These amounts have no specific repayment terms. As such, the amounts are reflected in the condensed consolidated balance sheet as current assets.

NOTE 8 – LOAN PAYABLE

In July 2005, the Company entered into a line of credit agreement with a factor. The loan, which is due on demand bears interest at prime plus one percent (1%). The factor lends up to ninety percent (90%) of the receivable balance to the Company, and receives payment directly on the outstanding receivables and the remaining balance is remitted to the Company. The outstanding balance at March 31, 2006 was $2,707,491. The balance is reflected net of a ten percent (10%) reserve that the factor has established which is adjusted on each funding.

NOTE 9- INVESTMENT

Beginning in 2001, the Company started investing in a private airstrip in Branson, Missouri. The project ran out of funding after the Company funded approximately $385,000. As of December 31, 2002, the project ceased operations. Management of the Company has reserved an allowance for the entire amount of the investment, as the current market value is unknown.

NOTE 10 - PROVISION FOR INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s consolidated tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At March 31, 2006, deferred tax assets approximated the following:

Deferred tax assets	$2,539,480
Less: valuation allowance	(2,539,480)
Net deferred tax assets	-0-

At March 31, 2006, the Company had accumulated deficits in the approximate amount of $7,600,000 available to offset future taxable income through 2024. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

NOTE 11 - LOAN PAYABLE - OFFICER

The Company was a party to a claim pursuant to which an individual was seeking damages under an agreement the Company entered into in 2002. The Company eventually settled this claim, and consequently recorded a liability for the settled amount of $1,092,156, which included attorney’s fees. The payout of this settlement was to be over forty-two months in semi-monthly installments of $12,500 commencing February 2003. The settlement accrued interest at twelve percent (12%) upon any default of the agreement. As part of this agreement the individual can seek no further damages against the Company.

The Company paid $216,236 of this amount, and then in November 2003, the President of the Company in a private stock transaction, signed over personal shares of common stock of the Company in consideration for this liability. As such, the Company has recorded a loan payable to the President for the unpaid liability at that time, equal to $875,920. The Company has paid down this liability and the total amount outstanding at March 31, 2006 was $88,528.

NOTE 12 - COMMITMENTS

The Company established a 401(k) Plan for its employees and agreed to match a portion of the contribution. Effective January 1, 2004, the Company discontinued its matching portion of the contribution.

NOTE 13 – NOTE PAYABLE

In connection with the acquisition of Nurses PRN on July 1, 2005, the Company assumed a note payable with Jeffrey Dowling in the amount of $ 365,487. In addition, the Company assumed a note payable with Aftabe Adamjee in the amount of $ 250,000. The note payable to Jeff Dowling is payable in twenty-six (26) monthly installments with nine percent (9%) interest rate assessed. The note payable associated with Mr. Adamjee is payable in two (2) installments. The Company anticipates making full payment in 2006. The balances on these notes at March 31, 2006 were $197,809 and $ 250,000, respectively.

NOTE 14 - STOCKHOLDERS’ EQUITY

The Company has two (2) classes of stock: a preferred class with a par value of $0.001 and 30,000,000 shares authorized, and a common class with a par value of $0.001 and 300,000,000 shares authorized.

The Company has 177,557,824 common shares issued and outstanding and 4,400,000 shares of Series A convertible preferred stock issued and 4,350,000 outstanding as of March 31, 2006.

On December 13, 2005, the Company issued 3,000,000 shares of Series A convertible preferred stock. The stock was issued in three (3) parts; the first installment was consummated when Company issued 2,184,201 shares in payment of a promissory note held by Cornell Capital Partners, LP (“Cornell”). The debt was in the amount of $2,113,332. plus accrued interest of $70,869. The second installment was for 400,000 shares in the amount of $400,000. The remaining shares were advanced two (2) days prior to the Company filing a registration statement, which was filed on January 31, 2006. In addition, the Company extended a warrant to Cornell to purchase fifteen million (15,000,000) shares of common stock at a fixed exercise price of $0.03.

On March 13, 2006, the Company amended and restated its agreement with Cornell to increase the amount to preferred shares to 4,400,000. The additional funds of $1,400,000 were advanced on that date. In addition, the Company issued to Cornell four (4) additional warrants to purchase an aggregate of 80,000,000 shares of the Company’s common stock as follows; (i) 30,000,000 shares at an exercise price of $0.005 per share, (ii) 30,000,000 shares at an exercise price of $0.01 per share, (iii) 10,000,000 shares at an exercise price of $0.015 per share, and (iv) 10,000,000 shares at an exercise price of $0.02 per share. All of the warrants expire five (5) years after the date of issuance, on or about March 13, 2011.

On January 30, 2006, a convertible series A preferred shareholder notified the Company of their intent to convert 50,000 shares of preferred stock into common stock, as outlined in the investment agreement. The preferred shares were converted at a price $0.0217, which translated into 2,304,147 shares common stock. There were no other transactions involving common stock in the quarter ended March 31, 2006.

In connection with the conversion of the preferred stock, the total outstanding preferred shares were decreased by 50,000 shares.

In January 2006, the Company incurred additional financing fees valued at $160,000. The Company charged the financing fees and associated legal fees against paid-in-capital in connection with the equity financing agreement.

The Company issued in the first quarter of 2005 1,464,261 shares for the conversion of the interest costs value at $ 62,142.

NOTE 15 - GOING CONCERN

As shown in the accompanying condensed consolidated financial statements, the Company incurred substantial net losses for the years ended December 31, 2005 and 2004, and additional losses in the three (3) months ended March 31, 2006. There is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support those operations. This raises substantial doubt about the Company’s ability to continue as a going concern.

Management states that they are confident that they can improve operations and raise the appropriate funds needed through their recent contracts the Company has entered into in the past few months.

The condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 16 - LITIGATION

In October 2004, The Roche Group sued the Company for pecuniary loss in connection with an ex-dividend date of the Company’s stock sued the Company. The courts have dismissed two (2) of the three (3) counts with prejudice. The Company is presently in the discovery phase of the trial on the remaining count. Plaintiffs are seeking $125,000 in damages. The Company feels the case has no merit, and will be dismissed as well.

On February 16, 2006 the Circuit of Fairfax County, Virginia entered a final order against TeleScience International, Inc. (“Telescience”) a wholly-owned subsidiary of the Company in the amount of $851,875 with interest at twelve percent (12%) from the date of October 16, 2003.

In 2003, the Company believed it had settled a claim by the Plaintiff who was a former officer and investor of TeleScience. In satisfaction of that settlement, 2,655,678 restricted shares of the Company’s common stock were delivered to Plaintiff in November of 2003. The Plaintiff rejected the share tender and demanded a cash settlement. The Company maintains the tender to have been sufficient and binding. The parties engaged in legal proceedings in November 2003 and the case went forward for a jury trial. On November 16, 2005, the jury returned a favorable verdict for TeleScience, and at that time the Plaintiff petitioned the Court to set aside the jury verdict. The motion was set oral argument for December 16, 2005, and on February 16, 2006 the Court reversed its position in favor of the Plaintiff. TeleScience intends to vigorously pursue an appeal.

As a result of the latest decision in this matter, the Company has placed the net proceeds obtained in the Amended and Restated Investment Agreement, dated March 13, 2006, by and between the Company and Cornell Capital Partners, LP in the amount of $ 1,250,000 in escrow with the Fairfax County Circuit Court of Appeal. The proceeds will be held in escrow until adjudication of the matter with the Court of Appeals.

In the event that the Company is successful in its appeal process, Cornell Capital has the option to redeem 1,400,000 shares of Series A preferred stock in exchange for the proceeds previously received.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the members of
Nurses PRN, LLC
West Palm Beach, FL

We have audited the accompanying balance sheets of Nurses PRN, LLC as of December 31, 2004 and 2003 and the related statements of operations, changes in members’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversights Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has incurred losses in the last two years of operations, and will be looking to raise capital over the next year to assist in funding their operations. These factors raise substantial doubt about its ability to continue as a going concern. Management’s operating and financing plans in regards to these matters are also discussed in Note 6. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nurses PRN, LLC as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

BAGELL, JOSEPHS & COMPANY, L.L.C.
Bagell, Josephs & Company, LLC.
Gibbsboro, New Jersey
March 1, 2005

NURSES PRN, L.L.C.
BALANCE SHEETS
DECEMBER 31, 2004 AND 2003

	2004	2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$281,640	$358,687
Accounts receivable - net	3,076,919	3,295,655
Prepaid expenses and other current assets	150,263	2,183
Total current assets	3,508,822	3,656,525
Fixed assets - net	67,858	206,067
OTHER ASSET
Security deposit	6,657	6,682
Total other asset	6,657	6,682
TOTAL ASSETS	$3,583,337	$3,869,274

LIABILITIES AND MEMBERS' DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$377,958	$369,557
Note payable - receivable line of credit	2,645,938	2,866,714
Current portion of note payable - other	182,071	62,888
Due to member	1,061,331	631,600
Due to related party	88,156	-
Taxes payable	1,761,140	1,006,787
Total current liabilities	6,116,594	4,937,546
LONG-TERM LIABILITIES
Note payable - other, net of current portion	237,154	420,875
Total long-term liabilities	237,154	420,875
TOTAL LIABILITIES	6,353,748	5,358,421
MEMBERS' DEFICIT	(2,770,411)	(1,489,147)
TOTAL LIABILITIES AND MEMBERS' DEFICIT	$3,583,337	$3,869,274

The accompanying notes are an integral part of these financial statements

NURSES PRN, L.L.C.
 STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
REVENUES	$10,931,812	$8,727,973
COST OF GOODS SOLD
Payroll expense - nurses	8,109,910	7,064,140
Tax expense - nurses	759,138	304,573
Workmen's compensation expense - nurses	263,644	153,881
Total cost of goods sold	9,132,692	7,522,594
GROSS PROFIT	1,799,120	1,205,379
OPERATING EXPENSES
Administrative payroll	1,563,284	1,174,492
Dealer commissions	424,892	385,552
Background and drug testing	19,332	1,430
Bad debt expense	57,500	52,058
Bank fees	35,230	40,672
Computer expense	13,089	6,110
Depreciation	52,807	13,306
Insurance	297,213	173,681
Interest expense	1,182,431	613,050
Licenses, permits and taxes	12,380	5,691
Maintenance and cleaning	10,968	5,780
Marketing	19,619	3,625
Miscellaneous	161,470	51,562
Meals and travel	152,134	108,555
Office supplies and printing	68,289	62,902
Postage and delivery	38,760	10,484
Professional fees	120,514	129,243
Recruiting	23,921	39,294
Rent and utilities	120,364	69,120
Telephone	99,125	49,439
Website hosting	90,145	49,309
Total operating expenses	4,563,467	3,045,355
NET LOSS FROM CONTINUING OPERATIONS	(2,764,347)	(1,839,976)
DISCONTINUED OPERATIONS
Income from discontinued operations	576,945	346,074
Income on disposal	906,138	-
NET LOSS	$(1,281,264)	$(1,493,902)

The accompanying notes are an integral part of these financial statements

NURSES PRN, L.L.C.
STATEMENT OF MEMBERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

BALANCE - JANUARY 1, 2003	$4,755
Net loss	(1,493,902)
BALANCE - DECEMBER 31, 2003	(1,489,147)
Net loss	(1,281,264)
BALANCE - DECEMBER 31, 2004	$(2,770,411)

The accompanying notes are an integral part of these financial statements

NURSES PRN, L.L.C.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Continuing operations:
Net loss	$(2,764,347)	$(1,839,976)
Adjustments to reconcile net loss to net cash provided by operating activities
Non cash adjustments - net	132,871	-
Depreciation	89,528	13,306
Changes in assets and liabilities:
(Increase) decrease in account receivable	218,736	(2,943,034)
(Increase) in prepaid expenses and other current assets	(68,080)	(2,183)
(Increase) decrease in security deposit	25	(6,682)
Increase in accounts payable and accrued expenses	8,401	356,251
Increase in taxes payable	754,353	892,951
Total adjustments	1,135,834	(1,689,391)
Net cash (used in) operating activities - continuing operations	(1,628,513)	(3,529,367)
Discontinued operations:
Income from discontinued operations	576,945	346,074
Net cash provided by discontinuing operations	576,945	346,074
CASH FLOWS FROM INVESTINGING ACTIVITIES
Continuing operations:
(Acquisition) of property and equipment	-	(168,214)
Discontinued operations:
Proceeds from disposal of assets	821,948	-
Net cash provided by investing activities	821,948	(168,214)
CASH FLOWS FROM FINANCING ACTIVITIES
Continuing operations:
Net proceeds from related party advances	88,156	-
Net proceeds from note payable - receivable line of credit	(300,776)	2,582,662
Net proceeds from member	429,731	581,600
Net proceeds from note payable - other	(64,538)	483,763
Net cash provided by financing activities	152,573	3,648,025
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(77,047)	296,518
CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	358,687	62,169
CASH AND CASH EQUIVALENTS - END OF YEAR	$281,640	$358,687

The accompanying notes are an integral part of these financial statements

NURSES PRN, L.L.C.
STATEMENTS OF CASH FLOWS (CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest paid	$580,215	$613,850
Income taxes paid	$-	$-
SUPPLEMENTAL DISCLOSURE OF NON-CASH INFORMATION
Note payable for the acqusition of property and equipment	$100,000	$-
Relief of accounts payable and notes payable upon disposal of propertyand equipment - net	$132,871	$-

The accompanying notes are an integral part of these financial statements

NURSES PRN, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nurses PRN, LLC (the “Company”) is a Limited Liability Company formed in the State of Florida as a licensed temporary staffing agency in the business of providing supplemental staffing to medical care providers. In the recruiting process Nurses PRN is responsible for personally interviewing all potential representatives of Nurses PRN before they are assigned to a hospital or healthcare facility. The Company offers to its clients per diem staffing, local contracts, travel nurses and international nurses. The representatives of the Company specialize in telemetry, med-surg, emergency room and operating room environments.

The financial statements for the year ended December 31, 2003 include reclassifications of the operations of the Company to reflect the sale and disposal of certain assets and business that was generated between Nurse Staffing, LLC and Nurses PRN, LLC. This disposal occurred on November 1, 2004. Accordingly, the Company follows FASB 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. The Company has reclassified its December 31, 2003 financial statements to reflect the operations below the line as discontinued operations in accordance with FASB 144.

The Company recognized a $906,138 gain on the disposal of the assets of Nurse Staffing, LLC.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

Accounts Receivable

Accounts receivable are evaluated for potential uncollectible amounts and are reduced for any existing bad debts. Accounts receivable, net of reserve allowances was $3,076,919 and $3,295,655 at December 31, 2004 and 2003, respectively.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets; three years for computers and five years for furniture. Reviews are regularly performed to determine whether facts and circumstances exist that indicate carrying amount of assets may not be recoverable of the useful life is shorter than originally estimated. The Company assesses the recoverability of its fixed assets by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. If assets are determined to be recoverable, but the useful lives are shorter than originally estimated, the net book value of the assets is depreciated over the newly determined remaining useful lives. When fixed assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss in included in operations.

Income Taxes

The Company was organized as a Limited Liability Company (L.L.C.). Under these provisions, the Company is taxed as a partnership for federal and state income tax purposes. The Company does not pay corporate income taxes on its taxable income. Instead, the member is liable for its income taxes.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during this reported period. Actual results could differ from those estimates.

Advertising and Marketing

Advertising and marketing costs charged to expense were $19,619 and $3,625 for the years ended December 31, 2004 and 2003 respectively.

Revenue Recognition

Revenue is primarily recognized after services are rendered and confirmed by a time card authorized by the clients. They are billed to the client once per week for the prior week. An accrual is made every month for service rendered and billed to the particular clients that were booked the following month.

Fair Value of Financial Instruments

The carrying amount reported in the balance sheets for cash and cash equivalents, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments.

Recent Accounting Pronouncements

In April 2003, the FASB issued SFAS Statement No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”, which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Most provisions of this Statement should be applied prospectively. The adoption of this statement did not have a significant impact on the Company’s results of operations or financial position.

In May 2003, the FASB issued SFAS Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities, if applicable.

It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The adoption of this statement did have a significant impact on the Company’s results of operations or financial position.

In November 2002, the FASB issued Interpretation No. 45 (“FIN 45”), Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantees and elaborates on existing disclosure requirements related to guarantees and warranties. The recognition requirements are effective for guarantees issued or modified after December 31, 2002 for initial recognition and initial measurement provisions. The adoption of FIN 45 did not have a significant impact on the Company’s results of operations or financial position.

In January 2003, the FASB issued FASB Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February  1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have a significant impact on the Company’ results of operations or financial position.

NOTE 2: FIXED ASSETS

Fixed assets at December 31, 2004 and 2003 is as follows:

	2004	2003

Office furniture and computers	$106,277	$291,373

Less: accumulated depreciation	(38,419)	(13,306)

Net property and equipment	$67,858	$206,067

Depreciation expense for the years ended December 31, 2004 and 2003 was $89,528 and $13,306 respectively.

NOTE 3: NOTE PAYABLE – RECEIVABLE LINE OF CREDIT

The Company on June 4, 2002 entered into a mastering factoring agreement with Rockland Credit Finance, a subsidiary of Webbank, Inc. The agreement states from time to time during the term of the agreement that the Company may offer to sell to Rockland Credit certain amounts of the Company’s account receivables.

In turn of the acceptance of the account receivables, Rockland Credit will pay to the Company an amount up to 90% of the aggregate net face value of the assigned accounts. If the aggregate net face value of the receivables accepted by Rockland Credit is less than $1,500,000, the Company would be required to pay a fee not less than $2,000. The term of the agreement is for one year and the agreement automatically renews for successive one-year periods.

NOTE 4: NOTE PAYABLE - OTHER

The Company has a note payable which was originally $250,000 as of July 2003. The note was amended for another additional $250,000 in September 2003, for a total principal balance of $500,000, of which $419,225 and $483,763 was outstanding as of December 31, 2004 and 2003, respectively. Interest is payable monthly at an annual rate of 9%. The term of the note is for four years, and the principal balance is payable in monthly installments of principal plus accrued interest at which time the final installment equal to the remaining balance shall be due and payable. The maturities over the next three years and in the aggregate are as follows:

Fiscal year ending	December 31, 2005	$182,071
	December 31, 2006	150,000
	December 31, 2007	87,154
		$419,225

NOTE 5: DUE TO RELATED PARTY

The Company as of December 31, 2004 had an amount of $88,156 due to a related party. The amount refers to the pre-funding of the payroll by the related party. The related party was not ready to perform their own payroll and the Company performed this function for them during the month of December 2004. The pre-funding by the related party ended up being too much and the amount was returned on January 14, 2005.

The Company has been advanced amounts from its members to cover working capital needs and expansion costs over time. At December 31, 2004 and 2003, there is $1,061,331 and $631,600 outstanding, respectively. There is no stated interest due on these amounts and they are due on demand. These payments will be repaid upon a sale of the Company.

NOTE 6: GOING CONCERN

As shown in the accompanying financial statements, the Company incurred net losses for the years ended December 31, 2004 and 2003. There is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support current operations and generate anticipated sales. This raises substantial doubt about the Company’s ability to continue as a going concern.

Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s service efforts.

The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 7: COMMITMENTS AND CONTINGENCIES

Leases

The Company conducts its operations in either leased facilities, where the leases are month to month or have provisions that provide for renewal options, in hospitals, where no rent is charged or they have agreements where no rent required is part of the agreement. Facilities where there are leases are all operating leases and rent expense is charged to operations as incurred.

As of December 31, 2004, the future minimum rental payments due under noncancellable operating leases are as follows:

2005	$87,008
2006	44,657
Totals	$131,665

NOTE 8. SUBSEQUENT EVENT

As of July 1, 2005, the Company sold its assets to Nurses PRN Acquisition Corp., a wholly owned subsidiary of a public company, Medical Staffing Solutions, Inc.

BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants

High Ridge Commons Suites 400-403
200 Haddonfield Berlin Road Gibbsboro, New Jersey 08026
(856) 346-2828 Fax (856) 346-2882

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member of Nurses PRN, LLC
West Palm Beach, Florida

We have reviewed the accompanying balance sheets of Nurses PRN, LLC (the “Company”) as of June 30, 2005 and 2004 and the related statements of operations, changes in members’ (deficit), and cash flows for the six months then ended. These interim financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the financial statements referred to above in order for them to be in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has sustained operating losses and capital deficits that raise substantial doubt about its ability to continue as a going concern. Management’s operating and financing plans in regard to these matters are also discussed in Note 6. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

BAGELL, JOSEPHS & COMPANY, L.L.C.
BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey September 7, 2005
MEMBER OF:  AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
SEC PRACTICE SECTION OF THE AICPA (SECPSI)
NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS FLORIDA STATE
BOARD OF ACCOUNTANCY

NURSES PRN, L.L.C.
BALANCE SHEETS
JUNE 30, 2005 AND 2004

	2005	2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$10,789	$499,176
Accounts receivable - net	1,803,255	3,249,646
Prepaid expenses and other current assets	24,949	213,909
Total current assets	1,838,993	3,962,731
Fixed assets - net	68,187	264,598
OTHER ASSET
Security deposit	7,057	10,371
Total other asset	7,057	10,371
TOTAL ASSETS	$1,914,237	$4,237,700
LIABILITIES AND MEMBERS' DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$316,597	$558,374
Note payable - receivable line of credit	1,548,373	3,044,651
Current portion of note payable - other	203,332	86,213
Due to member	993,332	1,225,117
Taxes payable	2,237,323	1,750,205
Total current liabilities	5,298,957	6,664,560
LONG-TERM LIABILITIES
Note payable - other, net of current portion	162,155	365,487
Total long-term liabilities	162,155	365,487
TOTAL LIABILITIES	5,461,112	7,030,047
MEMBERS' DEFICIT	(3,546,875)	(2,792,347)
TOTAL LIABILITIES AND MEMBERS' DEFICIT	$1,914,237	$4,237,700

The accompanying notes are an integral part of the condensed consolidated financial statements

NURSES PRN, L.L.C.
STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004

	2005	2004
OPERATING REVENUES	$7,229,872	$5,034,373
COST OF GOODS SOLD
Payroll expense - nurses	5,145,847	3,736,421
Tax expense - nurses	468,264	386,294
Workmen's compensation expense - nurses	284,376	118,985
Total cost of goods sold	5,898,487	4,241,700
GROSS PROFIT	1,331,385	792,673
OPERATING EXPENSES
Administrative payroll	590,724	877,868
Dealer commissions	289,725	175,930
Background and drug testing	6,284	10,522
Bad debt expense	12,000	30,000
Bank fees	25,062	18,423
Computers expense	1,895	7,093
Depreciation	7,339	40,833
Interest expense	477,052	654,754
Insurance	248,439	149,402
Licenses, permits and taxes	15,418	5,530
Maintenance and cleaning	3,866	7,113
Marketing	1,406	13,640
Miscellaneous	11,286	16,393
Meals and travel	22,377	82,244
Office supplies and printing	21,835	42,873
Postage and delivery	15,484	19,560
Professional fees	193,669	61,467
Recruiting	8,619	14,381
Rent and utilities	79,088	48,539
Telephone	36,457	42,943
Website hosting	39,824	53,681
Total operating expenses	2,107,849	2,373,189
NET LOSS FROM CONTINUING OPERATIONS	(776,464)	(1,580,516)
DISCONTINUED OPERATIONS
Income from discontinued operations	-	277,316
NET LOSS	$(776,464)	$(1,303,200)

The accompanying notes are an integral part of these  financial statements

NURSES PRN, L.L.C.
STATEMENT OF MEMBERS' DEFICIT
FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004

BALANCE - JANUARY 1, 2004	$(1,489,147)
Net loss	(1,303,200)
BALANCE - JUNE 30, 2004	$(2,792,347)
BALANCE - JANUARY 1, 2005	$(2,770,411)
Net loss	(776,464)
BALANCE - JUNE 30, 2005	$(3,546,875)

The accompanying notes are an integral part of these financial statements

NURSES PRN, L.L.C.
STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Continuing Operations:
Net loss	$(776,464)	$(1,580,516)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	7,339	47,030
Changes in assets and liabilities:
Decrease in account receivable	1,273,664	46,009
(Increase) decrease in prepaid expenses and other current assets	125,314	(211,726)
(Decrease) in security deposit	(400)	(3,689)
Increase (decrease) in accounts payable and accrued expenses	(61,361)	188,817
Increase in taxes payable	476,183	743,418

Net cash provided by (used in) operating activities - continuing operations	1,044,275	(770,657)
Discontinued Operations:
Income from discontinued operations	-	277,316

Net cash provided by operating activities - discontinued operations	-	277,316
Net cash provided by (used in) operating activities	1,044,275	(493,341)
CASH FLOWS FROM INVESTING ACTIVITIES
(Acquisition) of property and equipment	(7,668)	(105,562)
Net cash (used in) investing activities	(7,668)	(105,562)
CASH FLOWS FROM FINANCING ACTIVITIES
Net (reduction in) related party advances	(88,156)	-
Net proceeds from (reduction in) note payable - receivable line of credit	(1,097,565)	177,938
Net proceeds from (reduction in) due to member	(67,999)	593,517
Net (reduction in) note payable - other	(53,738)	(32,063)
Net cash provided by (used in) financing activities	(1,307,458)	739,392
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(270,851)	140,489
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	281,640	358,687
CASH AND CASH EQUIVALENTS - END OF PERIOD	$10,789	$499,176
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest paid	$477,052	$624,004
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements

NURSES PRN, LLC
NOTES TO REVIEWED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Nurses PRN, LLC (the “Company”) is a Limited Liability Company formed in the State of Florida as a licensed temporary staffing agency in the business of providing supplemental staffing to medical care providers. In the recruiting process Nurses PRN is responsible for personally interviewing all potential representatives of Nurses PRN before they are assigned to a hospital or healthcare facility. The Company offers to its clients per diem staffing, local contracts, travel nurses and international nurses. The representatives of the Company specialize in telemetry, med-surg, emergency room and operating room environments.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

Accounts Receivable

Accounts receivable are evaluated for potential uncollectible amounts and are reduced for any existing bad debts. Accounts receivable, net of reserve allowances was $1,803,255 and $3,249,646 at June 30, 2005 and 2004, respectively.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets; three years for computers and five years for furniture. Reviews are regularly performed to determine whether facts and circumstances exist that indicate carrying amount of assets may not be recoverable of the useful life is shorter than originally estimated. The Company assesses the recoverability of its fixed assets by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. If assets are determined to be recoverable, but the useful lives are shorter than originally estimated, the net book value of the assets is depreciated over the newly determined remaining useful lives. When fixed assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss in included in operations.

Income Taxes

The Company was organized as a Limited Liability Company (L.L.C.). Under these provisions, the Company is taxed as a partnership for federal and state income tax purposes. The Company does not pay corporate income taxes on its taxable income. Instead, the member is liable for its income taxes.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during this reported period. Actual results could differ from those estimates.

Advertising and Marketing

Advertising and marketing costs charged to expense were $1,406 and $13,640 for the six months ended June 30, 2005 and 2004, respectively.

NURSES PRN, LLC
NOTES TO REVIEWED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
(Continued)

Revenue Recognition

Revenue is primarily recognized after services are rendered and confirmed by a time card authorized by the clients. They are billed to the client once per week for the prior week. An accrual is made every month for service rendered and billed to the particular clients that were booked the following month.

Fair Value of Financial Instruments

The carrying amount reported in the balance sheets for cash and cash equivalents, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments.

Recent Accounting Pronouncements

In April 2003, the FASB issued SFAS Statement No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”, which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Most provisions of this Statement should be applied prospectively. The adoption of this statement did not have a significant impact on the Company’s results of operations or financial position.

In May 2003, the FASB issued SFAS Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities, if applicable. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The adoption of this statement did have a significant impact on the Company’s results of operations or financial position.

In November 2002, the FASB issued Interpretation No. 45 (“FIN 45”), Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantees and elaborates on existing disclosure requirements related to guarantees and warranties. The recognition requirements are effective for guarantees issued or modified after December 31, 2002 for initial recognition and initial measurement provisions. The adoption of FIN 45 did not have a significant impact on the Company’s results of operations or financial position.

In January 2003, the FASB issued FASB Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February  1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have a significant impact on the Company’ results of operations or financial position.

NOTE 2 - FIXED ASSETS

Fixed Assets at June 30, 2005 and 2004 are as follows:

NURSES PRN, LLC
NOTES TO REVIEWED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
(Continued)

	2004	2003

Office furniture and computers	$113,945	$324,934

Less: accumulated depreciation	45,758	60,336

Net property and equipment	$68,187	$264,598

Depreciation expense for the six months ended June 30, 2005 and 2004 was $7,339 and $47,030 respectively.

NOTE 3 - NOTE PAYABLE – RECEIVABLE LINE OF CREDIT

The Company on June 4, 2002 entered into a mastering factoring agreement with Rockland Credit Finance, a subsidiary of Webbank, Inc. The agreement states from time to time during the term of the agreement that the Company may offer to sell to Rockland Credit certain amounts of the Company’s account receivables.

In turn of the acceptance of the account receivables, Rockland Credit will pay to the Company an amount up to 90% of the aggregate net face value of the assigned accounts. If the aggregate net face value of the receivables accepted by Rockland Credit is less than $1,500,000, the Company would be required to pay a fee not less than $2,000. The term of the agreement is for one year and the agreement automatically renews for successive one-year periods.

NOTE 4 - NOTE PAYABLE - OTHER

The Company has a note payable which was originally $250,000 as of July 2003. The note was amended for another additional $250,000 in September 2003, for a total principal balance of $500,000, of which $365,487 and $451,700 was outstanding as of June 30, 2005 and 2004, respectively. Interest is payable monthly at an annual rate of 9%. The term of the note is for four years, and the principal balance is payable in monthly installments of principal plus accrued interest at which time the final installment equal to the remaining balance shall be due and payable.

NOTE 5 - DUE TO MEMBERS

The Company has been advanced amounts from its members to cover working capital needs and expansion costs over time. At June 30, 2005 and 2004, there is $993,332 and $1,225,117 outstanding, respectively. There is no stated interest due on these amounts and they are due on demand. These payments will be repaid upon a sale of the Company.

NOTE 6 -GOING CONCERN

As shown in the accompanying financial statements, the Company incurred net losses for the years ended December 31, 2004 and 2003. There is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support current operations and generate anticipated sales. This raises substantial doubt about the Company’s ability to continue as a going concern.

Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s service efforts.

The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NURSES PRN, LLC
NOTES TO REVIEWED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
(Continued)

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Leases

The Company conducts its operations in either leased facilities, where the leases are month to month or have provisions that provide for renewal options, in hospitals, where no rent is charged or they have agreements where no rent required is part of the agreement. Facilities where there are leases are all operating leases and rent expense is charged to operations as incurred.

As of June 30, 2005, the future minimum rental payments due under noncancellable operating leases are as follows:

2005	$43,504
2006	44,657
Totals	$88,161

NOTE 8 - SUBSEQUENT EVENT

As of July 1, 2005, the Company sold its assets to Nurses PRN Acquisition Corp., a wholly owned subsidiary of a public company Medical Staffing Solutions, Inc.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES
INTRODUCTION TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On July 1, 2005, Medical Staffing Solutions Inc. and Subsidiaries (“The Company”) consummated an Asset Purchase Agreement with Nurses PRN, LLC, a privately held Company whereby, Medical Staffing Solutions Inc. and Subsidiaries, agreed to acquired all the assets, properties, rights, intents, business and goodwill of Nurses PRN, LLC. The Company also acquired certain liabilities.

The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2005 has been presented with a consolidated subsidiary at June 30, 2005. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2005 purport what the acquisition would look like. The year ended December 31, 2004 statement of operations has been presented as if the acquisition had occurred January 1, 2004 combined.

The unaudited pro forma condensed consolidated statements do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma condensed financial statements should be read in conjunction with the companies’ respective historical financial statements and notes included thereto.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES
UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 30, 2005

	Medical Staffing Solutions, Inc. and Subsidiaries	Nurses PRN, LLC	Adjustments	Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$10,682	$10,789	$-	$21,471
Accounts receivable, net of allowance for doubtful accounts of $46,096	1,031,600	1,803,255	-	2,834,855
Accounts receivables-other	9,100	-	-	9,100
Prepaid expenses	38,518	24,949	-	63,467
Total Current Assets	1,089,900	1,838,993	-	2,928,893
Fixed assets, net of depreciation	49,517	68,187	-	117,704
Loan commitment fees, net	39,375	-	-	39,375
Deposits	1,650,643	7,057	-	1,657,700
Goodwill	-	-	1,223,406	1,223,406
TOTAL ASSETS	$2,829,435	$1,914,237	$1,223,406	$5,967,078
LIABILITIES AND STOCKHOLDERS' (DEFICIT)
LIABILITIES
Current Liabilities:
Note payable - current portion	$551,765	$1,751,705	$(1,136,217)	$1,167,253
Promissory note - Standby Equity Distribution Agreement	1,579,068	-	-	1,579,068
Due to related parties	73,333	993,332	(993,332)	73,333
Accounts payable and accrued expenses	751,998	2,553,920	(2,553,920)	751,998
Loan payable - Officer / Litigation settlement payable	50,000	-	-	50,000
Total Current Liabilities	3,006,164	5,298,957	(4,683,469)	3,621,652
Long term liabilities	-	162,155		162,155
Total Liabilities	3,006,164	5,461,112	(4,683,469)	3,783,807
STOCKHOLDERS' (DEFICIT)
Preferred Stock, $.001 Par Value; 30,000,000 shares authorized 0 shares issued and outstanding	-	-	-	-
Common Stock, $.001 Par Value; 300,000,000 shares authorized 176,100,015 shares issued and outstanding	166,600	-	9,500	176,100
Additional Paid-in-Capital	5,750,728	-	2,350,500	8,101,228
Deficit	(6,094,057)	(3,546,875)	3,546,875	(6,094,057)
Total Stockholders' (Deficit)	(176,729)	(3,546,875)	5,906,875	2,183,271
TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$2,829,435	$1,914,237	$1,223,406	$5,967,078

The accompanying notes are an integral part of the condensed consolidated financial statements.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES
UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2005

	Medical Staffing Solutions, Inc. and Subsidiaries	Nurses PRN, LLC	Pro Forma
OPERATING REVENUES
Revenue	$2,859,076	$7,229,872	$10,088,948
COST OF SALES	1,959,864	5,898,487	7,858,351
GROSS PROFIT	899,212	1,331,385	2,230,597
OPERATING EXPENSES
Administrative payroll, benefits and overhead costs	903,499	590,724	1,494,223
General and administrative expenses	485,070	1,032,734	1,517,804
Depreciation and amortization	37,422	7,339	44,761
Total Operating Expenses	1,425,991	1,630,797	3,056,788
(LOSS) BEFORE OTHER INCOME (EXPENSES)	(526,779)	(299,412)	(826,191)
OTHER INCOME (EXPENSES)
Amortization of discount on conversions	-	-	-
Interest income	10,314	-	10,314
Interest expense	(149,063)	(477,052)	(626,115)
Total Other Income (Expenses)	(138,749)	(477,052)	(615,801)
NET LOSS BEFORE PROVISION FOR INCOME TAXES	$(665,528)	$(776,464)	$(1,441,992)
Provision for Income Taxes	-	-	-
NET LOSS APPLICABLE TO COMMON SHARES	$(665,528)	$(776,464)	$(1,441,992)
NET LOSS PER BASIC AND DILUTED SHARES	$(0.00445)		$(0.00963)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	149,722,241		149,722,241

The accompanying notes are an integral part of the condensed consolidated financial statements.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES
UNITED PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
 FOR THE YEAR ENDED DECEMBER 31, 2004

	Medical Staffing Solutions, Inc. and Subsidiaries	Nurses PRN, LLC	Pro Forma
OPERATING REVENUES
Revenue	$6,734,564	$10,931,812	$17,666,376
COST OF SALES	5,018,601	9,132,692	14,151,293
GROSS PROFIT	1,715,963	1,799,120	3,515,083
OPERATING EXPENSES
Administrative payroll, benefits and overhead costs	2,046,954	2,012,097	4,059,051
General and administrative expenses	1,371,377	1,316,132	2,687,509
Depreciation and amortization	61,726	52,807	114,533
Total Operating Expenses	3,480,057	3,381,036	6,861,093
(LOSS) BEFORE OTHER INCOME (EXPENSES)	(1,764,094)	(1,581,916)	(3,346,010)
OTHER INCOME (EXPENSES)
Amortization of discount on conversions	(108,760)	-	(108,760)
Income from discontinued operations	-	576,945	576,945
Gain on disposal of assets	-	906,138	906,138
Interest income	1,450	-	1,450
Interest expense	(240,259)	(1,182,431)	(1,422,690)
Total Other Income (Expenses)	(347,569)	300,652	(46,917)
NET LOSS BEFORE PROVISION FOR INCOME TAXES	$(2,111,663)	$(1,281,264)	$(3,392,927)
Provision for Income Taxes	-	-	-
NET LOSS APPLICABLE TO COMMON SHARES	$(2,111,663)	$(1,281,264)	$(3,392,927)
NET LOSS PER BASIC AND DILUTED SHARES	$(0.03)		$(0.05336)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	63,586,027		63,586,027

The accompanying notes are an integral part of the condensed consolidated financial statements.

MEDICAL STAFFING SOLUTIONS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2005 and the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2005 and the statement of operations for the year ended December 31, 2004 to reflect the purchase of the assets and assumption of certain liabilities.

A. To record the purchase of the assets and certain liabilities of Nurses PRN, LLC.

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Medical Staffing Solutions, Inc., except the information or representations contained in this Prospectus. You should not rely on any additional information or representations if made.

This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:
☐ except the common stock offered by this prospectus;
☐ in any jurisdiction in which the offer or solicitation is not authorized;
☐ in any jurisdiction where the dealer or other salesperson is not qualified to  make the offer or solicitation;
☐ to any person to whom it is unlawful to make the offer or solicitation; or
☐ to any person who is not a United States resident or who is outside the jurisdiction of the United States.
The delivery of this prospectus or any accompanying sale does not imply that:
☐ there have been no changes in the affairs of Medical Staffing Solutions, Inc. after the date of this Prospectus; or
☐ the information contained in this Prospectus is correct after the date of this Prospectus.
PROSPECTUS 757,650,000 Shares of Common Stock MEDICAL STAFFING SOLUTIONS, INC. _________ __, 2006

Until _________, 2006, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation (as amended) include an indemnification provision under which we have agreed to indemnify Directors and officers of Medical Staffing from and against certain claims arising from or related to future acts or omissions as a Director or officer of Medical Staffing. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Medical Staffing pursuant to the foregoing, or otherwise, Medical Staffing has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSESOF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Medical Staffing will pay all expenses in connection with this offering.

Securities and Exchange Commission Registration Fee	$2,270
Printing and Engraving Expenses	$2,500
Accounting Fees and Expenses	$15,000
Legal Fees and Expenses	$50,000
Miscellaneous	$15,230

TOTAL	$85,000.00

ITEM 26. SALES OF UNREGISTERED SECURITIES

During the past three (3) years the registrant has issued the following securities without registration under the Securities Act:

Prior to that certain Share Exchange Agreement dated September 25, 2003, Dr. Sahay owned one hundred percent (100%) of the outstanding shares of TeleScience. Subsequent to the Share Exchange Agreement, Medical Staffing has issued the following unregistered securities:

Immediately prior to the Share Exchange Agreement, Medical Staffing had 10,499,333 shares of common stock. Upon the consummation of the Shares Exchange transaction, Medical Staffing canceled 9,953,333 of the outstanding shares and issued 2,200,000 shares of common stock to the holders of the common stock of TeleScience for one hundred percent (100%) of the outstanding stock of TeleScience. On September 29, 2003, Medical Staffing approved a 14-for-1 stock dividend.

On March 11, 2004, Medical Staffing entered into a Securities Purchase Agreement with Cornell Capital. Under the Securities Purchase Agreement, Cornell Capital was obligated to purchase $600,000 of secured convertible debentures from Medical Staffing. On March 11, 2004, Cornell Capital purchased $250,000 of convertible debentures and purchased the remaining $350,000 of debentures on May 3, 2004. During the year ended December 31, 2004, Cornell Capital converted the entire $600,000 into 19,489,204 shares of common stock which included conversions of $16,678 in interest.

On March 11, 2004, the Company entered into a now-terminated Standby Equity Distribution Agreement with Cornell Capital. Under the agreement, the Company was to issue and sell to Cornell Capital common stock for a total purchase price of up to $5,000,000. Cornell Capital received a one-time commitment fee of 750,000 shares of the Company’s common stock. In addition, the Company entered into a placement agent agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the placement agent agreement, the Company paid a one-time placement agent fee of 10,000 restricted shares of common stock equal to approximately $1,400 based on the Company’s stock price on March 11, 2004. This Agreement expired in April 2006. Through March 31, 2006, Medical Staffing had drawn down $2,440,000 under the Standby Equity Distribution Agreement and Medical Staffing has issued 74,744,294 shares of common stock to Cornell Capital.

The Company issued 2,416,667 shares of common stock for $75,017 in the first quarter of 2004 to investors and employees.

The Company issued 2,625,107 shares of common stock for cash of $73,206 in the second quarter of 2004 to investors and employees.

On December 30, 2004, Medical Staffing, pursuant to a board resolution, converted a $850,920 loan payable to Medical Staffing’s President and Chief Executive Officer, Dr. Sahay into 17,048,400 shares of common stock.

On April 8, 2005, Medical Staffing entered into the Consulting Services Contract with Fitzgerald Galloway Management, Inc. Pursuant to the Consulting Services Contract Fitzgerald received 1,000,000 shares of common stock of Medical Staffing.

The Company issued 29,678,670 registered shares of common stock during the first quarter of 2005 for $1,065,000 in cash paid to the Company. The Company issued 14,811,962 registered shares of common stock during the second quarter of 2005 for $300,000 in cash paid to the Company. The Company did not issue any shares of common stock during the third quarter of 2005.

In connection with the Asset Purchase Agreement, executed on June 16, 2005 and closing on July 1, 2005, by and among the Company, the Company's wholly-owned subsidiary Nurses PRN Acquisition Corp. (then “NPRN” and now Nurses Onsite Corp.), Nurses PRN, LLC and those Members of Nurses PRN, LLC listed therein, pursuant to which NPRN acquired all of the assets of Nurses PRN, LLC, NPRN had caused the Company to issue 9,500,000 shares of the Company's stock to the Members of Nurses PRN, LLC, and 2,500,000 shares to a creditor.

On September 2, 2005 the Company issued and sold to Cornell Capital up to $2,113,332.11 of secured convertible debentures (the “Convertible Debenture”) convertible into shares of the Company's common stock. Of this amount, $1,095,428.88 (comprised of $1,072,164.38 in principal and $23,264.50 in accrued interest) has been previously funded pursuant to the promissory note dated January 5, 2005, as amended and restated on June 7, 2005, and $517,903.23 (comprised of $506,904.11 in principal and $10,999.12 in accrued interest) has been previously funded pursuant to that certain promissory note dated April 26, 2005, as amended and restated on June 7, 2005. The promissory notes have simultaneously terminated upon the issuance of the Convertible Debenture and an additional $500,000 has also been funded pursuant to Securities Purchase Agreement for a total purchase price of up to $2,113,332.11. The Convertible Debenture terminated pursuant to the amended and restated Investment Agreement with Cornell Capital on December 13, 2005.

On December 13, 2005 (the “Transaction Date”), Medical Staffing entered into an Original Agreement with Cornell pursuant to which the Company issued and sold to Cornell Capital, and Cornell Capital purchased from the Company, Three Million Dollars ($3,000,000) of Series A preferred shares which shall be convertible into shares of the Company’s common stock and which amount shall solely consist of (a) the surrendering of that certain Convertible Debenture held by Cornell Capital as of September 2, 2005 equal to $2,184,201 ($2,113,332 in principal plus $70,869 in accrued interest) and (b) an additional cash amount equal to Eight Hundred Fifteen Thousand Seven Hundred Ninety-Eight Dollars and Eighty-Nine Cents ($815,798.89), of which Four Hundred Thousand Dollars ($400,000) was funded as of December 13, 2005 and the remaining Four Hundred Fifteen Thousand Seven Hundred and Ninety-Eight Dollars and Eighty-Nine Cents ($415,798.89) was funded on January 27, 2006 pursuant to that certain Investor Registration Rights Agreement dated as of the Transaction Date.

On January 30, 2006, a convertible Series A preferred shareholder notified the Company of their intent to convert 50,000 shares of Series A preferred stock into common stock, as outlined in the Original Agreement. The Series A preferred shares were converted at a price $0.0217, which translated into 2,304,147 shares common stock. There were no other transactions involving common stock in the quarter ended March 31, 2006.

In connection with the conversion of the Series A preferred stock, total outstanding preferred shares were decreased by 50,000 shares.

In January 2006, the Company incurred additional financing fees valued at $160,000. The Company charged the financing fees and associated legal fees against paid-in-capital in connection with the equity financing agreement.

On March 13, 2006, the Company amended and restated its Original Agreement with Cornell Capital to increase the amount of Series A preferred shares to 4,400,000. The additional funds of $1,400,000 were advanced on that date. In addition, the Company issued to Cornell Capital four (4) additional March Warrants to purchase an aggregate of 80,000,000 shares of the Company’s common stock as follows; (i) 30,000,000 shares at an exercise price of $0.005 per share, (ii) 30,000,000 shares at an exercise price of $0.01 per share, (iii) 10,000,000 shares at an exercise price of $0.015 per share and (iv) 10,000,000 shares at an exercise price of $0.02 per share. All of the March Warrants expire five (5) years after the date of issuance.

With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act. In each instance, the purchaser had access to sufficient information regarding Medical Staffing so as to make an informed investment decision. More specifically, Medical Staffing had a reasonable basis to believe that each purchaser was an “accredited investor” as defined in Regulation D of the Securities Act and otherwise had the requisite sophistication to make an investment in Medical Staffing’s securities.

Item 27. EXHIBITS

EXHIBIT NO.
3.1	Articles of Incorporation, as amended	Incorporated by reference to Exhibit 3(a) to the Company’s Registration Statement on Form SB-2 as filed with the United States Securities and Exchange Commission on October 9, 2001

3.2	Bylaws	Incorporated by reference to Exhibit 3(b) to the Company’s Registration Statement on Form SB-2 as filed with the United States Securities and Exchange Commission on October 9, 2001

3.3	Certificate of Amendment to Articles of Incorporation	Incorporated by reference to Exhibit 3 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on March 27, 2003

3.4	Certificate of Amendment to Articles of Incorporation, dated June 1, 2006	Provided herewith

4.1	Certificate of Designation of Series A Preferred Stock, as filed with the Secretary of State of the State of Nevada on December 16, 2005	Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K as filed with the SEC on January 18, 2006

4.2	Amended and Restated Certificate of Designation of Series A Preferred Stock as filed with the Secretary of State for the State of Nevada on March 13, 2006	Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on March 17, 2006

5.1	Opinion re: legality	Provided herewith

10.1	Sublease Agreement dated December 23, 2002 by and among InterAmerica Technologies, Inc., Kemron Environmental Services and Telescience International, Inc.	Incorporated by reference to Exhibit 10.1 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on April 9, 2004

10.2	Promissory Note in the principal amount of $875,920 made by the Company in favor of Dr. B.B. Sahay	Incorporated by reference to Exhibit 10.2 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on April 9, 2004

EXHIBIT NO.
10.3	Memorandum of Understanding dated March 10, 2004, by and between Silver Star Technologies, Inc. and TeleScience International, Inc.	Incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on April 9, 2004

10.4	Memorandum of Understanding by and between Telescience International, Inc. and Chesapeake Government Technologies, Inc.	Incorporated by reference to Exhibit 10.4 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on April 9, 2004

10.5	Proposal dated January 7, 2004 from Professional Nursing Resources, Inc. to Telescience International, Inc.	Incorporated by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on April 9, 2004

10.6	Renewal Agreement dated February 5, 2004, from Commonwealth of Pennsylvania to Telescience International, Inc. regarding Contract 2550-09 Personal Protection Equipment PPE	Incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on April 9, 2004

10.7	Memorandum of Understanding dated February 23, 2004, to Mobile Healthcare Solutions, Inc. from Telescience International, Inc.	Incorporated by reference to Exhibit 10.15 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on April 9, 2004

10.8	Master Contract dated April 1, 2004, by and between Telescience International, Inc. and State of California Department of Corrections	Incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on April 9, 2004

10.9	Memorandum dated March 26, 2003 regarding Branch Office Location	Incorporated by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on April 9, 2004

10.10	$1,000,000 Promissory Note issued to Cornell Capital Partners, LP by Medical Staffing on June 8, 2004	Incorporated by reference to Exhibit 10.18 to Medical Staffing’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on March 31, 2005

10.11	$315,000 Promissory Note issued to Cornell Capital Partners, LP by Medical Staffing on October 6, 2004	Incorporated by reference to Exhibit 10.19 to Medical Staffing’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on March 31, 2005

10.12	Amended and Restated Promissory Note issued to Cornell Capital Partners, LP by Medical Staffing on January 5, 2005 and amended on June 7, 2005	Incorporated by reference to Exhibit 10.25 to Medical Staffing’s Amended Form SB-2 as filed with the United States Securities and Exchange Commission on August 5, 2005

10.13	Employment Agreement between Medical Staffing and Brajnandan B. Sahay dated January 1, 2005	Incorporated by reference to Exhibit 10.21 to Medical Staffing’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on March 31, 2005

EXHIBIT NO.
10.14	Contract dated December 6, 2004, by and between Telescience International, Inc. and State of California Department of Corrections	Incorporated by reference to Exhibit 10.22 to Medical Staffing’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on March 31, 2005

10.15	Master Contract dated December 19, 2004, by and between Telescience International, Inc. and State of California Department of Corrections	Incorporated by reference to Exhibit 10.23 to Medical Staffing’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on March 31, 2005

10.16	90 Days Consulting Services Contract	Incorporated by reference to 5.1 to Medical Staffing’s Form SB-2 as filed with the United States Securities and Exchange Commission on April 13, 2005

10.17	Amended and Restated Promissory Note issued to Cornell Capital Partners, LP by Medical Staffing on April 26, 2005 and amended on June 7, 2005	Incorporated by reference to Exhibit 10.25 to Medical Staffing’s Amended Form SB-2 as filed with the United States Securities and Exchange Commission on August 5, 2005

10.18
SYSTRAN Financial Services Corporation Factoring Agreement, dated as of October 31, 2005, by and between Medical Staffing Solutions, Inc., TeleScience International, Inc., Nurses PRN Acquisition Corp. and SYSTRAN Financial Service Corporation
Incorporated by reference to Exhibit 99.1 to Medical Staffing’s Form 8-K as filed with the United States Securities and Exchange Commission on July 14, 2005

10.19	Form of Addendum to the SYSTRAN Financial Services Corporation Factoring Agreement	Incorporated by reference to Exhibit 99.2 to Medical Staffing’s Form 8-K as filed with the United States Securities and Exchange Commission on July 14, 2005

10.20	Form of Continuing Guaranty	Incorporated by reference to Exhibit 99.3 to Medical Staffing’s Form 8-K as filed with the United States Securities and Exchange Commission on July 14, 2005

10.21	Form of Letter to SYSTRAN Credit and Operations Departments	Incorporated by reference to Exhibit 99.4 to Medical Staffing’s Form 8-K as filed with the United States Securities and Exchange Commission on July 14, 2005

10.22	Securities Purchase Agreement, dated September 2, 2005, by and between Medical Staffing Solutions, Inc. and Cornell Capital Partners, LP	Incorporated by reference to Exhibit 99.1 to Medical Staffing’s Form 8-K as filed with the United States Securities and Exchange Commission on October 3, 2005

10.23	Secured Convertible Debenture, dated September 2, 2005, issued by Medical Staffing Solutions, Inc. to Cornell Capital Partners, LP	Incorporated by reference to Exhibit 99.2 to Medical Staffing’s Form 8-K as filed with the United States Securities and Exchange Commission on October 3, 2005

EXHIBIT NO.
10.24
Investor Registration Rights Agreement, dated September 2, 2005, by and between Medical Staffing Solutions, Inc. and Cornell Capital Partners, LP Incorporated by reference to Exhibit 99.3 to Medical Staffing’s Form 8-K as filed with the United States Securities and Exchange Commission on October 3, 2005
Incorporated by reference to Exhibit 99.3 to Medical Staffing’s Form 8-K as filed with the United States Securities and Exchange Commission on October 3, 2005

10.25	Escrow Agreement, dated September 2, 2005, by and between Medical Staffing Solutions, Inc., Cornell Capital Partners, LP and David Gonzalez, Esq., as Escrow Agent	Incorporated by reference to Exhibit 99.4 to Medical Staffing’s Form 8-K as filed with the United States Securities and Exchange Commission on October 3, 2005

10.26	Security Agreement, dated September 2, 2005, by and between Medical Staffing Solutions, Inc. and Cornell Capital Partners, LP	Incorporated by reference to Exhibit 99.5 to Medical Staffing’s Form 8-K as filed with the United States Securities and Exchange Commission on October 3, 2005

10.27	Irrevocable Transfer Agent Instructions, dated September 2, 2005	Incorporated by reference to Exhibit 99.6 to Medical Staffing’s Form 8-K as filed with the United States Securities and Exchange Commission on October 3, 2005

10.28	Warrant, effective August 10, 2005, issued by Medical Staffing Solutions, Inc. to Cornell Capital Partners, LP	Incorporated by reference to Exhibit 99.7 to Medical Staffing’s Form 8-K as filed with the United States Securities and Exchange Commission on October 3, 2005

10.29	Investment Agreement, dated December 13, 2005, by and between Medical Staffing Solutions, Inc. and Cornell Capital Partners, LP	Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K as filed with the SEC on January 18, 2006

10.30	Investor Registration Rights Agreement, dated December 13, 2005, by and between Medical Staffing Solutions, Inc. and Cornell Capital Partners, LP	Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K as filed with the SEC on January 18, 2006

10.31	Escrow Agreement, dated December 13, 2005, by and among Medical Staffing Solutions, Inc., Cornell Capital Partners, LP and David Gonzalez, Esq. as Escrow Agent	Incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K as filed with the SEC on January 18, 2006

10.32	Irrevocable Transfer Agent Instructions, dated December 13, 2005, by and among Medical Staffing Solutions, Inc., David Gonzalez, Esq. and Holladay Stock Transfer, Inc.	Incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K as filed with the SEC on January 18, 2006

10.33	Warrant, dated December 13, 2005, issued by Medical Staffing Solutions, Inc. to Cornell Capital Partners, LP	Incorporated by reference to Exhibit 10.5 to the Company’s Form 8-K as filed with the SEC on January 18, 2006

10.34	Amended and Restated Investment Agreement, dated March 13, 2006, by and between Medical Staffing Solutions, Inc. and Cornell Capital Partners, LP	Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on March 17, 2006

EXHIBIT NO.
10.35	Amended and Restated Investor Registration Rights Agreement, dated March 13, 2006, by and between Medical Staffing Solutions, Inc. and Cornell Capital Partners, LP	Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on March 17, 2006

10.36	Irrevocable Transfer Agent Instructions, dated March 13, 2006, by and among Medical Staffing Solutions, Inc., David Gonzalez, Esq. and Holladay Stock Transfer, Inc.	Incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the SEC on March 17, 2006

10.37	Warrant CCP 2, dated March 13, 2006, issued by Medical Staffing Solutions, Inc. to Cornell Capital Partners, LP	Incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K filed with the SEC on March 17, 2006

10.38	Warrant CCP 3, dated March 13, 2006, issued by Medical Staffing Solutions, Inc. to Cornell Capital Partners, LP	Incorporated by reference to Exhibit 10.5 to the Company’s Form 8-K filed with the SEC on March 17, 2006

10.39	Warrant CCP 4, dated March 13, 2006, issued by Medical Staffing Solutions, Inc. to Cornell Capital Partners, LP	Incorporated by reference to Exhibit 10.6 to the Company’s Form 8-K filed with the SEC on March 17, 2006

10.40	Warrant CCP 5 dated March 13, 2006, issued by Medical Staffing Solutions, Inc. to Cornell Capital Partners, LP	Incorporated by reference to Exhibit 10.7 to the Company’s Form 8-K filed with the SEC on March 17, 2006

10.41	Termination Agreement dated March 13, 2006, by and among Medical Staffing Solutions, inc., Cornell Capital Partners, LP and David Gonzalez, Esq.	Incorporated by reference to Exhibit 10.8 to the Company’s Form 8-K filed with the SEC on March 17, 2006

14.1	Code of Ethics	Incorporated by reference to Exhibit 14.1 to the Company’s Annual Report on Form 10-KSB as filed with the SEC on April 9, 2004

23.1	Consent of Bagell, Josephs & Company, L.L.C.	Provided herewith

23.2	Consent of Nevada Counsel	Provided herewith (contained in Exhibit 5.1 provided herewith)

99.1	Final Order, dated February 16, 2006, in the matter of Azmat Ali v. TeleScience International, Inc., et al. (At Law No. 218574) in the Circuit Court of Fairfax County, Virginia	Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K as filed with the SEC on March 6, 2006

99.2	Opinion Letter, dated February 16, 2006, in the matter of Azmat Ali v. TeleScience International, Inc., et al. (At Law No. 288574) in the Circuit Court of Fairfax County, Virginia	Incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K as filed with the SEC on March 6, 2006

Undertakings

The undersigned registrant hereby undertakes:

         (1)           To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Sections 10(a)(3) of the Securities Act

(ii)
Reflect in the prospectus any which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	Include any additional or changed material information on the plan of distribution;

       (2)         That, for determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)         To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, on June 2, 2006.

MEDICAL STAFFING SOLUTIONS, INC.

Date: June 2, 2006	By:	/s/ Brajnandan B. Sahay
Name: Brajnandan B. Sahay Title: President, Chief Executive Officer and Interim Principal Financial Officer

In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Brajnandan B. Sahay	Chairman of the Board of Directors	Date: June 2, 2006
Brajnandan B. Sahay